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                                                                  EXHIBIT 10.18

                           DATED 10TH FEBRUARY, 1995





                            (1) CANARY WHARF LIMITED

                          (2) MORGAN STANLEY UK GROUP

                          (3) MORGAN STANLEY GROUP INC





                         _____________________________

                                   AGREEMENT
                   relating to the development and leasing of
                    Part Ground and First to Sixth Floors of
                          20 Cabot Square Canary Wharf
                                   London E14

                         _____________________________
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THIS AGREEMENT is made the tenth day of February One thousand nine hundred and ninety-five

BETWEEN:-

(1) CANARY WHARF LIMITED (Co. Regn. No. 1971312) whose registered office is at One Canada Square Canary Wharf London E14 5AB ("the Developer") and

(2) MORGAN STANLEY UK GROUP (Co. Regn. No. 14281415) whose registered office is at 25 Cabot Square Canary Wharf London E14 8QA ("the Tenant")

(3) MORGAN STANLEY GROUP INC a corporation incorporated under the laws of Delaware having an office at 1251 Avenue of the Americas New York New York 10020 ("the Surety")

WHEREBY IT IS AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement unless the context requires otherwise the following words and expressions shall have the meanings respectively ascribed to them:-

         "Access Date" means the date seven days following the date of this Agreement

         "1927 Act Notice" means a notice of intention to make an improvement such notice being served by the Tenant pursuant to Section 3 of the Landlord and Tenant Act 1927 and as specified in Clause 9 PROVIDED THAT any communication which would otherwise constitute or be deemed to constitute a 1927 Act Notice shall be deemed not to constitute a 1927 Act Notice if the Tenant acknowledges in writing (whether in or contemporaneously with or prior to such communication) that such communication is not intended to constitute a 1927 Act Notice

         "Approvals" means:-

         (a) all consents licences permissions authorisations and approvals (including agreements under Section 52 of the Town
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              and Country Planning Act and Section 106 of the Town and Country
              Planning Act 1990) of any local or other competent authority (including LDDC acting in its capacity as statutory authority) and

         (b) in relation to the Developer's Works and the Developer's Building Works (if applicable) all consents licences permissions authorisations and approvals of LDDC required pursuant to the MBA (including without limitation the Design Guidelines (as therein defined))

         which may from time to time be necessary to enable the Developer or the Tenant lawfully to commence and carry out the Developer's Works the Developer's Building Works or the Tenant's Works (as appropriate) and each and every stage or phase of the Developer's Works the Developer's Building Works or the Tenant's Works (as appropriate) including if the same are destroyed or damaged the reinstatement of the Developer's Works the Developer's Building Works or the Tenant's Works (as appropriate) and thereafter to use the Demised Premises for the purposes contemplated by the Lease and the term "Approval" shall be construed accordingly

         "Base Building" means the building described in the Base Building Definition

         "Base Building Definition" means the aggregate of:-


         (a) the specification dated 9th November 1994 entitled "Shell & Core Outline Specification 20 Cabot Square" annexed hereto as Annexure 1 and

         (b)  the Current Building Plans

         which specification and a schedule of the Current Building Plans are annexed hereto as Annexures 1 and 2 respectively

         "Base Building Works" means the construction of the Base Building as the same may be altered from time to time

         "Base Rate" means the base lending rate of Barclays Bank Plc in force from time to time or (if such base lending rate shall be
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         incapable of determination or for any reasons shall cease to be used or published) then such other comparable commercial rates as the parties may agree or in default of agreement as may be determined by an independent person to be nominated in the absence of agreement by and on behalf of the President for the time being of The Royal Institution of Chartered Surveyors on the application of the Developer or the Tenant

         "Building" means the building known as 20 Cabot Square and situate within the boundaries of the land designated as Parcel FC4 on the Development Site Plan TOGETHER WITH the curtilage and appurtenances of the said building (the boundaries of the said curtilage being shown by red edging on the Development Site Plan)

         "Building Systems" means the systems so defined in Clause 3.3.3

         "CAR Policy" means the Contractors' All Risks Policy numbered WCR941042661 (a cover note for which (or summary of) is annexed hereto as Annexure 4) and any subsequent revisions or substituted arrangements therefor which may be made from time to time


         "Certificate of Practical Completion" means a certificate of Practical Completion confirming Practical Completion served pursuant to this Agreement

         "Code of Measuring Practice" means the Code of Measuring Practice prepared by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Fourth Edition dated November 1993)

         "Completion of the Tenant's Works" means the practical completion of the Tenant's Works as determined pursuant to the provisions of Clause 5

         "Consultants" means all those persons providing Consultancy Services in connection with the Base Building Works

         "Consultancy Services" means the services contracted to be provided in relation to the carrying out of the Base Building Works by architects quantity surveyors structural engineers
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         other engineers mechanical and electrical consultants drainage consultants project managers and any other consultants (other than solicitors and selling agents and letting agents) employed or consulted by or on behalf of the Developer in connection with the Base Building Works

         "Current Building Plans" means the building plans listed in the drawings schedule annexed hereto as Annexure 2

         "Demised Premises" means the premises to be demised by the Lease as the same are more particularly described therein and shown for identification purposes edged red and in part hatched green on the plans annexed hereto as Annexure 5 and marked "Demised Premises Plans"

         "Developer's Building Architects" means Kohn Pederson Fox or such other architect or firm of architects as may be appointed by the Developer in connection with the Developer's Works and/or the Developer's Building Works and notified in writing to the Tenant as having been so appointed

         "Developer's Building Contract" means such contract or contracts entered into by the Developer providing for the execution of the Base Building Works or any part thereof as the same may be amended or modified from time to time

         "Developer's Building Contractors" means the management contractors of (if applicable) the main building contractors from time to time under the Developer's Building Contract

         "Developer's Contracting Team" means the Developer's Building Contractors and the subcontractors appointed by the Developer's Building Contractors to carry out the Base Building Works (or part thereof)

         "Developer's Building Works" means the Shell and Core Works and the Reconstruction Works (as those terms are hereinafter defined)

         "Developer's Works" means the Development Site Infrastructure Works and the Base Building Works

         "Development Site" means:-
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         (a)  the land and water areas shown edged green on the Development
              Site Plan and any additions alterations or improvements thereto and any additional land and water areas in which the Developer has acquired a freehold or leasehold interest and which the Developer reasonably designates as part of the Development site and

         (b) all buildings and appurtenances thereon and all additions alterations and improvements thereto


         "Development Site Infrastructure Works" means the design and construction from time to time of infrastructure work (other than the Phase I Infrastructure Works) within the Development Site

         "Development Site Plan" means the plan entitled "Development Site Plan" annexed to this Agreement as Annexure 3

         "Event of Default" shall have the meaning set out in Clause 19

         "Expert" means the Independent Person acting as an expert pursuant to Clause 21

         "Facilities" means the facilities labour and all other services provided to the Tenant by the Developer or Canary Wharf Management Limited in the course of or in connection with the Tenant's Works and/or as proposed by the Tenant pursuant to Clause 4.4 hereof and approved by the Developer such approval not to be unreasonably withheld or delayed

         "Independent Person" means the independent person appointed to act as specified in Clause 20.2 or Clause 20.3 (as applicable)

         "Infrastructure Contracts" means the management or other contracts entered into by the Developer (and as the same may be amended from time to time) providing for the execution of the Development Site Infrastructure Works

         "Initial Rent" shall have the meaning ascribed thereto in the Lease and shall be the amount specified in Clause 12.2.3

         "Interest Rate" means the rate of interest specified in Clause
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                                       6


         25.1


         "LDDC" means the London Docklands Development Corporation (which definition shall include its successors in title and assigns as permitted under the MBA)

         "Lease" means the Lease of the Demised Premises in the form of the draft exhibited hereto (with such additions or amendments as are provided for herein) to be granted to the Tenant on the terms prescribed by Clause 12

         "Licences" means the licences regulating and approving the manner of execution of the Tenant's Works in the form of the draft set out in the First Schedule to be entered into as provided in Clause 6.3

         "Littlejohn Agreement" means the agreement a copy of the form of which is exhibited hereto as Exhibit 3

         "MBA" means the agreement dated 17th July 1987 entitled "Master Building Agreement" between among others LDDC (1) the Developer (2) and O&Y Canary Wharf Investments Limited (3) as varied by the Modified Scheme Consent Documents and as the same may subsequently be amended from time to time

         "Method Statement" means the method statement to be provided by the Tenant in accordance with the provisions of Clause 4.4

         "Minimum Standard Developer's Finish" means the Minimum Standard Developer's Finish for Tenant's Works a copy of which is annexed hereto as Annexure 6

         "Modified Scheme Consent Documents" means the deed dated 29th January 1988 and made between LDDC (1) O&Y Canary Wharf Investments Limited
         (2) the Developer (3) and Olympia & York Developments Limited (4) as varied by a Revised Modified Consent Deed dated 2nd December 1991 and made between the same parties as further varied by an Agreement dated 28th October 1993 and made between LDDC (1) O&Y Canary Wharf Investments Limited (In Administration) (2) Olympia & York Canary Wharf Limited (In Administration) (3) and Messrs Adamson, Hamilton and Bloom (4)
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         "Net Internal Area" means the net internal area of the relevant part of the Demised Premises as defined and measured in accordance with the Code of Measuring Practice and for the avoidance of doubt in considering for the purposes of such measurement whether an area or part is used in common with other tenants or occupiers of the Building or for the purposes of essential access or is a corridor of a permanent essential nature it is agreed and declared that only those areas shown coloured yellow on the "Demised Premises Plans" shall be so classified

         "Phase" means a phase of the Tenant's Works the nature extent and number of which are at the entire discretion of the Tenant

         "Phase I Infrastructure" shall have the meaning ascribed thereto in the MBA

         "Practical Completion" means the practical completion of the Tenant's Works or the Developer's Building Works (as appropriate each) in accordance with this Agreement and the expression "practically complete" shall be construed accordingly

         "Prohibited Materials" means any of the following:-

         (a)  High alumina cement concrete

         (b)  Woodwool slabs in permanent shuttering form

         (c)  Calcium Chloride used as a setting agent in cement

         (d)  Calcium silicate brick or tiles


         (e) Asbestos or asbestos based products (save where trace natural elements thereof are used in products which comply with relevant British Standard Specifications)

         (f) Aggregates for use in reinforced concrete which do not comply with British Standard Specification 882:1983 and aggregates for use in concrete which do not comply with British Standard Specification 8100:1985

         (g)  Urea Formaldehyde and
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         (h)  Crocidolite

         (i) Any other material generally known at the date of its use to be deleterious to health and safety or the durability of the works in which it is used

         "Quarterly Day" means each of the 1st day of January 1st day of April 1st day of July and 1st day of October

         "Reconstruction Works" means works of demolition reconstruction and reconfiguration of the west side entrance lobby area and plaza shop fronts and the blocking of certain lifts (floors 1-6 east core and 7-10 west core) and the opening up of dedicated lifts (floor 1 west core) as described in the Specification

         "Rent Commencement Date" means the date specified in Clause 12.2.4 subject to Clauses 13.3 13.4 and 13.5

         "Riverside Car Park" means the car park shown edged brown on Plan annexed hereto as Annexure 8

         "Shell and Core Works" means the works required to be carried out by the Developer in order to restore the Building to its shell and core in accordance with the Shell and Core Outline Specification a copy of which is annexed hereto as Annexure 1


         "Specification" means the specification for the Reconstruction Works a copy of which is annexed hereto as Annexure 7

         "Tenant's Allowance" means the agreed Developer's contribution in respect of the Tenant's Works (calculated at the rate of L.34 (inclusive of Value Added Tax) per square foot of the Net Internal Area of the first second third fourth fifth and sixth floors of the Demised Premises) such amount to be paid in accordance with Clause 8

         "Tenant's Building Contractor" means the main building contractor or management contractor if any selected by the Tenant

         "Tenant's Plans" shall have the meaning ascribed to them in Clause 3.1.3(a)
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                                       9


         "Tenant's Professional Firms" mean the Tenant's architects quantity surveyors engineers and other professionals or sub- contractors other than its solicitors providing services or advice to the Tenant in relation to the development of the Demised Premises or the project contemplated by this Agreement as the Tenant may from time to time appoint or nominate

         "Tenant's Works" means the works to be undertaken by the Tenant in completing the initial installation connection and commissioning of services to and the initial fitting out of the Demised Premises and which shall be of no lesser standard than the Minimum Standard Developer's Finish or such other works in addition thereto or in substitution thereof which are undertaken by the Tenant for the purposes of the initial fitting out of the Demised Premises and all of which are approved in accordance with the provisions of this Agreement and for the avoidance of doubt the Tenant shall not be obliged to fit out any part of the ground floor of the Demised Premises to the standard required by Minimum Standard Developer's Finish


         "Tenant's Works Certificate" means the certificate to be issued by the Tenant in accordance with Clause 5 signifying that (in the opinion of the Tenant) Completion of the Tenant's Works has occurred

         "Term Commencement Date" means 1st February 1995

         "Working Day" means any day (other than a Saturday or a Sunday) upon which clearing banks in the United Kingdom are open to the public for the transaction of business

1.2      In this Agreement unless the context otherwise requires:-

         1.2.1
                     words importing the masculine gender only shall include the feminine gender and neuter meaning and vice versa and words importing the singular number shall include the plural number and vice versa and all references to a Clause or Schedule shall mean a Clause or Schedule of this Agreement

         1.2.2
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                     references to any statute or section of a statute shall be deemed to refer to any statutory amendment or modification or re-enactment thereof for the time being in force and the provisions of Section 61 of the Law of Property Act 1925 shall be deemed to be incorporated in and form part of this Agreement

         1.2.3
                     references to drawings and documents annexed hereto shall include the drawings and documents initialled for identification on behalf of the parties hereto for the purposes of this Agreement (whether individually or as part of an agreed bundle or bound volume)

         1.2.4
                     titles and headings to clauses are for convenience only and shall not be construed in or affect the interpretation of this Agreement

2.       COPYRIGHT

2.1 Insofar as the copyright to any drawings or other intellectual property relevant to the Base Building Works is owned by the Developer or the Developer has power to grant licence to use or reproduce the same the Developer hereby irrevocably grants to the Tenant non-exclusive licence to use and reproduce the same for the purposes set forth in Clause 2.2 below

2.2 The Tenant undertakes that it shall observe all restrictions on copyright and other intellectual property rights applicable to and treat as supplied in confidence all drawings plans specifications cost information trade contract documents and calculations supplied by the Developer the Developer's Contracting Team or its Consultants or agents in connection with or related to the Base Building Works and will not use or permit to be used any of the same otherwise than:-

         2.2.1
                     exclusively in connection with the planning and execution of the Tenant's Works or any subsequent alterations to the Demised Premises or

         2.2.2
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                                       11


                     for any other purposes authorised or required under this Agreement and that the Tenant will procure compliance with this sub-clause 2.2 by the Tenant's agents and the Tenant's Professional Firms or any third party engaged instructed or retained by the Tenant in connection with the Base Building Works and/or the Tenant's Works and matters provided for in this Agreement

3.       TENANT'S WORKS

         3.1.1
                     The Landlord accepts that the Tenant will be carrying out the Tenant's Works in Phases the timing of each Phase being at the entire discretion of the Tenant


         3.1.2
                     Prior to commencing each phase of the Tenant's Works and at the Tenant's sole reasonable cost and expense the Tenant shall submit to the Developer details of such of the Tenant's Works as relate to the relevant Phase for approval pursuant to Clause 3.5 including (but without limitation):-

                     (a)  architectural design drawings and specifications and

                     (b)  engineering design drawings and specifications

                     in respect of the facilities materials and work for the various elements of the Tenant's Works which the Tenant wishes to carry out and such design drawings and specifications shall be fully co-ordinated with the Base Building

         3.1.3
                     (a) If (and to the extent only) the same are approved by the Developer pursuant to Clause 3.5 the design drawings and specifications submitted by the Tenant pursuant to the provisions of this Clause 3.1 and any changes therein permitted under this Clause 3 are herein collectively called "Tenant's
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                                       12


                            Plans"

                     (b) In relation to those portions of the Tenant's Works which comprise the connection to or interface with the structure of Building and the electronic elements of the fire protection system the building management system the risers and other systems serving the Building the Tenant may retain the same Consultants who prepared (as applicable) such structural mechanical or electrical engineering aspects of the Base Building Works but if other Consultants are used all reasonable information shall be supplied to the Developer to enable it to review the proposals (at the Tenant's cost) and the Tenant agrees not to use Consultants in respect of whom the Developer reasonably objects

3.2 The Tenant's Plans shall be co-ordinated by the Tenant with each other and with the Current Building Plans and shall incorporate all information which may be reasonably required to let all contracts required for the performance of the Tenant's Works including without limitation the details of all such Tenant's Works and the dimensioned locations thereof with reference to the building column centre line or the face of finished column enclosures. The Tenant's Plans shall consist of:-

         3.2.1
                     scaled and dimensioned architectural and engineering design drawings and specifications showing the Tenant's Works including (without limitation) partition locations and type door locations size and type hardware schedule reflected ceiling electrical and telephone outlets plumbing locations and mechanical electrical plumbing and fire protection drawings which architectural and engineering design drawings and specifications shall contain reasonably sufficient detail to enable the Developer acting reasonably to determine whether or not the Tenant's Plans satisfy the requirements of Clauses 3.1 and 3.3 and

         3.2.2
                     to the extent necessary to satisfy the preamble to this
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                                       13


                     clause and to enable the Developer to be satisfied as to the same scaled and dimensioned drawings and specifications showing nonstructural architectural details including floor and wall coverings painted surfaces finishes cabinet work and any other special finish requirements of the Tenant

 3.3     The Tenant's Plans (including any changes thereto) shall not:-

         3.3.1
                     materially adversely affect the exterior (including the appearance) of the Building (but for the avoidance of doubt may include suitable antiblast plastic film applied to the interior surfaces of windows) or

         3.3.2
                     adversely affect the Building or

         3.3.3
                     adversely affect the usage or the functioning of the mechanical electrical sanitary heating ventilating life safety air conditioning or other service systems of the Building (the "Building Systems") or

         3.3.4
                     violate any laws or the requirements of any Approvals or the requirements from time to time of any insurers notified in writing to the Tenant (or its representatives or advisors) or be such that any Approval or any insurance to be effected by the Developer pursuant to Clause 11 is reasonably likely to be unobtainable

3.4 One set of transparencies and two prints of each plan in relation to architectural drawings and one set of transparencies and three prints of all others shall be submitted to the Developer on each occasion that the Tenant supplies details of its proposals for each Phase of the Tenant's Works to the Developer for approval

3.5 The Tenant's Plans and any material changes thereto which the Tenant may request shall be subject to the Developer's prior approval such approval (subject to compliance with Clauses 3.2
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                                       14


         and 3.3) not to be unreasonably withheld or delayed. If the Developer shall disapprove of any aspects of the applicable drawings and specifications then the Developer shall within ten (10) Working Days give notice in writing specifying the grounds for such disapproval failing which it shall be deemed to have given its approval to the drawings and specifications and the Tenant shall either (i) return to the Developer appropriate corrections thereto within ten (10) Working Days after receipt of such notice and if the Developer shall still decline to approve the Tenant's Plans as amended, then (subject to Clause 3.3) either party may refer the matter or matters in dispute to the Expert for a decision in accordance with the provisions of Clause 20 or (ii) notify the Developer in writing that it does not intend to proceed with such drawings and specifications

3.6 The Developer shall deliver to the Tenant a statement or statements specifying any reasonable and proper engineering architectural or other costs incurred by the Developer in reviewing Tenant's Plans and any changes thereto together with any documentary evidence which the Tenant shall reasonably require that such costs have been incurred and the Tenant shall pay to the Developer within ten (10) Working Days after the receipt thereof the amount specified in such statement

3.7 The Tenant shall use reasonable endeavours to obtain all necessary Approvals required for the Tenant's Works following approval of the Tenant's Plans

3.8 The Tenant's Plans shall include a set of DXF files on computer disk showing the same

4.       ENTRY BY THE TENANT FOR THE TENANT'S WORKS AND SUBSEQUENT OCCUPATION

4.1 Prior to Completion of the Lease and thereafter subject to Clause 13.3 and if the Tenant requires access to carry out the Tenant's Works subject to the provisions of sub-clauses 4.2 4.4 and 4.5 below and Clauses 3 and 6.4 the Developer shall grant the Tenant the Tenant's Professional Firms its contractors agents advisers workmen and others engaged in the execution of the Tenant's Works access to the Demised Premises and to the Building by way of licence only in common with the Developer at all times (subject as hereinafter mentioned) with effect from
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                                       15


         the Access Date and where necessary through the lobby and using the lifts in the eastern end and core of the Building (including after the grant of the Lease until completion of the Developer's Building Works) for the purposes only of inspection of the Building and to carry out the Tenant's Works and for any other reasonable purpose in connection with the Tenant's Works including (but without limitation) the inspection of the Demised Premises the preparation of the Tenant's Plans and other drawings and specifications as referred to in Clause 3.1.3(a) and the preparation of the method statement referred to in Clause 4.4 and any occupation by the Tenant prior to completion of the Lease shall be on the same terms as if the Lease had been granted but subject always to the provisions of this Agreement

4.2      The Tenant's Works shall be carried out and completed:-

         4.2.1
                     in a good and workmanlike manner and

         4.2.2
                     using good quality materials of their several kinds and (where specified) as set out in any specifications relating to the Tenant's Works and in either case being fit for the purposes for which they are intended and

4.3 The Tenant shall itself and shall procure that the Tenant's Professional Firms and the Tenant's Building Contractor and all other parties instructed by the Tenant comply with all reasonable rules restrictions and regulations in relation to access to the Demised Premises and any other parts of the Building to which the Tenant is allowed access pursuant to the provisions of this Agreement and which may reasonably be imposed by the Developer and have been notified in writing to the Tenant

4.4 As soon as reasonably practicable and in any event not less than 10 Working Days prior to commencement of any Phase of the Tenant's Works the Tenant shall submit to the Developer for and obtain the Developer's approval to a method statement relating to that Phase (a "Method Statement") in writing which Method Statement shall contain the following information in so far as it is reasonably practicable for the same to be included:-

         4.4.1
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                                       16


                     details of the Tenant's Professional Firms and the Tenant's Building Contractor for the design and carrying out of each part of the Tenant's Works

         4.4.2
                     an organisational chart relating to that Phase showing the structuring of responsibilities of its professional team and contractors and sub-contractors engaged in connection with the carrying out of the Tenant's Works

         4.4.3
                     details of the proposed construction schedule for the Phase

         4.4.4
                     proposals for the liaison co-ordination and co-operation between the Developer and the Tenant's Professional Firms and the Tenant's Building Contractor and the Tenant's Senior Managers (as defined in Clause 22)

         4.4.5
                     proposals for the means and times of access to the parts of the Building to which the Tenant is to be allowed access pursuant to the provisions of this Agreement

         4.4.6
                     insofar as the same may then be known but otherwise in accordance with paragraph (b) below proposals for the dates and times of delivery to the Development Site and the Building of materials and equipment intended for incorporation or use in the Tenant's Works


         4.4.7
                     proposals for the storage on-site of the materials and equipment intended for incorporation in the Tenant's Works and

         4.4.8
                     proposals for the method by which on a daily basis surplus materials and refuse and rubbish of the Tenant
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                                       17


                     its contractors servants and agents are to be removed from the areas of the Development Site and the Building to which such persons shall have access to the areas desipated by the Developer as collection points or to areas outside the Development Site

         Provided That: -

                     (a) notwithstanding the Developer's approval to the Method Statement if in the carrying out of the Tenant's Works in accordance with the Method Statement it transpires that the method of carrying out of the Tenant's Works is having a materially adverse effect on the progress or completion of the Developer's Works or the conduct of the business of tenants within the Building or any other works or the ability of Canary Wharf Management Limited (or any substitute therefor) to provide any of the Estate Services or Car Park Services or Building Services (all as defined in the Lease) the Developer may require such reasonable amendments or variations to the Method Statement as are reasonably necessary to mitigate the effect on the progress or completion of the Developer's Works or the ability of Canary Wharf Management Limited to provide the aforementioned services

                     (b) insofar as it shall not be reasonably practicable to provide the information detailed in this Clause
                            4.4 within the time specified the Developer shall approve its omission from the Method Statement but such information shall nonetheless be submitted to the Developer as soon as reasonably possible thereafter

4.5 Upon entering the Demised Premises and any other parts of the Building to which access is permitted to enable the Tenant to carry out the Tenant's Works (the Developer acknowledging that it is necessary that access to other parts of the Building must be afforded to the Tenant to allow the Tenant to carry out the Tenant's Works and any survey inspection tests and other procedures relating thereto) the Tenant will itself and will procure that its contractors agents advisers and workmen will at all times:-

         4.5.1
                     comply in all material respects with the provisions of the Method Statement approved pursuant to the provisions of sub-clause 4.4 as the same may be added to amended or varied from time to time as permitted by this Agreement and comply in all respects with the Regulations (as defined in the Lease) as updated from time to time and produced and notified to the Tenant in writing by Canary Wharf Management Limited (as an addition or substitute therefor)

         4.5.2
                     keep free and unobstructed all escape routes in relation to the Building and procure that all vehicles visiting the Building in connection with the Tenant's Works go directly to the unloading points reasonably designated in writing to the Tenant for such purpose from time to time by the Developer and leave the Building and the Development Site promptly upon unloading being completed


         4.5.3
                     comply in all respects with the reasonable requirements and procedures of the Developer notified in writing to the Tenant in respect of the delivery of materials for use in connection with the Tenant's Works including the days and hours on and within which deliveries may be made the Developer having due regard to the reasonable requests of the Tenant in relation thereto and acting in the interests of good estate management

         4.5.4
                     comply in all respects with the reasonable and proper safety and floor loading requirements of the Developer notified in writing to the Tenant in respect of the storage of materials in connection with the Tenant's Works

         4.5.5
                     comply in all respects with the reasonable and proper requirements of the Developer notified in writing to the Tenant in respect of the security and protection of the Building

         4.5.6
                     (save to the extent and degree expressly authorised under this Agreement by reason of the approval of the Tenant's Works) not damage or cause or permit its servants agents or contractors or any other persons to damage the Developer's Works and in particular not to interfere or permit such persons to interfere with or do or permit to be done by any such persons any act or thing which may materially adversely affect any installation forming part of the Developer's Works or the carrying out or completion thereof and not to make or instruct to be made by any such persons any connections with or to such installation (other than any which form part of the Tenant's Works) without the prior approval of the Developer to such connections (which approval shall not be unreasonably withheld or delayed)


         4.5.7
                     comply in all respects with legislation in respect of Safety Health and Welfare and the reasonable safety requirements of the Developer

         4.5.8
                     not obstruct or cause or permit to be obstructed (save during the proper carrying out of any part of the Tenant's Works to the same) the means of access to:-

                     (a)  the vertical surfaces of the Developer's Works

                     (b) plant machinery and equipment installed as part of the Developer's Works

                     (c)  any service ducts and risers and

                     (d)  any part of the Building other than the Demised
                          Premises

         4.5.9
                     The Developer hereby acknowledges that the Tenant is in the process of formulating its proposals for the Tenant's Works and is not presently in a position to determine those Facilities which it will want in connection with the carrying out of the Tenant's Works. The Developer agrees that it will negotiate with the Tenant in good faith in response to proposals from the Tenant for a suitable schedule of Facilities (including appropriate charges for the Facilities involved) and for its part the Tenant acknowledges the right of the Developer to control the timing supply and use of any such Facilities having regard to the execution of the Base Building Works and the competing interests of other potential occupants who are fitting out other parts of the Building

4.6 The Tenant shall at reasonable intervals throughout the period of the carrying out of the Tenant's Works permit the Developer to inspect the progress and manner of execution of the Tenant's Works (and to ensure compliance with the rules restrictions and regulations referred to in Clause 4.3) at all reasonable times on prior appointment and subject to the proper safety and security requirements imposed by the Tenant and/or the Tenant's Building Contractor without such inspection causing any undue delay to the Tenant's programme for the carrying out of the Tenant's Works and without causing any other interference to the Tenant's Works and making any comments in relation to the Tenant's Works their progress and manner of execution to the Tenant itself and not to the Tenant's Building Contractor or any of the other Tenant's Professional Firms

4.7 The Tenant's Works shall at all times be at the Tenant's risk and save as expressly provided in this Agreement the Developer shall have no responsibility or liability in respect thereof or (subject to the provisions of Clause 11) be under any obligations to insure the same

5.       COMPLETION OF THE TENANT'S WORKS

         The Tenant shall procure that the Developer shall be given not less than five (5) Working Days' notice of the intention of the Tenant to inspect a relevant Phase of the Tenant's Works with a view to the issue of the certificate of practical completion of the Tenant's Works in relation to that Phase (a "Tenant's Works Certificate") and that the Developer and such of its consultants as it may wish will be given the opportunity to accompany the Tenant on the final inspection prior to the issue of the Tenant's Works Certificate relating to that Phase in order that the Developer may (but shall not be bound to) make whatever representations to the Tenant which the Developer reasonably thinks fit as to whether or not the Phase shall have been practically completed and the Tenant will have regard to (but shall not be bound by) any such representations made before issuing the Tenant's Works Certificate and the Tenant shall as soon as reasonably practicable after its issue supply to the Developer a copy of the Tenant's Works Certificate when issued and the date specified in the Tenant's Works Certificate shall be the date of Completion of the relevant Phase of the Tenant's Works in relation to the relevant Phase for the purposes of this Agreement

6.       ANCILLARY PROVISIONS AS TO WORKS

         6.1.1
                     The Developer and the Tenant shall as soon as reasonably practicable and in any event not earlier than Completion of the Shell and Core Works (together but each at its own cost) commission and test in accordance with the specifications relating thereto all plant and machinery the supply or fixing of which is included in the Base Building Works or the Tenant's Works respectively both separately and together with all plant and machinery the supply or fixing of which is included in the Tenant's Works or the Base Building Works respectively

         6.1.2
                     The Developer and the Tenant shall each procure that they notify and regularly consult with each other as to the proposed commencement of any procedures for testing and/or commissioning any of the said plant and machinery and to that end the Developer and the Tenant shall co-operate so as to procure the efficient testing and commissioning of the said plant and machinery in cases where the functioning of plant and machinery installed as part of the Base Building Works is dependent upon plant and machinery installed as part of the Tenant's Works and vice versa

         6.1.3
                     In relation to those portions of the Tenant's Works which comprise the fire protection system or the connection or interface with the electronic elements of the building management system serving the Building the Tenant shall be obliged to use a contractor reasonably designated by the Developer

         6.2.1
                     As soon as reasonably practicable after Practical Completion of each Phase of the Tenant's Works the Tenant shall supply to the Developer a set of as-built drawings showing the works relating to that Phase actually carried out together in so far as possible with a set of DXF files on computer disk showing the same

         6.2.2
                     As soon as reasonably possible after the Practical Completion of all the Tenant's Works the Developer and the Tenant shall each sign and exchange a memorandum amending the relevant marked up or as-built plans for the purpose of recording the works carried out by the Tenant

6.3 Within thirty (30) Working Days of Completion of each Phase of the Tenant's Works (or on completion of the Lease if later) the Developer shall execute and deliver to the Tenant an executed Licence and subject to being provided with an engrossment thereof the Tenant shall execute and deliver counterparts thereof to the Developer and for such purposes the Tenant shall supply to the Developer as soon as practicable after Completion of each Phase of the Tenant's Works a specification prepared by or on behalf of the Tenant which shall identify the relevant works insofar as the extent of the same is not apparent from the as-built drawings

7.       ENTRY BY THE DEVELOPER TO THE DEMISED PREMISES AFTER THE ACCESS DATE

         From the Access Date the until Developer's Building Works are entirely completed the Tenant shall upon receipt of reasonable prior notice (save in the case of emergency) permit the Developer the Consultants and the Developer's Contracting Team to enter upon the Demised Premises in order to enable the Developer to complete the Developer's Building Works the persons so entering causing no damage to the Demised Premises and the Tenant's Works and as little interference interruption to or restriction of the Tenant's Works as practicable and making good to the reasonable satisfaction of the Tenant any damage caused thereby to the Demised Premises or to the Tenant's Works

8.       ALLOWANCE FOR TENANT'S WORKS

8.1 In this Clause 9 (unless the context requires otherwise) the following words and expressions shall have the meanings respectively ascribed to them:-

         "Costs"
                                   means all costs and expenses which are
                                   properly referable to the Tenant's Works and the expression "Relevant Costs" shall be construed accordingly;

         "Disbursement"
                                   shall have the meaning ascribed to it in Clause 8.2;

8.2 The Developer shall pay to the Tenant the Tenant's Allowance in accordance with the following provisions:-

         8.2.1
                     the Developer shall pay sums on account of the Tenant's Allowance (a "Disbursement") to the Tenant from time to time within ten (10) Working Days after receipt of a written request for a Disbursement from the Tenant (such request setting forth in reasonable detail the amount of the Costs incurred by the Tenant which have not been the subject of a previous Disbursement by the Developer and the relevant Tenant's Works which have been incorporated into the Demised Premises) and such request being accompanied by a certificate from the Tenant's architect (or other appropriate and duly authorised professional advisor) confirming that the amounts so specified in the request have been incurred and where relevant the relevant Tenant's Works have been so incorporated;

         8.2.2
                     any such Disbursement by the Developer shall not be required to be made more frequently than monthly and (save as provided in paragraph 8.2.3 below) shall not exceed the sums incurred by the Tenant towards the relevant Costs;

         8.2.3
                     within ten (10) Working Days following the date of Completion of the Tenant's Works any necessary final adjusting payment shall be made by the Developer to the Tenant or vice versa (as the case may be) in respect of any underpayment or overpayment of the Tenant's Allowance so that the Tenant shall in any event receive an amount equal in full to the Tenant's Allowance whether or not Costs have been incurred by the Tenant to the full amount of the Tenant's Allowance

9.       AGREEMENT AS TO OPERATION OF LANDLORD AND TENANT ACT

9.1 The Tenant hereby agrees with the Developer that if the Tenant serves a 1927 Act Notice upon the Developer in relation to the Tenant's Works or any part or parts thereof the Tenant shall within twenty-eight days following the service of the 1927 Act Notice or within seven days after determination of the cost (hereinafter called "the Cost") to the Tenant of the carrying out of the works and alterations the subject of the 1927 Act Notice (time being of the essence) pay to the Developer a sum equal to One hundred and five per cent. of the Cost

9.2 The Developer and the Tenant shall use all reasonable endeavours to agree the Cost but in default of written agreement between them as to the amount of the Cost then either party may at any time following the expiration of a period of fourteen days following the service of the 1927 Act Notice refer the matter for settlement to an Independent Person pursuant to the provisions of Clause 20

10.      REBATES FROM STATUTORY

10.1 As contemplated in Clause 11(14) of the MBA the Tenant hereby agrees to pay to the Developer or as it may direct the full amount of any rebates received by or on behalf of the Tenant comprising all or any part of the Corporation's Proportionate Share

10.2 The Tenant hereby assigns to the Developer all of its rights and claims in respect of the Corporation's Proportionate Share

10.3 For the purposes of this Clause 10 "Corporation's Proportionate Share" shall have the meaning ascribed thereto in the MBA

11.      INSURANCE

11.1 From the date hereof until the date that the Lease is actually granted pursuant to Clause 12.1 the Developer shall insure or cause to be insured the Base Building Works and the Building and the Reconstruction Works (insofar as the same are from time to time built) either (and as appropriate):-

         11.1.1
                     against all risks covered by the CAR Policy; or

         11.1.2
                     insofar as reasonably practicable on the same terms (mutatis mutandis)

         as would have applied had the Lease been granted on the date hereof subject nevertheless to all exclusions and limitations imposed by the insurers

11.2 Within 7 days of written demand the Tenant shall pay a proportionate part (referable to the respective proportion which the Tenant would have paid had the Lease been granted) of the amount expended by or on behalf of the Developer in effecting insurance pursuant to Clause 11.1

11.3 If the Base Building Works or the Building or the Reconstruction Works are damaged or destroyed by any of the risks referred to in Clause
         11.1 then unless payment of the insurance monies shall be refused in whole or in part by reason of any act or default of the Tenant or any person under its control the Developer shall lay out the net proceeds of such insurance (making good any insufficiency in such proceeds out of its own funds) in rebuilding and reinstating the Building Works the Building or the Reconstruction Works as the case may be in accordance with this Agreement

12.      GRANT OF LEASE AND RENT AND OTHER TERMS

12.1 On a date five days after the date of the determination of the Net Internal Area pursuant to Clause 12.2.2 the Developer shall duly execute and shall procure that Canary Wharf Management Limited shall execute and cause to be delivered to the Tenant the executed Lease and the Tenant (meaning Morgan Stanley UK Group only) and the Surety (meaning Morgan Stanley Group Inc only) shall execute and deliver the counterpart thereof to the Developer and the Lease shall be completed

12.2 The following provisions shall apply to the computation and the commencement date for payment of the rents payable under and the calculation of the commencement and length of the term of the Lease:-

         12.2.1
                     the term of the Lease shall be the period of twenty-five years from the Term Commencement Date


         12.2.2
                     (a) the Developer shall subject to Clause 13.8 as soon as reasonably possible serve notice on the Tenant when the Developer reasonably considers that such part of the Demised Premises as is to be situate on the ground floor of the Building is capable of measurement and within fifteen (15) Working Days following the date of such notice the Developer and the Tenant (for itself and the Surety) shall procure that their respective chartered surveyors shall jointly measure and endeavour to agree the Net Internal Area of such part of the Demised Premises including and separately shown the Ground Floor Area (as defined in the Lease) and the area edged red on Plan 2

                     (b) if such surveyors shall not be able to agree in writing within the said period the Net Internal Area of the Demised Premises either of them may require the Demised Premises to be measured by an Independent Person

                     (c) notwithstanding the foregoing the Net Internal Area of floors 1 2 3 4 5 and 6 of the Demised Premises is agreed to be three hundred and twenty five thousand seven hundred and four (325,704) square feet and a memorandum of the same shall be endorsed on the Lease and the Counterpart thereof

         12.2.3
                     the amount of the Initial Rent shall for the first three years of the Term be 37,500 pounds sterling and thereafter shall be 5,167,338 pounds sterling

         12.2.4
                     the Initial Rent in respect of the Demised Premises shall be reserved under the Lease with effect from and including 1st February 1995 subject to Clause 13.4 and 13.5


         12.2.5
                     the insurance rent and service charges as reserved in Clause 3(e) of the Lease shall be reserved under the Lease with effect from and including 1st February 1995

         12.2.6
                     the parties shall insert any appropriate figures and details in the Lease following the calculations referred to herein

12.3 Save in relation to the car parking areas within the Building the Tenant hereby waives its right to and shall not (and shall not permit any other person to) occupy the Demised Premises or any part thereof for the purposes of its business until practical completion of the relevant Phase of the Tenant's Works in respect of such part and until practical completion as aforesaid the provisions for occupation of the Demised Premises contained herein shall continue to apply

12.4 Notwithstanding any provision in this Agreement (including any provision of this Clause 12.4) to the contrary but subject to the proviso hereto no sums in respect of rents insurance and service charges for the period prior to the grant of the Lease up to (but not including) the Quarterly Day after the grant of the Lease shall become payable until the date of completion of the Lease and on the date of completion of the Lease there shall become due and payable by the Tenant in respect of rents insurance rents and service charges for the period aforesaid an amount equal to all sums which would have become due and payable prior to the date of completion of the Lease in respect of rents insurance rents and service charges for the said period but for the provisions of this Clause 12.4 together with an amount equal to the interest from the date on which payments would have become due if the Lease had been granted on the earliest date from and including which such sums were reserved ("the Reservation Date") until the date of grant at the rate equal to the Base Rate compounded quarterly (or in respect of the period up to the date of completion at the end of that period) in arrears PROVIDED ALWAYS that the Developer may elect at any time prior to the Reservation Date that any sums due in respect of rents insurance rents and service charge prior to completion of the Lease which would have been payable under the Lease had the same been granted on the Reservation Date shall be payable as sums due under this Agreement until the Lease is completed on the dates on which the same would have fallen due had the Lease been granted on the Reservation Date

12.5     Where in consequence of the calculations made under sub-clause 12.2 or
         12.4 of this Clause sums and amounts become due and payable by the Tenant to the Developer as rent in respect of any period or periods prior to the completion of the Lease such sums and amounts shall instead be due and shall commence to be paid by the Tenant as licence fees under the terms of this Agreement until the Lease has been completed

12.6 The parties shall complete any blanks in the form of Lease at the appropriate time and shall act reasonably in relation thereto

13.      DEVELOPER'S BUILDING WORKS

13.1     The Developer hereby agrees to carry out and to complete the

         Shell and Core Works and the Reconstruction Works in the manner set out in this Clause 13 at its sole cost (save in relation to that part of the Reconstruction Works to comprise the South and West Vestibules and any works therein as detailed in Sections 6 and 8 of the Specification in respect of which the Tenant shall reimburse the Landlord the sum of 80,000 pounds sterling including VAT within fourteen (14) days of receipt by the Tenant of a written demand following completion of the Reconstruction Works or if the Tenant shall so require in writing the Landlord shall deduct such sum from payments of the Tenant's Allowance)

13.2 The Developer will procure that the Certificate of Practical Completion of the Shell and Core Works is issued by the date falling three months after the date hereof and will procure that the Certificate of Practical Completion of the Reconstruction Works is issued by the date falling twelve months after the date hereof

13.3 The communications mechanical and electrical space shown edged and hatched green on Plan 2 shall be made available to the Tenant to enable the Tenant to commence to carry out the Tenant's Works no later than the date falling four months after the date hereof and on that date the aforementioned space shall be in such condition as to enable the Tenant properly to carry out the Tenant's 36 Works in so far as they relate to that space and for each day after the date falling four months after the date hereof that the Landlord fails (without fault on the part of the Tenant) to make the communications mechanical and electrical space available to the Tenant in such a condition as to enable the Tenant to carry out the Tenant's Works the Rent Commencement Date shall be delayed (subject to Clause 13.5 below) on a day for day basis

13.4 The Rent Commencement Date and the date on which the rent of 5,167,338 pounds sterling shall become payable shall each be delayed for each day that:-

         13.4.1
                     the issue of a Certificate of Practical Completion in respect of the Reconstruction Works is delayed (without fault on the part of the Tenant) beyond the date falling twelve months after the date hereof (subject to Clause
                     13.5 below) on a day for day basis and

         13.4.2
                     for each day that the issue of a Certificate of Practical Completion in relation to the Shell and Core Works is delayed (without fault on the part of the Tenant) beyond the date falling three months after the date hereof (subject to Clause 13.5 below) on a day for day basis

13.5 The total number of days by which the Rent Commencement Date shall be delayed shall be equal to whichever of the delays referred to in Clauses 13.3 13.4.1 and 13.4.2 is the longest to the intent that there shall be no double counting in calculating the number of days by which the Rent Commencement Date shall be delayed

13.6 The Tenant may by service of written notice at any time after the date hereof and during the period of the carrying out of the Shell and Core Works but only at such time or times as would not be likely to lead to a delay on the part of the Developer in achieving the date referred to in Clause 13.4.2 require any of the plant equipment fit out enhanced building systems fixtures fittings or furnishings ("Equipment") which are at the date of that notice still in the Building and which would be removed as part of the Shell and Core Works to be retained or if the Tenant requires to take physical possession of them and if such a notice is served the relevant Equipment shall:-

         13.6.1
                     be retained and its retention shall thereafter be excluded from the Shell and Core Works

         13.6.2
                     be given into the physical possession of the Tenant if so required as soon as reasonably possible after the service of the Tenant's Notice

13.7     The Developer's Building Works shall be carried out and completed:-

         13.7.1
                     in a good and workmanlike manner

         13.7.2
                     using good quality materials of their several kinds which are fit for the purpose for which they are intended

         13.7.3
                     in all respects in accordance with the Specification in the case of the Reconstruction Works and in accordance with the Shell and Core Outline Specification in the case of the Shell and Core Works set out in Annexure 1

         13.7.4
                     without using any Prohibited Materials

         13.7.5
                     in accordance with the Standards applied and reasonably expected of fully skilled persons in the execution of such works

         13.7.6
                     in accordance with all necessary Approvals

13.8 The Developer shall use reasonable endeavours to procure that that part of the Building presently occupied by Rymans Limited can be reconstructed in whatever way shall be necessary in order to enable the Developer to demise the plaza level of the Demised Premises as shown edged red and hatched green on plan [Z] and will on or before 28th February 1995 inform the Tenant whether it has been successful in its negotiations with Rymans Limited and if it has been successful plan [Z] shall be substituted for plan 2 for the purposes of this Agreement

13.9 The Developer shall at reasonable intervals throughout the period of the carrying out of the Developer's Works permit the Tenant to inspect the progress and manner of execution of the Developer's Building Works (and to ensure compliance with the rules restrictions and regulations referred to in this Agreement) at all reasonable times on prior appointment and subject to the proper safety and security requirements imposed by the Developer and/or the Developer's Building Contractor without such inspection causing any undue delay to the Developer's programme for the carrying out of the Developer's Works

13.10 The Developer's Works shall at all times prior to 1st February 1995 be at the Developer's risk and save as expressly provided in this Agreement the Tenant shall have no responsibility or liability in respect thereof

         13.11.1
                     Until such time as the Littlejohn Agreement is completed (and the Developer hereby agrees to complete its works to the car park which is the subject of the Littlejohn Agreement at its own expense and make the same available to the Tenant within 6 months of the date hereof) the Tenant shall be entitled to use the same number of parking spaces (to be designated by the Developer) at the Riverside Car Park as are the subject of the Littlejohn Agreement upon the like terms mutatis mutandis (including as to licence fee) as are contained in the Littlejohn Agreement

         13.11.2
                     Within 5 Working Days of the later of completion of the works which the Developer intends to carry out to the car park which is the subject of the Littlejohn Agreement or the date six months from the date hereof the Developer shall grant and the Tenant will accept the grant of the Littlejohn Agreement

14.      COMPLETION OF DEVELOPERS BUILDING WORKS

14.1 The Developer shall procure that the Tenant shall be given not less than five (5) Working Days' notice of the intention of the Developer's Architect to inspect the Reconstruction Works or the Shell and Core Works (as the case may be) with a view to the issue of a Certificate of Practical Completion of the Shell and Core Works or the Reconstruction Works and the Tenant and its architect will be given the opportunity to accompany the Developer on the final inspection prior to the issue of the relevant Certificate of Practical Completion in order that the Tenant may make whatever representations to the Developer it shall reasonably think fit as to whether or not the Shell and Core Works or the Reconstruction Works have been practically completed and the Developer will have regard to (but not be bound by) any such representations made before issuing the Certificate of Practical Completion and the Developer shall as soon as reasonably possible after its issue supply to the Tenant a copy of the Certificate of Practical Completion and the date specified in the Certificate of Practical Completion shall be the date of completion of the Reconstruction Works or the Shell and Core Works as the case may be

15.      VALUE ADDED TAX

15.1 Where by virtue of any of the provisions of this Agreement, one party ("the Payer") is required to pay another party to this Agreement ("the Payee") any costs fees charges expenses or other amounts, then the Payer shall also:-

         (i) pay to the Payee any Value Added Tax at the rate for the time being in force chargeable in respect of any payments made by the Payer to the Payee in connection with or under the provisions of this Agreement or in respect of any supplies made by the Payee to the Payer in connection with or under the provisions of this Agreement provided that if the Payee makes an election to waive exemption in relation to all or part of the Demised Premises in accordance with paragraph 2 of Schedule 10 of the Value Added Tax Act 1994 as it may from time to time be amended modified or re-enacted and as a result of such election (and for the avoidance of doubt solely as a result of such election) Value Added Tax is payable by the Payer in accordance with this sub-clause then the Payee shall indemnify the Payer against such Value Added Tax as is payable by the Payer under this sub-clause and is not recoverable by the Payer pursuant to Sections 25 and 26 of the Value Added Tax Act 1994

         (ii) pay to the Payee an amount equal to all Value Added Tax input tax incurred by the Payee in respect of supplies made to the Payee (including by reason of such supplies being deemed to be made for the purposes of Value Added Tax by the Payee to itself) the cost of which the Payer is obliged to reimburse to the Payee under or by virtue of the terms of this Agreement save to the extent that such Value Added Tax input tax is recoverable by the Payee or is recoverable under any other provision of this Agreement

15.2     Where Clause 15.1 above applies the Payee shall not later than fifteen
         (15) Working Days after receipt of the relevant sum or amount or rendering of the consideration render to the Payee a proper Value Added Tax invoice therefor

16.      TITLE

16.1 The Developer's title to grant the Lease having been deduced to the Tenant prior to the date hereof the Tenant shall raise no objection or requisition in respect thereof other than those arising out of the usual pre-completion searches

16.2 The Developer shall place its Charge Certificate in respect of Title Number EGL 202850 on deposit at H.M. Land Registry and shall notify the Tenant or its Solicitors of the deposit number allocated thereto for the purposes of enabling the Tenant to register a notice of the Tenant's interest arising out of this Agreement relating to the Demised Premises

16.3 The Developer shall procure evidence of the consent of Lloyds Bank plc and if necessary London Underground Limited to the grant of the Lease and the Littlejohn Agreement

17.      CONDITIONS AFFECTING THE GRANT OF THE LEASE

17.1     The Lease will be granted subject to:-

         17.1.1
                     all charges notices orders directions regulations restrictions and other matters whatsoever arising under the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature and the Tenant shall be deemed to accept the Lease with full knowledge thereof and of the authorised use of the Building for the purpose of such Acts and shall not raise any requisition enquiry or objection with regard thereto save for any which shall be incurred registered issued made or created after the date hereof

         17.1.2
                     the matters contained or referred to in the deeds or documents referred to in the Fifth Schedule to the Lease

         17.1.3
                     a lease or leases in favour of the London Electricity Board in such form and with such appurtenant rights and powers of entry and otherwise as the London Electricity Board shall require relating to the transformer chambers in the Building (but for the avoidance of doubt outside the Demised Premises)

         17.1.4
                     a lease or leases in favour of British Telecom Mercury Communications or such other public telecommunications operator as the Developer may determine (a "PTO") in such form and with such appurtenant rights and powers of entry and otherwise as the PTO shall require relating to the telecommunications room in the Building (but for the avoidance of doubt outside the Demised Premises)

17.2 The Tenant hereby admits that no representation whether oral or written (save in any written reply given by the Developer's Solicitors to any written enquiry) has been made to the Tenant prior to the execution hereof by or on behalf of the Developer concerning the Development Site or the Building or the Developer's Works or any part thereof which has influenced induced or persuaded the Tenant to enter into or which forms part of this Agreement or of any agreement collateral herewith

18.      EVENT OF DEFAULT

18.1 An Event of Default shall occur in any of the following circumstances:-

         18.1.1
                     if the Tenant (being a body corporate) passes a winding-up resolution (other than a resolution for the purposes of an amalgamation or reconstruction resulting in a solvent corporation) or resolves to present its own winding-up petition or is wound up or the directors of the Tenant resolve to present a petition for an administration order in respect of the Tenant or an Administrative Receiver or a Receiver or a Receiver and Manager is appointed in respect of the property or any part thereof of the Tenant or the Surety or

         18.1.2
                     if the Tenant (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 425 of the Companies Act 1985 other than an application for the purposes of an amalgamation or reconstruction resulting in a solvent corporation or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise) or

         18.1.3
                     the Tenant ceases for any reason to maintain its corporate existence or

         18.1.4
                     the Tenant shall cease for any other reason to be or to remain liable under this Agreement

18.2 Upon the happening of an Event of Default the Developer may at any time thereafter (whilst the Event of Default subsists to any extent) by notice in writing to the Tenant forthwith determine this Agreement (but without prejudice to any right of action by any party in respect of any antecedent breach of any of the obligations on the part of any other party herein contained)

19.      CONFIDENTIALITY PROVISIONS

19.1 None of the parties to this Agreement shall without the prior written consent of all the other parties to this Agreement disclose or publish ("Disclosure") or permit or cause Disclosure of any financial or other details whatsoever naming the parties hereto or otherwise relating to the transaction hereby effected save only for:-

         19.1.1
                     any particular extracts or details which must be the subject of Disclosure in order to comply with any Stock Exchange or statutory requirements or the lawful requirements of any regulatory bodies or with the requirements of the Inland Revenue or Customs and Excise or in order to obtain clearance and clarification from the Customs and Excise or Inland Revenue


         19.1.2
                     any details given to auditors bankers professional advisers and key employees of each of the parties who need to know such details (and who shall only be provided with the same upon first having undertaken to be bound by the provisions of this Clause 19 (mutatis mutandis))

         19.1.3
                     any particular extracts or details which have come into the public domain through no fault of the relevant party (but no disclosure to Customs & Excise or the Inland Revenue)

19.2 In the case of a party wishing to make Disclosure as permitted pursuant to the provisions of Clause 19.1 that party shall first submit details of the proposed text of the Disclosure to the other parties to this Agreement and shall act reasonably in taking full account of all representations and comments made by such other parties upon the text

19.3 This Clause 19 shall remain in effect until the expiry of a period of 5 years from the date hereof

19.4 This Clause 19 shall not apply to Disclosure by or on behalf of any party to this Agreement to any third parties and/or their professional advisers in pursuance of bona fide negotiations relating to the Development Site

20.      DISPUTES

20.1 If any dispute or difference shall arise between the parties hereto as to the construction or meaning of this Agreement or their respective rights duties and obligations hereunder or as to any matter arising out of or in connection with the subject matter of this Agreement such dispute or difference shall (unless this Agreement otherwise expressly provides) if any party hereto so requires at any time by notice served on the others ("the Determination Notice") be referred to and determined by an independent person ("the Independent Person") who shall have been qualified in respect of the general subject matter of the dispute or difference for not less than ten years and who shall be a specialist in relation to such subject matter

20.2 The Independent Person shall be appointed by agreement between the parties hereto or (if within ten (10) Working Days after service of the Determination Notice the parties have been unable to agree) on the application of any of the parties by such one of the following persons as the parties shall agree to be appropriate having regard to the nature of the dispute or difference in question

         20.2.1
                     the Chairman for the time being of the Bar Council

         20.2.2
                     the President for the time being of the Royal Institute of British Architects

         20.2.3
                     the President for the time being of the Royal Institution of Chartered Surveyors

         20.2.4
                     the President for the time being of the Institute of Chartered Arbitrators

         20.2.5
                     the President for the time being of the Institute of Chartered Accountants in England and Wales

         20.2.6
                     the President for the time being of the Law Society or (in each such case) the duly appointed deputy of such President or any other person authorised by him to make appointments on his behalf

20.3 If within fifteen (15) Working Days after service of the Determination Notice the parties have been unable to agree which of the persons referred to in Clause 20.3 is appropriate to appoint the Independent Person then the Independent Person shall be appointed on the application of any of the parties by the President for the time being of the Law Society or his duly appointed deputy or any other person authorised by him to make appointments on his behalf

20.4 Except as mentioned in Clause 20.5 any person appointed under this Clause shall act as an arbitrator in accordance with the provisions of the Arbitration Acts 1950 to 1979

20.5 Whenever this Agreement expressly so provides that the Independent Person shall act as an expert then the following provisions shall have effect:-

         20.5.1
                     the Independent Person shall act as an expert and not as an arbitrator and his decision shall be final and binding upon the bodies thereto

         20.5.2
                     the Independent Person shall consider (inter alia) any written representations made on behalf of any party (if made reasonably promptly) but shall not be bound thereby

         20.5.3
                     the parties hereto shall use all reasonable endeavours to procure that the Independent Person shall give his decision as speedily as possible

         20.5.4
                     the costs of appointing the Independent Person and his costs and disbursements in connection with his duties under this Agreement shall be shared between the parties to the dispute in such proportions as the Independent Person shall determine or in the absence of such determination then equally between the parties and

         20.5.5
                     if the Independent Person shall be or become unable or unwilling to act then the procedure herein before contained for the appointment of an expert may be repeated as often as necessary until a decision is obtained

         20.5.6
                     Where the dispute or difference between the parties which was the subject of the Determination Notice shall have resulted in delay to the carrying out of the Tenant's Works or the Developer's Works or the Developer's Building Works the Independent Person shall be entitled (inter alia) to award such extension of time for the fulfilment of the obligation in question in respect of such delay as shall in all circumstances be fair and reasonable

21.      NOTICES

21.1 "Address" means the address of the party in question shown on the first page of this Agreement or such other address as the party in question may from time to time notify in writing to the other parties to this Agreement as being its address for service for the purposes of this Agreement

21.2 Any notice approval election or other communication given or made in accordance with this Agreement shall be in writing and shall be:

         21.2.1
                     sent by registered or recorded delivery post to the relevant party at such party's Address and if so sent shall be deemed to have been delivered given or made on the date occurring 72 hours after the date it was sent or

         21.2.2
                     shall be personally delivered to the relevant party at such party's Address as defined in this Clause and if so delivered shall be deemed to have been delivered given or made on the date of delivery

         21.2.3
                     Notices to the Developer shall be marked for the attention of Patrick Gamer Esq. at Canary Wharf Limited One Canada Square Canary Wharf London E14 5AB with a further copy sent to MA Ashley-Brown Esq. at Canary Wharf Limited One Canada Square Canary Wharf London E14 5AB

         21.2.4
                     Notices to the Tenant shall be marked for the attention of
                     F. Bartolotta Esq or such other person as shall be notified to the Landlord at 25 Cabot Square Canary Wharf London E14 with a further copy sent to Messrs Slaughter and May at 35 Basinghall Street London EC2V 5DB

22.      SENIOR MANAGERS

22.1 The Developer and the Tenant each shall by notice in writing given to the other party designate not more than three (3) senior managers (each being herein referred to as a "Senior Manager" which expression shall include any persons appointed in place of the initial persons so designated) each of whom shall have authority to approve all matters requiring the approval of the Developer or the Tenant (as the case may be) pursuant to this Agreement

22.2 It is hereby acknowledged that the Developer has designated George Iacobescu and Anthony Jordan and that the Tenant has designated Frank Bartolatta and Philip Henry as their respective Senior Managers and that no further designation of a Senior Manager is required to be made by either the Developer or the Tenant

22.3 The Tenant acknowledges and represents that the Developer may rely upon the directions of any one or more of the Tenant's Senior Managers and that each such person has authority to act on behalf of the Tenant and to bind the Tenant in connection with this Agreement Directions and other communications given to or received from any one or more of the Senior Managers shall be deemed given to and received from all of the Senior Managers

22.4 Either the Developer or the Tenant may by written notice to the other at any time hereafter change its designation of any of the Senior Managers appointed by it with effect from the date of such notice

23.      CONTINUANCE AND NON-MERGER

         This Agreement shall remain in full force and effect in respect of any of the provisions hereof which remain to be completed satisfied or fulfilled on the grant of the Lease

24.      NO ASSIGNMENT OF THIS AGREEMENT

         The benefit of this Agreement shall be personal to the Tenant and to the Surety respectively and neither shall assign underlet mortgage charge share or otherwise part or deal in any way whatsoever with the benefit of this Agreement or any part thereof provided always that the benefit of this Agreement after completion of the Lease shall be fully and freely assignable to any Leasehold Mortgagee (as that term is defined in the Lease) and to any person who is from time to time the Tenant under the Lease and upon any assignment of the Lease prior to Practical Completion of the whole of the Tenant's Works or any underletting of any part of the Demised Premises prior to Practical Completion of the Tenant's Works in relation to such sublet premises the Tenant will procure that unless the Tenant is to carry out the Tenant's Works for such assignee or sublessee such assignee or sublessee shall enter into direct covenants with the Landlord to observe and perform the obligations on the part of the Tenant herein contained in relation to the Tenant's Works

25.      GENERAL PROVISIONS

Interest on late Payments

25.1 If and so often as any of the sums payable hereunder by the Tenant to the Developer or by the Developer to the Tenant shall be unpaid after becoming due and payable the party from whom such payment shall be due shall pay on demand interest on such unpaid sums from the due date until payment in cleared funds at the rate of three per centum per annum above the Base Rate

Invality of Certain Provisions

25.2 If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable from the remainder of this Agreement and the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by the Law

Proper Law and Jurisdiction

25.3 This Agreement shall be governed by and construed in accordance in all respects with English law and the parties hereto hereby submit to the non-exclusive jurisdiction of the High Court of Justice of England in relation to any claim dispute or difference which may arise hereunder and in relation to the enforcement of any judgement rendered pursuant to any such claim dispute or difference and for the purpose of Order 10 Rule 3 of the Rules of the Supreme Court of England (or any modification or re-enactment thereof) the Tenant hereby irrevocably agree that any process may be served on either of them by leaving a copy thereof at the relevant party's Address (as determined pursuant to Clause 22.1)

MBA - Social Contract Provisions

25.4 Pursuant to the social provisions of the MBA the Tenant acknowledges that the Developer has drawn the attention of the Tenant to the desirability of:-

         25.4.1
                     Employment of Docklands' residents advertising of job vacancies in the local press and the notification of vacancies to Skilnet

         25.4.2
                     Patronage of Docklands' tradesmen suppliers retailers and businesses and

         25.4.3
                     Fostering of training facilities for Docklands' residents to secure as many people as may be practicable to be suitably qualified for the range of job opportunities being created at the Development Site

26.      GUARANTEE OF PERFORMANCE OF TENANT'S OBLIGATIONS

         The Surety in consideration of the Developer entering into this Agreement at the request of the Surety unconditionally and irrevocably agrees with and in favour of the Developer as follows:-

26.1 if the Tenant shall fail in any respect to observe and perform the terms and provisions in this Agreement or any of them the Surety will fully observe perform and discharge the same AND without prejudice to the generality of the foregoing the Surety hereby further covenants by way of primary obligation and not merely liability as a guarantor or merely collateral to that of the Tenant and specifically so that this obligation shall not be affected by any circumstances of any kind that would otherwise relieve the Surety from paying and making good to the Developer as soon as possible after receipt of written demand any losses costs damages and expenses occasioned to the Developer arising out of or by reason of any default of the Tenant in respect of any of its obligations under the terms and provisions of this Agreement (the Surety expressly acknowledging and undertaking for all purposes of this Agreement that in case of such failure or default on the part of the Tenant then the Surety shall forthwith thereupon be liable and required to remedy such failure or default and pay and make good the payment of all sums and amounts expressed to be payable under this Agreement) AND PROVIDED that any neglect or forbearance on the part of the Developer in enforcing or giving time for or other indulgence in respect of the observance or performance of any of the said agreements provisions and conditions other than a release given under seal shall not release the Surety from its liability under the agreement or guarantee on its part contained in this Clause 26 AND PROVIDED FURTHER THAT it is agreed that such obligations of the Surety shall survive any determination of this Agreement

26.2 if an Event of Default occurs then the Developer may within three calendar months following any such event by notice in writing require the Surety to enter into an Agreement in the like form to this Agreement (in accordance (if appropriate) with the proviso hereto) but with the Surety substituted for the Tenant PROVIDED THAT where pursuant to the foregoing the Developer shall become entitled to enforce all or any of its respective rights or remedies against the Surety requiring the Surety to enter into an Agreement in pursuance of this sub- clause then the Surety shall assume all the obligations and have all the rights of the Tenant as if the Surety had been an original contracting party at the date hereof to this Agreement in place of the Tenant (in addition to the Surety's actual capacity hereunder)

26.3     (i)  the Developer shall not be obliged before enforcing any of its rights or remedies against the Surety to take any proceedings or obtain any judgment against the Tenant in any Court or to make or file any claim in any bankruptcy or liquidation of the Tenant and the liabilities of the Surety under this Clause 27 may be enforced irrespective of whether any demand steps or proceedings are being or have been taken against the Tenant and the terms of this Clause 27 shall be a continuing guarantee and shall remain in full force and effect until each and every part of the obligations and covenants on the part of the Tenant shall have been discharged and performed in full

         (ii) notwithstanding the provisions of sub-clause (i) above the Landlord shall not take any steps to proceed against the Surety in respect of sums due under this Agreement unless such sums are not paid within 28 days of becoming due or in respect of any other breach unless the Tenant has not remedied that breach within a reasonable time of being required to do so

26.4 the Surety shall rank after the Developer in respect of any sums paid under this Clause 26 and in respect of any other rights which accrued howsoever to the Surety in respect of any sums so paid or liabilities incurred hereunder or in the observance performance or discharge of the obligations and covenants on the part of the Tenant and be entitled to enforce the same only after all the said obligations and covenants shall have been observed performed and discharged in full and until such observance performance and discharge the Surety shall not:-

         26.4.1
                     during any period in which the Tenant is in breach of the terms of this Agreement seek to recover whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Surety on account of failure by the Tenant to observe perform or discharge the said obligations or covenants or the obligations of the Surety hereunder from the Tenant or any third party

         26.4.2
                     during any period in which the Tenant is in breach of the terms of this Agreement claim prove for or accept any payment in any composition by or winding up or liquidation of the Tenant in competition with the Developer for any amount whatsoever owing to the Surety by the Tenant on any account whatsoever

         26.4.3
                     during any period in which the Tenant is in breach of the terms of this Agreement exercise any right or remedy in respect of any amount paid by the Surety hereunder or any liability incurred by the Surety in observing performing or discharging the said obligations and covenants on the part of the Tenant and the Surety warrants that it has not taken and will not without the prior consent of the Developer take any security from the Tenant in connection with this guarantee and any security so taken shall be held in trust for the Developer as security for the respective liabilities of the Surety and the Tenant hereunder and the Surety shall not be entitled to any right of proof in the bankruptcy or liquidation of the Tenant or any other right of the guarantor discharging its liability in respect of the said obligations and covenants unless and until all of the same shall first have been paid observed performed and discharged in whole

26.5 the liability of the Surety under this Clause 26 shall not be released impaired diminished or affected by any variation of this Agreement (other than a variation to which the Surety is not a party) and the obligations on the part of the Surety contained in this Clause 26 shall subsist in relation and by reference to the obligations and covenants on the part of the Tenant as from time to time varied

26.6 the Surety shall not during any period in which there is a breach of the Terms of this Agreement exercise any remedy as a contingent creditor of the Tenant in respect of the Surety hereunder

27.      INCORPORATION OF OTHER AGREEMENTS

27.1 This Agreement incorporates the agreement of even date herewith annexed hereto and headed Option Agreement and Agreement for First Refusal

27.2 Notwithstanding the foregoing it is hereby agreed that save as may be expressly agreed any failure by any party to perform its obligations under this Agreement or the agreement incorporated herein pursuant to Clause 27.1 shall not in any circumstances relieve any party from its obligations to perform and observe the provisions of the other Agreement

IN WITNESS whereof the parties have executed this Agreement as a deed and intend the same to be delivered on the day and year first before written


                                 FIRST SCHEDULE
                      (Form of Licence re Tenant's Works)

THIS LICENCE is made the [  ] day of [             ] One thousand nine hundred
and ninety
BETWEEN (1) the Developer [and] (2) the Tenant [and (3) the Surety]

WITNESSETH as follows:-

1. In this Licence save where the context otherwise requires the following words and expressions have the meanings hereunder assigned to them:-

1.1 "Developer" "Tenant" and "Surety" respectively mean the parties whose names and registered offices are set forth in the First Schedule and their successors in title

1.2      "Premises" means the premises described in the Second Schedule

1.3      "Lease" means the lease of the Premises made between the parties
         hereto and dated [               ] for a term of [       ] years
         from [             ]

1.4 "Drawings" means the drawings specified in Part 1 of the Third Schedule copies of which are annexed to this Licence

1.5 "Specifications" means the specifications specified in Part 2 of the Third Schedule copies of which are annexed to this Licence

1.6 "Works" means the alterations to the Premises carried out in conformity with the Drawings and Specifications

2. The Developer has granted to the Tenant licence and consent for the carrying out of the Works

3.       The Tenant covenants with the Developer:-

3.1 to pay any increased insurance premiums that may be occasioned by reason of the Works

3.2 on the expiration or sooner determination of the Lease howsoever determined if and only if so required by the Developer at the cost of the Tenant to reinstate and make good the Premises in accordance with the covenant to that effect contained in the Lease and for this purpose to obtain all consents and orders of any Local Authority Planning Authority Fire Control Authority or any other body from whom such consents or orders are required to be obtained and to make all payments therefor in the same manner

4.       It is agreed and declared that:-

4.1 The covenants on the part of the Tenant and the conditions contained in the Lease shall take effect subject to and with the benefit of this Licence

4.2 The proviso for re-entry in the Lease shall be exercisable on breach of any of the covenants in this Licence on the part of the Tenant as well as on the happening of any of the events mentioned in the said proviso

4.3 Save as varied by this Licence the covenants and conditions in the Lease shall remain in full force and effect

IN WITNESS whereof the parties hereto have executed this Licence the day and year first above written


                               THE FIRST SCHEDULE
                                 (The Parties)

(a)      "the Developer"
                                                         whose registered office is at

(b)      "the Tenant"
                                                         whose registered office is at

(c)      "the Surety"
                                                         whose registered office is at


                              THE SECOND SCHEDULE
                                 (The Premises)

                               THE THIRD SCHEDULE
                                     PART 1
                                 (The Drawings)

Number                      Title                               Prepared by



                                               PART 2
                                        (The Specifications)




THE COMMON SEAL of                 )
[DEVELOPER] was hereunto affixed   )
in the presence of:-               )


                         Director


                         Secretary




THE COMMON SEAL of [TENANT]        )
was hereunto affixed in the        )
presence of:-                      )


                         Director


                         Secretary

THE COMMON SEAL of [SURETY]        )
was hereunto affixed in the        )
presence of:-                      )


                         Director


                         Secretary




THE COMMON SEAL of CANARY WHARF    )
LIMITED was hereunto affixed       )
in the presence of:-               )


                         Director


                         Secretary

                        INDEX OF ANNEXURES AND EXHIBITS

Annexure                                                   Clause Reference
- --------                                                   ----------------
1.       Shell & Core Outline Specification                "Base Building Definition"
         20 Cabot Square dated 9 November 1994

2.       Schedule of Current Building Plans                "Base Building Definition"

3.       Development Site Plan                             "Building" and "Development
                                                           Site Plan"

4.       CAR Policy Summary "CAR Policy"

5.       Demised Premises Plans                            "Demised Premises" and
                                                           "Net Internal Area"

6.       Minimum Standard Developer's Finish               "Minimum Standard
         for Tenant Work Specification                     Developer's Finish"

7.       Specification                                     "Reconstruction Works"

8.       Plan of Riverside Car Park                        "Riverside Car Park"


Exhibit
- -------

1.       Draft Lease                                       "Lease"
2.       Option Agreement
3.       Littlejohn Agreement

                                     INDEX


Contents                                                                   Page
- --------                                                                   ----
1.     DEFINITIONS AND INTERPRETATION

2.     COPYRIGHT

3.     TENANT'S WORKS

4.     ENTRY BY THE TENANT FOR THE TENANT'S WORKS AND
       SUBSEQUENT OCCUPATION

5.     COMPLETION OF THE TENANT'S WORKS

6.     ANCILLARY PROVISIONS AS TO WORKS

7.     ENTRY BY THE DEVELOPER TO THE DEMISED PREMISES
       AFTER THE ACCESS DATE

8.     ALLOWANCE FOR TENANT'S WORKS

9.     AGREEMENT AS TO OPERATION OF LANDLORD AND TENANT
       ACT

10.    REBATES FROM STATUTORY UNDERTAKERS

11.    INSURANCE

12.    GRANT OF LEASE AND RENT AND OTHER TERMS

13.    DEVELOPER'S BUILDING WORKS

14.    COMPLETION OF DEVELOPER'S BUILDING WORKS

15.    VALUE ADDED TAX

16.    TITLE

17.    CONDITIONS AFFECTING THE GRANT OF THE LEASE

18.    EVENT OF DEFAULT

19.    CONFIDENTIALITY PROVISIONS

20.    DISPUTES

21.    NOTICES

22.    SENIOR MANAGERS

23.    CONTINUANCE AND NON-MERGER

24.    NO ASSIGNMENT OF THIS AGREEMENT

25.    GENERAL PROVISIONS


26.    GUARANTEE OF PERFORMANCE OF TENANT'S OBLIGATIONS

27.    INCORPORATION OF OTHER AGREEMENTS

FIRST SCHEDULE
(Form of Licence re Tenant's Works)

PART 2

(The Specifications)

DATED                              199
- ---------------------------------------

 (1)      Landlord:
          CANARY WHARF LIMITED

 (2)      Management Company:
          CANARY WHARF
          MANAGEMENT LIMITED

 (3)      Tenant:
          MORGAN STANLEY UK GROUP

 (4)      Surety:
          MORGAN STANLEY GROUP INC


      ___________________________


              UNDERLEASE

                - of -

  Part Ground and First to Sixth Floors
      20 Cabot Square Canary Wharf
              London E14


      ___________________________


 TERM
 COMMENCES:       1st February 1995

 YEARS:           25

 TERM
 EXPIRES:         31st January 2020

 RENT:            5,167,338 pounds sterling
 p.a. exclusive (subject to review)


      ___________________________

T H I S L E A S E made on the Date and BETWEEN the Parties specified in the Particulars

W I T N E S S E T H  as follows:-

1.       DEFINITIONS

         IN this Lease the following expressions shall have the following meanings:-

1.1 "Acceptable Assignee" means an Entity in relation to which on the date of the transfer to it of this Lease either (i) its long term unsecured unsubordinated and unguaranteed debt obligations are rated not less than A- by Standard & Poor's or A3 by Moody's rating agencies and which rating has not been placed on credit watch or the equivalent or (but only if such Entity is not capable of having a credit rating from Standard & Poor's or Moody's) (ii) the Entity has according to its last annual audited accounts Consolidated Shareholders' Funds of not less than 500 million pounds sterling and whose consolidated profit before taxation (after extraordinary items if applicable) as determined from its audited consolidated profit and loss accounts for each of the last three years has exceeded an amount equal to five times the Rent (which shall be no lesser sum than Five million one hundred and sixty seven thousand three hundred and thirty eight pounds sterling (5,167,338 pounds sterling)) payable at such time provided that such figures shall be derived from accounts audited by a firm of internationally recognised accountants and prepared in accordance with generally accepted accounting practices in the United Kingdom ("UK GAAP") or generally accepted accounting practices in the United States of America or generally accepted accounting practices in any other jurisdiction which are equivalent to UK GAAP and if such audited accounts are stated in a currency other than sterling then for the purpose of this definition all relevant amounts shall be converted to sterling at such exchange rate as the Landlord shall reasonably determine

1.2 "Accountant" means a Chartered Accountant or firm of Chartered Accountants appointed or employed by the Management Company or a Group Company of the Management Company to perform the functions of the Accountant under this Lease and whose identity shall be notified in writing to the Tenant

1.3 "Adjoining Property" means all parts of the Estate (other than the Demised Premises) and any land and/or buildings from time to time adjoining or neighbouring the Estate

1.4 "Atrium" means the atrium within the Building between the third and the ninth floors

1.5 "Base Building Systems" means the mechanical electrical sanitary heating ventilating life safety air conditioning and other service systems of the Building

1.6 "Base Rate" means the Base Rate for the time being of Barclays Bank PLC in force from time to time or (if such base lending rate shall be incapable of determination or for any reason shall cease to be used or published) then such other comparable commercial rate as the parties may agree or in default of agreement as may be determined by an independent person to be nominated in the absence of agreement by and on behalf of the President for the time being of the Institute of Chartered Accountants on the application of the Landlord or the Tenant

1.7 "Building" means the Building (of which the Demised Premises form part) briefly described in the Particulars and each and every part thereof and all the appurtenances belonging thereto including:-

         (a)  all landlord's fixtures and fittings in or upon the same

         (b) all additions alterations and improvements thereto (excluding all tenant's and trade fixtures and fittings)

1.8 "Building Services" means the services set out in Part A of the Seventh Schedule

1.9 "Business Hours" means 7.00 am to 8.00 pm on Mondays to Fridays (inclusive) and 8.00 am to 2.00 pm on Saturdays (excluding all usual bank or public holidays) or such other extended hours as may from time to time be reasonably designated by the Landlord

1.10 "Car Park" means the car parks within the Estate (other than the car parking area (if any) within the Building) reasonably designated as such from time to time in writing by the Landlord

1.11     "Car Park Services" means the services set out in Part A of the Sixth
         Schedule insofar as the same are attributable to the Car Park

1.12 "Common Parts of the Building" means those parts and amenities of the Building which are from time to time provided and/or properly designated by the Landlord for common use by tenants and occupiers of the Building with or without others and all persons authorised by them including (but only after the Tenant shall have surrendered part of the Demised Premises pursuant to Clause 10.2) the Dedicated Lobby and the Dedicated Lifts but excluding the Estate Common Parts and the Lettable Areas

1.13 "Consolidated Shareholders' Funds" means the aggregate of the paid up issued share capital and share premium account of the Entity and its consolidated reserves (excluding for the avoidance of doubt any subordinated or convertible debt) but deducting any amount attributable to goodwill and other intangible assets of the Entity and its subsidiaries or such other reasonable equivalents

1.14 "Dedicated Lifts" means the passengers' lifts in the west core of the Building and includes all lift shafts and plant apparatus and equipment relating thereto

1.15     "Dedicated Lobby" means the area shown hatched [ ] on Plan [2]

1.16 "Demised Premises" means the Demised Premises as briefly described in the Particulars including:-

         (a) the internal plaster surfaces and finishes of all structural or load bearing walls and columns within the Demised Premises and of all walls which enclose the same

         (b) the entirety of all non-structural or non-load bearing walls and columns within the Demised Premises

         (c) the inner half severed medially of the internal non-structural or non-load bearing walls (if any) that divide the same from other parts of the Building

         (d)  the screed and floor finishes thereof and all carpets

         (e) the ceiling finishes thereof including all suspended ceilings and light fittings incorporated within the Suspended Ceiling

         (f) all glass window frames and window furniture in the windows and all doors door furniture and door frames

         (g) all sanitary and hot and cold water apparatus and equipment and the radiators (if any) therein

         (h) all Pipes in on under or over and exclusively serving the Demised Premises but excluding those belonging to a statutory undertaker or public utility


         (i) all landlord's fixtures fittings plant machinery ducting sprinklers apparatus and equipment now or hereafter in or upon the same

         (j) all additions alterations and improvements thereto but nevertheless excluding (i) all structural or load bearing walls and columns and the structural slabs of any roofs ceilings and floors (ii) all glass window frames and window furniture in the windows in the external skin of the Building and (iii) all tenant's fixtures and fittings

1.17 "Development" means development as defined in Section 55 of the Town and Country Planning Act 1990

1.18 "DLR Limited" means Docklands Light Railway Limited and wherever the context so admits its successors in title as owners or operators of the Docklands Light Railway or as owners of any leasehold interest in the Docklands Light Railway insofar as it falls within the Estate

1.19 "Entity" means a body corporate or other business organisation or partnership approved by the Landlord such approval not to be unreasonably withheld but excluding any state owned or controlled body corporate any public local or other authority or statutory body or government department (whether of the United Kingdom Government or any foreign government)

1.20     "Estate" means the land and water areas known as Canary Wharf

         London E14 shown edged green on Plan 1 with any additional land and water areas in which the Landlord or a Group Company of the Landlord shall acquire a freehold or leasehold interest and which the Landlord from time to time reasonably designates (acting in accordance with principles of good estate management having regard to the nature and quality of the Estate) as part of the Estate and all buildings and appurtenances thereon and all additions alterations and improvements thereto

 1.21 "Estate Common Parts" means those parts of the Estate (such parts not being publicly adopted) which are from time to time intended for the common use and enjoyment of the owners and tenants of the Estate and persons claiming through or under them and/or properly designated as such by the Landlord (whether or not other parties are also entitled to use and enjoy the same) (but excluding all car parks within the Estate) and for the avoidance of doubt including:-

         (a) roads to the point of connection with a highway maintainable at public expense

         (b) bridges kerbs pavements footpaths parks and esplanades landscaped areas open areas quay side areas dock water areas and river piers

         (c) plaza malls retail malls walkways pedestrian ways concourses and circulation areas staircases travelators escalators elevators ramps and lifts loading bays forecourts service roads service areas service decks and service bays

         (d) the Pipes therein and not intended to be the responsibility of a particular owner or tenant or group of owners or tenants and

         (e) the foundations pilings sub-structures floors walls roofs ramps access ways entrances exits and other matters or things which make up those parts of the Estate which are not and are not intended to be the responsibility of a particular owner or tenant or group of owners or tenants

1.22     "Estate Services" means the services set out in Part A of the Sixth
         Schedule insofar as the same are attributable to the Estate excluding the Car Park

1.23     "Ground Floor Area" means the area hatched green on Plan 2

1.24 "Force Majeure" means any failure or interruption or delay by reason of emergency or damage to or destruction of any installations or apparatus or by reason of mechanical or other defect or break down or frost or other inclement conditions or shortage of energy supplies fuel and materials water or labour or strikes or other industrial action lock outs enemy action war or civil commotion government restrictions or acts of god or any other cause beyond the reasonable control of the Landlord or the Management Company excluding however the negligence of the Landlord or the Management Company or any other respective employees

1.25 "Group Company" in relation to any company ("the Relevant Company") means a company within the same group of companies (as that term is defined in Section 42 of the Landlord and Tenant Act 1954) as the Relevant Company

1.26 "Insured Risks" means (to the extent that the same are insurable) fire storm tempest flood earthquake lightning explosion impact aircraft (other than hostile aircraft) and other aerial devices and articles dropped therefrom riot civil commotion and malicious damage bursting or overflowing of water tanks apparatus or Pipes and such other risks as the Landlord may from time to time reasonably insure against subject to such exclusions excesses and limitations as may be imposed by the insurers

1.27     "Interest Rate" means three percentage points (3%) per annum above
         Base Rate

1.28 "Landlord" means the party named as "Landlord" in the Particulars and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term

1.29 "this Lease" means this Underlease and any document which is made supplemental hereto or which is entered into pursuant to or in accordance with the terms hereof and which in either case is executed by both the Landlord and the Tenant

1.30 "Leasehold Mortgagee" means the holder of a mortgage or charge on this Lease or the trustee under a deed of trust of this Lease such deed of trust securing bonds or notes issued or assumed by the Tenant and the term "Leasehold Mortgage" shall mean any such mortgage charge or deed of trust

1.31 "Lettable Areas" means those parts of any building (including the Building) leased or intended to be leased to occupational tenants but excluding any parts of such building leased or intended to be leased to public utilities for the purposes of the carrying out of their statutory obligations and the corresponding parts of any building the freehold of which has been sold including parts of such building occupied by the freehold owner of the building or any Group Company of that owner

1.32 "Management Company" means the party named as "Management Company" in the Particulars or such other company as may be substituted therefor by the Landlord by notice in writing to the Tenant pursuant to Clause 8.6

1.33 "Mechanical Space Area" means the areas on floor M1 and floor Promenade of the Building shown for the purpose of identification only edged blue and hatched blue on Plans M1 and P1

1.34 "Net Internal Area" shall have the meaning given to it by the Code of Measuring Practice published on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Fourth Edition November 1993) and shall be properly determined from time to time by the Estate Surveyor (as defined in Clause 9.1(o)) (ignoring works carried out by tenants or occupiers during the subsistence of the lease or underlease in existence at the time of such determination)

1.35 "Particulars" means the descriptions and terms appearing on the preceding pages headed "Lease Particulars" which comprise part of this Lease

1.36 "Permitted Part" means the separate unit of accommodation as defined in Clause 4.20(c)(ii)

1.37 "Pipes" means all pipes sewers drains ducts conduits gutters watercourses wires cables channels flues service corridors trunking and all other conducting media and any ancillary apparatus

1.38 "Plan 1" "Plan 2" "Plan 3" "Plan 4" "Plan 5" "Plan 6" "Plan 7" "Plan 8" "Plan 9" means the plans annexed hereto and respectively so marked

1.39 "Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature

1.40 "Quarterly Day" means each of the 1st day of January 1st day of April 1st day of July and 1st day of October

1.41 "Regulations" means the regulations set out in a manual which has been made available to the Tenant and which may be updated from time to time and such substituted or additional reasonable Regulations as the Landlord may from time to time notify in writing to the Tenant for the general management oversight and security of the Building the Car Park or the Estate and which are made in the interests of good estate management but having regard to the nature and quality of the Estate

1.42 "Rent" means the Initial Rent and the rent payable pursuant to the provisions of the Third Schedule

1.43 "Retained Parts" means the Common Parts of the Building the Dedicated Lobby and the Dedicated Lifts and all parts of the Building which do not comprise Lettable Areas or Estate Common Parts and/or which are reasonably and properly designated as such from time to time by the Landlord

1.44 "Service Charge Deed" means a deed in the form set out in the Eighth Schedule hereto

1.45     "Specification" means the specification annexed hereto as annexure [1]

1.46 "Staircase" means the staircase which the Tenant shall be entitled to construct between the third and the sixth floors of the Building in accordance with paragraph 11 of the First Schedule

1.47 "Superior Landlord" means the person or persons for the time being entitled to any estate or estates which are reversionary (whether immediate or mediate) upon the Landlord's estate

1.48 "Superior Lease" means the Lease dated 17th July 1987 and made between O&Y Canary Wharf Investments Limited (1) and the Landlord (2) as amended from time to time and any other lease or leases which are reversionary (whether immediate or mediate) upon this Lease

1.49 "Surety" means the party (if any) named as "Surety" in the Particulars and any other party who during the Term acts as surety

1.50 "Tanks" means the three diesel storage tanks situated beneath the area shown hatched orange on Plan P1

1.51 "Tenant" means the party named as "Tenant" in the Particulars and includes the Tenant's successors in title and assigns

1.52     "Tenant's Works" shall have the meaning ascribed to it in the
         Agreement for Lease made between the parties hereto and dated [    ]

1.53 "Term" means the term of years stated in the Particulars and includes the period of any holding over or any extension or continuation whether by statute or common law

1.54 "Value Added Tax" means Value Added Tax as provided for in the Value Added Tax Act 1994

1.55 "Working Days" means a day (other than a Saturday or a Sunday) on which banks are open for business in London

2.       INTERPRETATION

         UNLESS the context otherwise requires:-

2.1 where two or more persons are included in the expression "the Tenant" and/or "the Landlord" the covenants which are expressed to be made by the Tenant and/or the Landlord shall be deemed to be made by such persons jointly and severally

2.2 words importing persons shall include firms companies and corporations and vice versa

2.3 any covenant or regulation to be observed by any party hereto not to do any act or thing shall include an obligation not to cause permit or suffer such act or thing to be done

2.4 references either to any rights or powers of the Landlord or the Management Company or the rights of the Tenant in relation to the Adjoining Property shall be construed as extending respectively to the Superior Landlord and all persons reasonably authorised by the Landlord and/or the Management Company and the Superior Landlord and as the case may be by the Tenant

2.5 reference to the requirement of any consent and/or approval from and/or registration with the Landlord and/or the Management Company shall be construed as also including a requirement for the consent and/or approval of and/or registration with a Superior Landlord where the Superior Landlord's consent and/or approval would be required under the terms of a Superior Lease except that nothing herein shall be construed as imposing on a Superior Landlord any right unreasonably to refuse any such consent and/or approval save in circumstances where the Landlord can so refuse

2.6 any reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of such statute for the time being in force and all instruments orders notices regulations directions bye-laws permissions and plans for the time being made issued or given thereunder or deriving validity therefrom

2.7 the titles and headings appearing in this Lease are for reference only and shall not affect its construction

2.8 reference to Value Added Tax shall include any tax of a similar nature substituted for or levied in addition to Value Added Tax

2.9 any notice document or other matter in this Lease required to be in writing can be served transmitted or delivered by facsimile transmission

 3.      DEMISE AND RENTS

         THE Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights and easements specified in the First Schedule EXCEPT AND RESERVING the rights and easements specified in the Second Schedule SUBJECT TO the matters contained or referred to in the Deeds mentioned in the Fifth Schedule TO HOLD the Demised Premises unto the Tenant from and including the Term Commencement Date for the Term YIELDING AND PAYING unto the Landlord and (where expressly provided hereunder) the Management Company during the Term by way of rent:-

(a) as from the Rent Commencement Date yearly and proportionately for any fraction of a year the Initial Rent and from and including 1st February 2000 until 31st January 2005 the rent calculated pursuant to Paragraph 2 of the Third Schedule and from and including each Review Date (as that Term is defined in the Third Schedule) such Rent as shall become payable under and in accordance with the provisions of the Third Schedule in each case to be paid to the Landlord by equal quarterly payments in advance on each Quarterly Day in every year the first payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to the Quarterly Day next after the Rent Commencement Date to be made on the Quarterly Day immediately preceding the Rent Commencement Date

(b) a reasonable proportion to be fairly and properly determined by the Landlord of all sums (including the cost of periodic valuations (but carried out not more than once in any consecutive period of 12 months) for insurance purposes) which the Landlord shall from time to time pay for insuring the Building against the Insured Risks pursuant to Clause 7.1(a) and the other matters referred to in Clauses 7.1(c) and 7.1(d) and the whole of the sums which the Landlord shall from time to time pay for insuring against loss of rents pursuant to Clause 7.1(b) such sums to be paid to the Landlord within fourteen days of receipt by the Tenant of written demand

(c) the payments to be made to the Management Company (subject to Clause 8.6) in accordance with Clause 9.2

(d) the moneys referred to in Clause 4.31 to be paid to the Landlord or the Management Company as therein provided

4.       TENANT'S COVENANTS

         THE Tenant HEREBY COVENANTS with the Landlord and as a separate covenant with the Management Company as follows:-

4.1      RENTS

         To pay the rents reserved by this Lease at the times and in the manner aforesaid without any abatement set-off counterclaim or deduction whatsoever (save those that the Tenant is required by law to make)

4.2      INTEREST ON ARREARS

         Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord or the Management Company if any of the rents reserved by this Lease (in the case of the Initial Rent (as reviewed from time to time) only whether formally demanded or not) or any other sum of money payable to the Landlord or the Management Company by the Tenant under this Lease shall not be paid on or before the date when payment has become due to pay interest thereon at the Interest Rate from the date on which payment was due to the date of payment to the Landlord or the Management Company (as the case may be) (both before and after any judgment)

4.3      OUTGOINGS

         (a) To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever or (where such outgoings relate to the Demised Premises and other premises) a fair proportion thereof to be reasonably and properly determined by the Landlord which now are or may at any time during the Term be payable in respect of the Demised Premises and in respect of the Staircase (if any) and (until such time as there has been a surrender and determination of this Lease in relation to part of the Demised Premises pursuant to Clause 10.2) the Dedicated Lobby and the Dedicated Lifts whether by the owner or the occupier of them (excluding any tax payable by the Landlord occasioned by the grant of and any disposition of or dealing with the reversion to this Lease)

         (b) To raise no objection to the Landlord or the Management Company contesting any outgoings relating to the Demised Premises and appealing any assessments related thereto or withdrawing any such contest or appeal or agreeing with the relevant authorities on any settlement compromise or conclusion in respect thereof and to supply to the Landlord as soon as reasonably possible after receipt copies of any such assessments and to execute as soon as reasonably possible after request all consents authorisations or other documents as the Landlord or the Management Company shall reasonably and properly request to give full effect to the foregoing

         (c) Not to agree or appeal or contest any assessment for Uniform Business Rate or any other similar or replacement tax without the prior approval in writing of the Landlord (such approval not to be unreasonably withheld or delayed)

         (d) To pay all charges for electricity telephone water gas (if any) and other services and all sewage and environmental charges consumed in the Demised Premises and the Staircase (if any) and (until such time as there has been a surrender and determination of this Lease in relation to part of the Demised Premises pursuant to Clause 10.2) the Dedicated Lobby and the Dedicated Lifts including any connection charge and meter installation costs and rents and if reasonably so required by the Landlord at the Tenant's own cost to install a water meter to measure the water consumed in the Demised Premises and (where any such services are provided by the Landlord or the Management Company) to pay for any such service consumed and a standing charge at a reasonable rate (not exceeding 10% of the reasonable and proper cost of the same to the Landlord or the Management Company) specified from time to time by the Landlord or the Management Company and to permit the Landlord or the Management Company on prior appointment with the Tenant to install maintain and read any meter in the Demised Premises relating to any such service

4.4      UTILITY AUTHORITIES

         To pay to the Landlord or as it may direct an amount equal to any rebate or rebates which the Tenant or any undertenant may receive from public utilities in respect of the capital costs incurred by the Landlord or any Group Company of the Landlord or the London Docklands Development Corporation of providing water foul and surface water drainage gas electricity and telecommunications to the Demised Premises or the Building

4.5      Repairs

         (a) To keep in good and substantial repair and condition the Demised Premises (other than any parts which the Landlord or the Management Company has covenanted to repair) and the Staircase (if any) (damage to any Pipes exclusively serving the Demised Premises which comprise part of the Base Building Systems caused by a latent or inherent defect not apparent at the date hereof and occurring within ten (10) years of 22nd July 1991 and damage by the Insured Risks excepted save to the extent that payment of the insurance moneys shall be withheld by reason of any act neglect or default of the Tenant or any undertenant or any person under its or their control)

         (b) To replace from time to time any of the Landlord's fixtures and fittings which become in need of replacement with new ones which are similar in type and quality (excluding any such fixtures and fittings which the Landlord or the Management Company is liable to replace pursuant to their respective covenants herein contained)

4.6      PLANT AND MACHINERY

         To keep all plant machinery and other equipment (not being moveable property of the Tenant or any undertenant) in the Demised Premises and on the Staircase (if any) and in or serving the Mechanical Space Area properly maintained and in good working order and condition and regularly inspected maintained and serviced and:-

         (a) if the Landlord shall so reasonably require in respect of the air conditioning sprinkler alarm and other centrally controlled systems to permit the Landlord or the Management Company to carry out on the Tenant's behalf inspections servicing and any repairs which may be required to such plant machinery and equipment and to pay to the Landlord or the Management Company its reasonable and proper cost of so doing plus a management charge equivalent to 10% of such reasonable and proper cost for so doing

         (b) from time to time at the request of the Landlord to advise the Landlord of the contractors employed by the Tenant for that purpose

4.7      DECORATIONS

         As and when necessary and in any case in the last three months of the Term howsoever determined in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) or otherwise treat as appropriate all parts of the Demised Premises and the Staircase (if any) and the Dedicated Lobby (until such time as there has been a surrender and determination of this Lease in relation to part of the Demised Premises pursuant to Clause 10.2) required to be so treated and as often as may be reasonably necessary to wash down all washable surfaces such decorations and treatment in the last three months of the Term to be executed in such colours and materials as the Landlord may reasonably require

4.8      CLEANING

         To keep the Demised Premises and the Staircase (if any) and the Dedicated Lobby (until such time as there has been a surrender and determination of this Lease in relation to part of the Demised Premises pursuant to Clause 10.2) in a clean and tidy condition and at least once in every month properly to clean the inside of all exterior windows window frames and other exterior glass enclosing the Demised Premises and the staircase (if any)

4.9      YIELD UP

         (a) Immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:-

              (i) to replace any of the Landlord's fixtures and fittings which shall be missing or damaged with new ones of similar kind and quality or (at the option of the Landlord) to pay to the Landlord the reasonable and proper cost of replacing any of the same

              (ii) to remove from the Demised Premises and the Dedicated Lobby any moulding or sign of the name or business of the Tenant or occupiers and all tenant's fixtures fittings furniture and effects and to make good all damage caused by such removal

              (iii) if only required by the Landlord to remove all video data and sound communications conducting material installed in the Building by or at the request of the Tenant or any undertenant

              (iv) if and to the extent required by the Landlord (which requirement shall be notified to the Tenant not less than three months prior to the expiration of the Term unless sooner determined) to put or reinstate the Demised Premises (excluding the ground floor of the Demised Premises and the Mechanical Space Area) in or to a condition commensurate with that described in the specification annexed hereto entitled "Minimum Standard Developer's Finish for Tenant Work" and to leave the ground floor of the Demised Premises and the Mechanical Space Area in the condition in which they are at the date of expiration or determination of the Term or if reasonably required by the Landlord (which requirement shall be notified to the Tenant not less than three months prior to the expiration of the Term unless sooner determined) to restore the ground floor of the Demised Premises and/or the Mechanical Space Area in accordance with the Specification

              (v)    to remove the Staircase (if any)

         (b) At the expiration or sooner determination of the Term quietly to yield up the Demised Premises and if appropriate the Dedicated Lobby to the Landlord in good and substantial repair and condition in accordance with the covenants and other obligations on the part of the Tenant contained in this Lease

         (c) If the Tenant by notice surrenders and determines the Term as to part of the Demised Premises in accordance with Clause 10.2 the provisions of this Clause 4.9 shall on such determination extend only to the part of the Demised Premises which is the subject of such notice

4.10     RIGHTS OF ENTRY BY LANDLORD AND THE MANAGEMENT COMPANY

         To permit the Landlord and the Management Company with all necessary materials and appliances at all reasonable times upon reasonable prior notice (except in cases of emergency) to enter and to remain (but only for so long as is reasonably necessary) upon the Demised Premises the Staircase (if any) and the Dedicated Lobby:-

         (a) to view and examine the state and condition of the Demised Premises and to take schedules of the landlord's fixtures

         (b)  to exercise any of the rights excepted and reserved by this Lease

         (c) for any other purpose connected with the management of the Demised Premises or the Building in accordance with the terms of this Lease

4.11     TO COMPLY WITH NOTICES

         (a) Whenever the Landlord shall give written notice to the Tenant of any breach of covenant to remedy such breach (if indeed a breach exists) as soon as reasonably possible thereafter


         (b) If the Tenant shall fail to comply with its covenant in Clause 4.11(a) the Landlord may without further notice enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all proper costs and expenses thereby incurred shall be paid by the Tenant to the Landlord as soon as reasonably practicable after service on the Tenant of written demand

4.12     OVERLOADING FLOORS AND SERVICES AND INSTALLATION OF WIRING ETC.

         (a) Not to do anything which may subject the Demised Premises the Staircase (if any) the Dedicated Lobby or the Building to any strain beyond that which it is designed to bear with due margin for safety and to pay to the Landlord within fourteen (14) days of receipt by the Tenant of written demand all costs reasonably and properly incurred by the Landlord in reasonably obtaining the opinion of a qualified structural engineer as to whether the structure of the Demised Premises or the Staircase (if any) the Dedicated Lobby or the Building is being or is about to be overloaded and in deciding whether or not the Landlord has been reasonable in obtaining such an opinion regard shall be had to whether the Tenant has produced to the Landlord a copy of any report or opinion which it has obtained in relation to the overloading of the structure of the Demised Premises or the Staircase or the Dedicated Lobby or the Building as the case may be and if so the contents of that report or opinion

         (b) To observe the weight limits properly prescribed for all lifts in the Building

         (c) Not to install or use any electrical equipment unless it has been fitted with an efficient suppressor so as to prevent any interference with radio or television reception telecommunications transmission or the operation of any equipment in the Building or in any Adjoining Property


         (d) As soon as reasonably possible after receipt of a written request to provide or to consent to the disclosure by the relevant public utility of details to the Management Company of the installation in or upon any part of the Building or the Estate of all video data and sound communications conducting material and associated equipment installed by or at the request of the Tenant or any undertenant

4.13     PIPES

         Not to overload or obstruct any Pipes or discharge into any Pipes any oil or grease or any noxious or deleterious substance which may cause an obstruction or become a source of danger or injure the Pipes or the drainage system of the Building or the Adjoining Property

4.14     COOKING

         Not to prepare or cook any food in the Demised Premises otherwise than on the ground floor kitchen area of the Demised Premises or in such other kitchen area approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and to take all necessary steps to ensure that all smells and fumes caused by permitted cooking refuse or food shall be removed from the Demised Premises in a manner and by means approved by the Landlord such approval not to be unreasonably withheld or delayed and in any event so as to ensure that no nuisance or annoyance shall be caused to the Landlord or any of the tenants or occupiers of the Building or the Adjoining Property

4.15     DANGEROUS MATERIALS AND USE OF MACHINERY

         Not to bring in any part of the Building anything which is or is likely to become dangerous especially inflammable or combustible radioactive or explosive or which might materially increase the risk of fire or explosion or which would cause or be likely to cause nuisance annoyance disturbance or damage to the Landlord or any tenant owner or occupier of any part of the Building or the Estate PROVIDED THAT this clause shall not prevent the use of goods and machinery utilised in connection with a modern office building and the activities carried on thereat

4.16     HEATING COOLING AND VENTILATION AND OTHER SYSTEMS

         (a) Not to do anything which adversely affects the heating cooling or ventilation of the Building or any other centrally controlled systems or which imposes an additional load on the heating cooling or ventilation plant and equipment or any such system beyond that which it is designed to bear

         (b) To take all steps reasonably necessary to prevent any mechanical ventilation of the Demised Premises drawing air from or exhausting air into the Common Parts of the Building

         (c) To the extent that such costs incurred by the Management Company in providing air conditioning ventilation and air handling to the Building do not form part of the Building Services as provided in paragraph 5 of Part A of the Seventh Schedule to pay to the Management Company within fourteen (14) days of receipt by the Tenant of written demand from time to time a fair proportion to be calculated by a method designed to reflect usage (such fair proportion to be determined from time to time by the Building Surveyor (as defined in Clause 9.1(e)) of the costs and expenses of the provision of condenser water and the cost of power for the air conditioning ventilation and air handling systems in the Building plus a management charge equivalent to 10% of such costs and expenses

 4.17    USER

         (a) Not to use or occupy the Demised Premises for any purpose except for the Permitted User

         (b) Not to use the Demised Premises or any part thereof for any auction or public meeting public exhibition or public entertainment or for gambling or as a club or for the business of a turf accountancy estate agency travel agency staff or employment agency or Government Department where services are provided principally to visiting members of the public

         (c) Not to use the Demised Premises or any part thereof for any dangerous noisy noxious or offensive trade business or occupation whatsoever nor for any illegal purpose nor for residential or sleeping purposes

         (d) Not to leave the Demised Premises continuously unoccupied for more than 14 days without providing such security arrangements as are necessary and which shall be notified to the Landlord in order to protect the Demised Premises and its contents and to deal with any emergency

         (e) Except during such times as the Tenant is providing its own security staff at all times of the day or night to ensure that at all times the Landlord and the Management Company have written notice of the name home address and home telephone number of at least two keyholders of the Demised Premises

         (f) Except during such times as the Tenant is providing its own security staff at all times of the day or night to provide the Landlord or the Management Company with a set of keys to the Demised Premises to enable the Landlord and the Management Company or their agents and others authorised by the Landlord or the Management Company to enter the Demised Premises for security purposes or in cases of emergency

4.18     ALTERATIONS SIGNS AND VISUAL AMENITY

         (a) Not to erect any new structure in the Demised Premises or any part thereof (unless otherwise permitted under the provisions of this Clause 4.18) nor to alter add to or change the exterior of the Demised Premises or the height elevation or external architectural or the external decorative design or appearance of the Demised Premises

         (b) Provided the structural integrity of the Building is not thereby affected and subject to submitting adequate plans and specifications for the approval of the Landlord and save with the consent of the Landlord not to alter divide cut maim or remove any of the principal or load-bearing walls floors beams or columns within or enclosing the Demised Premises nor save as aforesaid to make any other alterations or additions which adversely affect the structure of the Building

         (c) Not to make any alterations or additions to any centrally controlled systems or Base Building Systems in the Demised Premises or the Building or the Pipes within or serving the Demised Premises or the Building without obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed and to use such contractors as the Landlord may reasonably specify for works at the point of connection with the Base Building Systems and in relation to the fire alarm detection and emergency public address system the supplier of any hardware and software and the Contractor for commissioning shall be Cerebus Ltd or such other person as the Landlord shall reasonably specify

         (d) As soon as reasonably practicable after carrying out any material alterations or additions to the non-structural parts of the Demised Premises to provide plans showing the nature and extent of those alterations to the Landlord

         (e) Not to erect or display on the physical exterior of the Demised Premises or in the windows thereof so as to be visible from the exterior any pole aerial advertisement or thing whatsoever save that the Tenant may display on the entrance door to the Demised Premises a sign stating the Tenant's name and business or profession on obtaining the prior written consent of the Landlord to the size style and the position thereof and the materials to be used such consent not to be unreasonably withheld or delayed

         (f) Promptly to make good all damage caused to any parts of the Building or any Adjoining Property in the carrying out of any alterations or additions

         (g) To provide to the Landlord DXF files on computer disk reflecting any changes to the Tenant's Works but only in so far as such disks are reasonably available

4.19     WORKS CARRIED OUT TO THE DEMISED PREMISES

         Without prejudice to the provisions of Clause 4.18 or to any covenants and conditions which the Landlord shall require or impose in giving consent for alterations or additions to the Demised Premises to carry out any alterations additions repairs replacements or other works to or in respect of the Demised Premises in a good and workmanlike manner and where the Landlord's consent is required for such alterations in accordance with the reasonable requirements of the Landlord notified in writing to the Tenant and in particular without prejudice to the generality thereof any works the carrying out of which may constitute a nuisance or disrupt the businesses or activities of other tenants or occupiers of the Building or the Estate or the public shall be performed outside the hours of 9.00 am to 6.00 pm on Monday to Friday (inclusive)

4.20     ALIENATION

         (a) Not to assign or charge any part or parts (as distinct from the whole) of the Demised Premises and not to agree so to do

         (b) Not to part with possession of or share the occupation of the whole or any part or parts of the Demised Premises or agree so to do or permit any person to occupy the same save by way of an assignment or underlease of the whole of the Demised Premises or an underlease of a Permitted Part thereof (as hereinafter defined) in accordance with the provisions of this Clause PROVIDED THAT nothing contained in this Clause shall prevent the Tenant from (i) sharing occupation of the whole or any part or parts of the Demised Premises with one or more companies which are and remain Group Companies of the Tenant provided that such occupation shall not create the relationship of landlord and tenant between the Tenant and the Group Company or (ii) assigning this Lease or subletting the whole or a Permitted Part to a Group Company of the Tenant (here meaning Morgan Stanley UK Group only) without the Landlord's consent but otherwise in accordance with the terms and conditions as set out in this Clause 4.20 or (iii) subletting a part but not the whole of the Demised Premises to a Group Company of the Tenant (here meaning Morgan Stanley UK Group only) upon terms which make such underletting inalienable other than by way of an assignment or subletting of the whole of the sublet premises to another Group Company of the Tenant (here meaning Morgan Stanley UK Group) and upon having obtained an Order of the Court under Section 38(4) of the Landlord and Tenant Act 1954 authorising the exclusion of sections 24 to 28 of the said Act in relation to such underlease and the Tenant shall notify the Landlord as soon as reasonably possible after each such subletting

         (c) Not to underlet any part or parts of the Demised Premises (as distinct from the whole) other than on the following conditions:-

              (i) from 1st February 1997 until 31st January 2000 not to underlet more than fifty (50) per cent of the Net Internal Area the First Second Third Fourth Fifth and Sixth floors of the Demised Premises

              (ii) each separate unit of accommodation to be underlet shall comprise either one or more contiguous whole floors or a part or parts of a floor or one or more parts of contiguous floors of the Demised Premises (but in such case the number of sublettings per whole floor in existence at any one time is not to exceed four) and such units shall be capable of being occupied and used as a separate and self-contained unit with all necessary and proper services ("a Permitted Part") and

              (iii) prior to the grant of any underlease of a part of the Demised Premises comprising less than one whole floor or an underlease which does not comply with sub-clause 4.20(i)(i) below an order of the Court shall be obtained under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 authorising the exclusion of Sections 24 to 28 of the said Act in relation to such intended underlease

         (d) Not to underlet the whole of the Demised Premises or a Permitted Part at a rent less than the open market rental value of the Demised Premises or (as the case may be) of a Permitted Part in each case at the time of the agreement to grant such underlease


         (e) Without prejudice to the foregoing provisions not to assign or underlet the whole of the Demised Premises nor to underlet a Permitted Part thereof without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

         (f) Prior to any permitted assignment to procure that the assignee enters into a direct covenant with the Landlord to pay the rents hereby reserved and perform and observe the covenants by the Tenant contained in this Lease throughout the residue of the Term (including any extension) and a covenant with the Management Company to pay the sums due under Clause 9

         (g) If the Landlord shall reasonably so require to obtain an acceptable guarantor for any person to whom this Lease is to be assigned who shall execute and deliver to the Landlord a Deed containing a covenant with the Landlord and the

              Management Company as a primary obligation in the case of the Landlord to pay the rents reserved and to observe the Tenant's covenants in the Lease and in the case of the covenant with the Management Company to pay the sums due under Clause 9

         (h) Prior to any permitted underlease to procure that the undertenant enters into direct covenants as follows:-

              (i) an unqualified covenant with the Landlord that the undertenant shall not assign or charge (or agree so to do) any part or parts (as distinct from the whole) of the premises to be thereby demised and shall not part with possession of or share the occupation of the whole or any part of the premises to be thereby demised or agree so to do or permit any person to occupy the same save by way of
                     (i) an assignment or underlease of the whole of the premises thereby underlet or (ii) (if the undertenant is the undertenant of the whole of the Demised Premises) an underlease of a Permitted Part or (iii) (if the undertenant is an undertenant of less than the whole of the Demised Premises but of one or more whole floors an underlease of one or more whole floors or parts of a floor provided that an underlease of part of a floor shall be of premises comprising not less than 10,000 square feet in area and provided that no more than four underleases of parts of the same floor shall be in existence at any time)

              (ii) a covenant that the undertenant shall not assign charge (save by way of floating charge) or underlet (or agree so to do) the whole of the premises to be thereby demised or underlet (or agree so to do) a Permitted Part or a whole floor (as the case may be) without (in each case) obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

              (iii) a covenant to perform and observe all the tenant's covenants and the other provisions contained in this Lease (other than the payment of the rents) so far as the same are applicable to the premises to be thereby demised and including in particular

               (but without limitation) the conditions set out in Clause 4.20(c)

         (i)  Every permitted underlease shall contain:-

              (i) provisions for the review of the rent thereby reserved (which the Tenant hereby covenants to operate and enforce) on an upwards only basis every five years on the dates for review specified in the Particulars to this Lease in accordance with the provisions set out in the Third Schedule hereto but excluding the provisions of sub-paragraph 1.2 of the Third Schedule and the definition of "Assumed Premises" and the definitions of and references to "Rent" and "Interim Rent" and also excluding paragraphs 1.10 1.11 1.12 1.13 1.14 and 2 and the proviso to paragraph 4 of the Third Schedule and with references to "Assumed Premises" being deemed to be references to "Demised Premises"

              (ii) condition for re-entry on breach of any covenant by the undertenant

              (iii) (subject to the provisions of Clause 4.20(h)) the same provisions (mutatis mutandis) as are set out in this Clause 4.20 in so far as they are applicable to the underlet premises

         (j) To procure that the principal rent is reviewed under any permitted underlease in accordance with the terms thereof

         (k) Not, to vary the terms of any permitted underlease (or agree so to do) without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

         (l) To procure that the rents reserved by any permitted underlease shall not be commuted or payable more than one quarter in advance and not to permit the reduction of any rents reserved by any such underlease

         (m) Notwithstanding the foregoing provisions of Clause 4.20(i)(i) but subject to (n) below and in respect of not more than two whole floors in aggregate the Tenant may grant an underlease or underleases for a term not exceeding ten years which do not include provisions for the review of rent thereby reserved on the dates specified in the Particulars to this Lease and in accordance with the provisions of the Third Schedule excluding the provisions of sub- paragraph 1.2 of the Third Schedule and without reference to the definitions and references referred to in Clause 4.20(i)(i) provided that:-

              (i) if any provisions are contained in such underlease for the review or alteration of the amount of rent payable under such underlease they shall not permit the amount of rent payable to be decreased and

              (ii) the Tenant here meaning Morgan Stanley UK Group or any Group Company of Morgan Stanley UK Group in which this Lease shall at the relevant time be vested and the Surety here meaning Morgan Stanley Group Inc shall prior to the grant of such underlease if required by the Landlord enter into a deed in such form as the Landlord may reasonably require undertaking by way of surety and principal obligation with effect from the fifteenth anniversary of the Term Commencement Date to be responsible for that proportion of the rent service charge and other payments due under this Lease which is equal to the proportion which the Net Internal Area of the premises so underlet bears to the Net Internal Area of the First Second Third Fourth Fifth and Sixth Floors of the Demised Premises (or such smaller area as shall on the fifteenth anniversary of the Term Commencement Date be comprised within the Demised Premises following a surrender and determination by the Tenant pursuant to Clause 10.2) but so that such deed shall only be effective in circumstances where the Tenant here meaning Morgan Stanley UK Group or any Group Company of Morgan Stanley UK Group in which this Lease shall at the relevant time be vested has assigned this Lease otherwise than to an Acceptable Assignee prior to the fifteenth anniversary of the Term Commencement Date and the term of such underlease is expressed to expire after the fifteenth anniversary of the date of this Lease and such undertaking shall cease upon the expiry or sooner determination of such underlease

         (n) Notwithstanding the foregoing provisions of this Clause 4.20 and other than to a Group Company of the Tenant not to assign underlet part with possession or share (or part with) occupation of or hold on trust the whole or any part of the Demised Premises before 1st February 1997 and not to market or otherwise offer to underlet the whole or a Permitted Part of the Demised Premises before 1st October 1996 (or 1st July 1996 if by such date all Lettable Areas in the Building have been let or are the subject of unconditional Agreements for Lease or other agreements permitting third parties to occupy)

4.21     REGISTRATION OF DISPOSITIONS

         Within twenty-one (21) days of every assignment transfer assent underlease assignment of underlease mortgage charge or any other disposition whether mediate or immediate of or relating to the whole or any part or parts of the Demised Premises to supply to the Landlord a copy certified by the Tenant's solicitors of the document evidencing or effecting such disposition and on each occasion to pay to the Landlord or its solicitors a reasonable registration fee

4.22     DISCLOSURE OF INFORMATION

         Whenever the Landlord shall reasonably request (but not more than once in any period of 12 months) to supply full particulars of all occupations and derivative interests in the Demised Premises but the Tenant shall not be required to produce to the Landlord any financial details or other details which are properly considered by the Tenant to be confidential in relation to such assignment transfer underlease charge or other devolution

4.23     LANDLORD'S COSTS

         To pay and indemnify the Landlord and the Management Company against all reasonable costs fees charges disbursements and expenses properly incurred by the Landlord or the Management Company:-

         (a) where a notice under Section 146 of the Law of Property Act 1925 is properly served in relation to or in contemplation of the preparation and service of that notice and of any proceedings under Section 146 or 147 of that Act (notwithstanding forfeiture is avoided otherwise than by relief granted by the Court)

         (b) where such notices or schedules are properly served in relation to or in contemplation of the preparation and service of all such notices and schedules relating to wants of repair whenever served (but relating only to such wants of repair that accrued during the Term)

         (c) in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant or in procuring the remedying of the breach of any covenant by the Tenant

         (d) in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management and monitoring fees and expenses) whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of its consent is unreasonable or the Landlord has offered consent but subject to unreasonable conditions) or whether the application be withdrawn

4.24     STATUTORY REQUIREMENTS

         (a) At the Tenant's own expense to comply in all respects with the provisions of every statute and regulation from time to time in force and (made by any public utility or other competent authority (including duly authorised officer or court of competent jurisdiction acting under or in pursuance of any statute)) now in force or which may hereafter be in force and any other obligations imposed by law relating to the Demised Premises the Staircase (if any) or the user thereof

         (b) To indemnify and keep indemnified the Landlord against all proper costs charges fees and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements directed or required pursuant to Clause 4.25(a)

         (c) Not to do or omit to be done in or near the Demised Premises any act or thing by reason of which the Landlord or any other occupier may under any statute or non-statutory regulations be or become liable to pay any penalty damages compensation costs charges or expenses

4.25     PLANNING ACTS

         (a) To comply with the provisions and requirements of the Planning Acts in so far as they relate to the Demised Premises and the Staircase and to indemnify and keep the Landlord indemnified against all actions proceedings demands proper costs expenses and liability in respect of any contravention

         (b) Not to apply for any planning permission for any change of use of the Demised Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

         (c) To pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out of any such operations or the commencement or continuation of any such user

         (d) Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Demised Premises or any change of use until any necessary notices and permissions under the Planning Acts and any other necessary approvals or consents have been obtained and produced to the Landlord and the Landlord has acknowledged (such acknowledgement not to be unreasonably withheld or delayed) that the planning permission and the said approvals or consents are acceptable to it

         (e) Unless the Landlord shall otherwise direct to carry out and complete before the expiration or sooner determination of the Term:-

              (i) any works stipulated to be carried out to the Demised Premises as a condition of any planning permission granted during the Term and implemented by the Tenant or any undertenant and

              (ii) any Development begun upon the Demised Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

         (f) If and when called upon so to do (but not more than once in any successive period of twelve (12) months) to produce to the Landlord as soon as reasonably possible after receipt by the Tenant of written demand all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Clause 4.25 have been complied with in all respects

4.26     STATUTORY NOTICES

         Within fourteen (14) days after receipt of the same (or sooner if requisite having regard to the time limits stated therein) to produce to the Landlord a copy and any further particulars reasonably required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupiers thereof or of the Building or of the Estate and without delay to take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant and at the reasonable request of the Landlord to make or join with the Landlord in making such objection or representation against or in respect of any such notice order or proposal as shall be reasonably necessary

4.27     DEFECTIVE PREMISES

         To give written notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing so as to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all reasonable notices of reasonable size which the Landlord may from time to time reasonably require to be displayed in relation thereto

4.28     FIRE PRECAUTIONS AND EQUIPMENT ETC.

         To comply with the requirements of the fire authority the insurers of the Demised Premises and the Landlord in relation to fire precautions affecting the Demised Premises

4.29     ENCROACHMENTS AND EASEMENTS

         (a) Not to stop up or obstruct any of the windows save for (and subject to the manner and design of such stopping up and obstructing being first approved in writing by the Landlord such approval not to be unreasonably withheld or delayed) those windows which are in areas containing plant or equipment or communications facilities shown between points A and B on Plan 2 or lights belonging to the Demised Premises nor to permit any new window opening doorway passage Pipes or other encroachment or easement to be made or acquired into upon or over the Demised Premises or any part thereof and in case any person shall attempt to make or acquire any encroachment or easement to give written notice thereof to the Landlord immediately the same shall come to the notice of the Tenant and at the request of the Landlord to adopt such means as may be reasonably necessary for preventing any such encroachment or the acquisition of any such easement

         (b) Not to give to any person any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings of the Demised Premises by the consent of such person nor to pay any sum of money or enter into any agreement with any person for the purpose of inducing or binding such person to abstain from obstructing the access of light to any of the windows or openings and in the event of any person doing or threatening to do anything which obstructs the access of light to any of the windows or openings as soon as reasonably possible to notify the Landlord of the same

4.30     RELETTING AND SALE NOTICES

         To permit the Landlord at all reasonable times by prior written appointment with the Tenant to enter upon the Demised Premises and affix and retain without interference upon any suitable parts of the Building (but not so as to affect the use and enjoyment thereof or the access of light and air to the Demised Premises) during the six (6) months preceding the expiration or sooner determination of the Term notices for reletting the same and not to remove or obscure the said notices and to permit all persons with the written authority of the Landlord to view the Demised Premises at all reasonable hours in the daytime upon prior appointment having been made

4.31     VALUE ADDED TAX

         Where by virtue of any provisions of this Lease the Tenant is required to pay the Landlord or the Management Company any payment the Tenant shall also:-

         4.31.1
                     pay to the Landlord or the Management Company (as the case may be) any Value Added Tax at the rate for the time being in force chargeable in respect of any payments made by the Tenant to the Landlord or the Management Company in connection with or under the provisions of this Lease or in respect of any supplies made by the Landlord or the Management Company to the Tenant in connection with or under the provisions of this Lease provided that if the Landlord makes an election to waive exemption in relation to all or part of the Demised Premises or in accordance with paragraph 2 of Schedule 10 of the Value Added Tax Act 1994 as it may from time to time be amended modified or re-enacted and as a result of such election (and for the avoidance of doubt solely as a result of such election) Value Added Tax is payable by the Tenant in accordance with this sub- clause then the Landlord shall indemnify the Tenant against such Value Added Tax as is payable by the Tenant under this sub-clause and is not recoverable by the Tenant pursuant to Sections 25 and 26 of the Value Added Tax Act 1994

         4.31.2
                     pay to the Landlord or the Management Company (as the case may be) an amount equal to all Value Added Tax input tax incurred by the Landlord or the Management Company in respect of supplies made to the Landlord or the Management Company (including by reason of such supplies being deemed to be made for the purposes of Value Added Tax by the Landlord or the Management

                     Company to itself) the cost of which the Tenant is obliged to reimburse to the Landlord or the Management Company under or by virtue of the terms of this Lease save to the extent that such Value Added Tax input tax is recoverable by the Landlord or the Management Company or is recoverable under any other provision of this Lease

4.32     REGULATIONS

         Insofar as the same relate to the Demised Premises or the activities acts or omissions of the Tenant or any undertenant or any persons under its or their control to comply or procure compliance with the Regulations

4.33     COVENANTS AFFECTING REVERSION

         To perform and observe the provisions of the deeds and documents referred to in the Fifth Schedule hereto so far as the same are still subsisting and capable of taking effect and relate to or affect the Demised Premises

4.34     NOTIFICATION OF LOCAL EMPLOYEES

         To enable the Landlord to establish compliance with its undertaking to the London Borough of Tower Hamlets to procure the employment of at least 2,000 Local People within the Estate and until such time as the Landlord shall notify the Tenant in writing that such undertaking has been complied with but so that any information provided to the Landlord under this Clause 4.34 shall be used solely for establishing such compliance the Tenant will from time to time when reasonably so requested by the Landlord supply the Landlord with a certificate of the name(s) and address(es) of any Employee or Employees who are Local People which Certificate shall be in such form as is reasonably required by the Landlord and for the purposes of this Clause 4.35:-

         (a) "Employee" means any bona fide employee of the Tenant (or any associate company) (including without limitation apprentices articled clerks persons engaged on a Government work scheme directors self employed persons and partners) who has his or her principal place of business or work at or spends at least 50% of his or her time working within the Estate (as the same exists at the date hereof as shown edged in green on Plan 2) or any part thereof and (save where the said person has resigned ceased to practise or attend or has been dismissed without a finding of unfair dismissal being made within the period of six months hereinafter referred to) is or was so employed for a period of at least six months

         (b) "Local People" means persons having their place of residence at the date of commencement of their employment in the London Borough of Tower Hamlets

4.35     DOCKLANDS LIGHT RAILWAY

         (a) Not to use or carry out any works on any part of the Demised Premises or on any part of the Estate in the immediate vicinity of the Docklands Light Railway for any purpose which would materially adversely affect the construction or operation of the Docklands Light Railway or the use thereof as a railway station or the safe operation of the Docklands Light Railway or the use thereof as a railway station but without prejudice to the rights granted to the Tenant in paragraph 3 of the First Schedule (subject as therein provided)

         (b) Not to cause interference with electrical or electronic apparatus or equipment used in connection with the operation of the Docklands Light Railway

         (c) In the exercise of any rights of entry granted in the First Schedule over any part of the Docklands Light Railway (in addition to complying with the provisions of paragraph 3 of the First Schedule):

              (i) not (save in the case of an emergency) to disrupt the operation of the Docklands Light Railway or the use thereof

              (ii) to comply with any reasonable and proper regulations directions or requirements of DLR Limited necessary to ensure the safe operation of the Docklands Light Railway

5.       LANDLORD AND MANAGEMENT COMPANY'S COVENANTS RELATING TO SERVICES

5.1 The Management Company covenants (and the Landlord covenants in the event of default of the Management Company) with the Tenant and the Management Company covenants as a separate covenant with the Landlord (and subject as provided in Clauses 8.4 and 8.5) to provide perform and observe or procure to be provided performed and observed the Building Services the Car Park Services and the Estate Services as shall be necessary for the reasonable beneficial enjoyment and use of the Demised Premises PROVIDED THAT neither the Landlord nor the Management Company shall be liable to the Tenant in respect of any failure or interruption or delay in the provision of any of such services caused by Force Majeure

5.2 The Management Company further covenants with the Tenant not to exercise its judgment in any instance providing for the exercise of its judgment in this Lease otherwise than in good faith and in accordance with principles of good estate management

5.3 The Landlord and the Management Company further covenant with the Tenant to provide perform and observe or procure to be provided performed and observed the Building Services the Car Park Services and the Estate Services in accordance with the provisions of this Lease and to manage the Estate in such manner as shall be in accordance with principles of good estate management

6.       LANDLORD'S COVENANTS

         THE Landlord COVENANTS with the Tenant:-

6.1      QUIET ENJOYMENT

         That the Tenant paying the rents reserved by this Lease and performing and observing the covenants on the part of the Tenant herein contained may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for it

6.2      GUARANTEE OF MANAGEMENT COMPANY'S OBLIGATIONS

         That the Management Company or the Landlord will perform the covenants on the part of the Management Company contained in this Lease

6.3      SUPERIOR TITLE

         To pay the rent reserved by and (save insofar as the same are the responsibility of the Tenant under this Lease) to observe and perform the conditions and covenants imposed on the lessee in the Superior Lease and to use best endeavours to procure that the Superior Landlord observes and performs the conditions and covenants imposed on the lessor in the Superior Lease

6.4      ATRIUM DEDICATED LOBBY AND DEDICATED LIFTS

         Until such time as the Tenant shall have surrendered and determined this Lease in relation to the third floor pursuant to Clause 10.2 the Landlord will not permit nor grant to any other tenant in occupation of premises in the Building any right to use or right of access over the Atrium nor (until such time as there has been a determination and surrender of part of the Demised Premises pursuant to Clause 10) the Dedicated Lobby or the Dedicated Lifts

6.5      FACILITIES

         To designate from time to time sufficient passenger lifts for the Tenant's use in accordance with paragraph 3(b) of the First Schedule and reasonable and sufficient lavatory facilities in the Building in accordance with paragraph 3(c) of the First Schedule so that at all times reasonably sufficient lifts and lavatory facilities are in existence and have been designated for use by the Tenant and further at all times to ensure that 51 car parking spaces in the building are designated for the Tenant's use in accordance with paragraph 6.1 of the First Schedule provided always that it is hereby agreed and declared that the Tenant acknowledges that the lifts in the west core and the lavatories situated on each floor of the Premises are reasonable and sufficient

6.6      NOTIFICATION OF NUMBERS OF LOCAL EMPLOYEES

         To notify the Tenant forthwith in writing that the undertaking referred to in Clause 4.34 has been complied with and is of no further effect

6.7      VALUE ADDED TAX

         That it has not and will not make during the Term an election pursuant to paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 in relation to all or any part of the Demised Premises nor any part (but only for so long as Morgan Stanley UK Group has a registrable interest (at H.M. Land Registry) in the same) of the Seventh Eighth Ninth and Tenth floors of the Building

6.8      NAMING RIGHTS

         That it will not name nor grant to any person naming rights in respect of either the premises known as 10 South Colonnade or the premises known as 20 Cabot Square

7.       INSURANCE

7.1      LANDLORD TO INSURE

         THE Landlord shall insure and keep insured with some insurance company of repute or with Lloyd's Underwriters through such agency (if any) as the Landlord may from time to time determine (whether or not a Group Company of the Landlord) (subject to such exclusions excesses and limitations as may from time to time customarily be imposed by the insurers but otherwise upon normal reasonable commercial terms):-

         (a) the Building (but for the avoidance of doubt excluding the Tenant's Works) against loss or damage by the Insured Risks in such sum as shall be the full reinstatement cost of the Building excluding the Tenant's Works or such greater sum as the Tenant may in writing reasonably request including Value Added Tax architects' surveyors' and other professional fees and expenses incidental thereto the cost of shoring up demolition and site clearance and similar expenses

         (b)  loss of the Rent Estate Service Charge Building Service

              Charge and Car Park Service Charge payable under this Lease (making due allowance for increases provided for in the Third Schedule) for five (5) years or such other period as the Tenant may in writing reasonably request if greater

         (c) any engineering and electrical plant and machinery being part of the Base Building Services against sudden and unforeseen damage breakdown and inspection to the extent that the same is not covered by paragraph (a) of this Clause

         (d) property owner's liability and such other insurances as the Landlord may from time to time reasonably deem necessary to effect

7.2      COMMISSIONS AND RESTRICTION ON TENANT INSURING

         (a) The Landlord shall be entitled to retain and utilise as it sees fit any commission attributable to the placing of such insurance and the payment of any insurance sums and the Landlord shall use all reasonable endeavours to obtain in any property insurance policy effected pursuant to the Landlord's insurance obligations set out in Clause 7.1(a)-(d) (inclusive) and at the sole cost and expense of the Tenant a waiver of subrogation against the Tenant and the right to have the Tenant's interest noted on the insurance policy

         (b) The Tenant shall not take out any insurance in respect of the Demised Premises or in respect of any other matters which the Landlord is required to insure under Clause 7.1

7.3      TENANT'S WORKS

         7.3.1
                     The Tenant shall insure and keep insured with some insurance company of repute or with Lloyd's Underwriters through such agency (if any) as the Tenant may from time to time determine (whether or not a Group Company of the Tenant) (subject to such exclusions excesses and limitations as may from time to time customarily be imposed by the insurers but otherwise upon normal reasonable commercial terms) the Tenant's

                     Works which definition shall for the purposes of this Clause 7 include (a) installations fittings and equipment resulting from the carrying out of the Tenant's Works (not being works to the structure of the Building) (b) any other works (but excluding works to the structure of the Building) hereafter carried out by the Tenant or any undertenant in accordance with the terms hereof and whether or not the same shall become Landlord's fixtures and fittings against loss or damage by the Insured Risks in such sum as shall be the full reinstatement cost thereof including Value Added Tax architects' surveyors' and other professional fees and expenses incidental thereto and the cost of demolition site clearance and similar expenses

         7.3.2
                     The Tenant shall use all reasonable endeavours to obtain in any insurance policy effected pursuant to the Tenant's insurance obligations contained in this Clause 7.3 and at the sole cost and expense of the Tenant a waiver of subrogation against the Landlord and the right to have the Landlord's interest noted on the insurance policy

 7.4     LANDLORD'S FIXTURES

         If the Landlord so requests but not more frequently than once in any consecutive period of twelve months the Tenant shall notify the Landlord in writing of the full reinstatement cost of any fixtures and fittings installed at any time by the Tenant and which may become landlord's fixtures and fittings

7.5      LANDLORD TO PRODUCE EVIDENCE OF INSURANCE

         At the request of the Tenant the Landlord shall produce to the Tenant and at the request of the Landlord the Tenant shall produce to the Landlord reasonable evidence of the terms of the insurance policy and the fact that the policy is subsisting and in effect as the Tenant or the Landlord (as the case may be) is required to effect pursuant to the terms hereof

7.6      CESSER OF RENT

         Save where and to the extent that the insurance thereof is required to be effected by the Tenant pursuant to Clause 7.3 if the Estate Common Parts the Building or the Demised Premises or in any case any part thereof shall be destroyed or damaged by any of the Insured Risks or by bomb or other terrorist action when damage caused by bomb or terrorist action is not normally insurable in the commercial insurance market so as to render the Demised Premises or any part thereof unfit for use and occupation or inaccessible and in so far as the insurance shall not have been vitiated or payment of the policy moneys refused in whole or in part as a result of some act or default of the Tenant or any undertenant or any person under its or their control then the Rent and the Estate Service Charge Building Service Charge and Car Park Service Charge or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Building or the Demised Premises or the part destroyed or damaged (as the case may be) shall be rebuilt or reinstated in accordance with the Specification and the Estate Common Parts or the part destroyed or damaged (as the case may be) shall be rebuilt or reinstated so as to render the Demised Premises accessible and any dispute regarding the cesser of rent shall be referred to a single arbitrator to be appointed in default of agreement upon the application of either party, by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1950 to 1979

7.7      DESTRUCTION OF THE BUILDING

         7.7.1
                     Save where and to the extent that the insurance thereof is required to be effected by the Tenant pursuant to Clause
                     7.3 and subject to Clause 7.7.2 if the Building or the Demised Premises or any part thereof or any necessary access thereto is destroyed or damaged by any of the Insured Risks then:-

                     (a) unless payment of the insurance moneys shall be refused in whole or in part by reason of any act or default of the Tenant or any undertenant of the

                            Tenant or any person under its or their control and

                     (b) subject to the Landlord being able to obtain any necessary planning permission and all other necessary licences approvals and consents (which the Landlord shall use its reasonable endeavours to obtain) and

                     (c) subject to the necessary labour and materials being and remaining available the Landlord shall (subject to Clause 7.8) lay out the net proceeds of such insurance other than any in respect of loss of rents in the rebuilding and reinstatement of the premises so destroyed or damaged (excluding Tenant's Works) substantially as the same were prior to any such destruction or damage (but not so as necessarily to provide accommodation identical in layout where it is impossible to do so) and shall proceed with such rebuilding or reinstating within the period of time that it shall be reasonable so to do

         7.7.2
                     If the Tenant's Works or any part thereof are damaged by the Insured Risks then:-

                     (a) unless payment of the insurance moneys shall be refused in whole or in part by reason of any act or default of the Landlord or any person under its control and

                     (b) subject to the Tenant being able to obtain any necessary planning permission and all other necessary licences approvals and consents (which the Tenant shall use its reasonable endeavours to obtain) and

                     (c) subject to the necessary labour and materials being and remaining available the Tenant shall (subject to Clause 7.8) lay out the net proceeds of such insurance in the rebuilding and reinstatement of the Tenant's Works to no lesser standard than that described in the "Minimum Standard Developer's Finish for Tenant's Works" a copy of which is annexed hereto as Annexure [ ] or such other works in substitution thereof as shall be approved by the Landlord such approval not to be unreasonably withheld or delayed

7.8      OPTION TO DETERMINE

         7.8.1.1
                     If the Estate or any part thereof or the Building or any part thereof or the Demised Premises or any part thereof shall be so destroyed or damaged by any of the Insured Risks or by terrorist action when terrorist action is uninsurable in normal commercial insurance markets so as to render the entirety of the Demised Premises unfit for or incapable of use and occupation then (i) if the Landlord has not rebuilt or reinstated the Estate (or relevant part thereof) the Building (or relevant part thereof) or the Demised Premises (as the case may be) so that the Demised Premises are available and fit for Tenant's fitting out works within three years and six months of such damage or destruction and there is no reasonable prospect of rebuilding or reinstatement being completed within four years of such damage or destruction then the Tenant may determine this Lease by giving to the Landlord and the Management Company not less than six (6) nor more than twelve (12) months' written notice to expire four years after the date of such destruction or damage; and (ii) the Landlord may determine this Lease by giving to the Tenant and the Management Company not less than six
                     (6) months' written notice at any time after the date of damage or destruction and prior to commencing to rebuild or reinstate and (iii) any determination pursuant to this clause 7.8.1.1 and any determination pursuant to Clause
                     7.8.2 below shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant Provided That if this Lease shall be determined then the Landlord shall not be required to lay out the net proceeds of such insurance and the net proceeds of such insurance shall belong to the Landlord absolutely

         7.8.1.2
                     If there shall be any determination pursuant to Clause
                     7.8.1.1 or Clause 7.8.2 then the Tenant shall not be required to lay out the net proceeds of the insurance effected pursuant to the provisions of Clause 7.7.2 and the net proceeds of such insurance up to the amount representing the full reinstatement value of the Tenant's Works to a standard commensurate with the "Minimum Standard Developer's Finish for Tenant's Works" ("the MDF Works") and on the basis that the whole of the Demised Premises at the date of damage or destruction (other than the ground floor) had been so fitted out shall belong to the Landlord absolutely and the Tenant shall pay such amount to the Landlord as soon as reasonably possible after receiving the same and shall take all such reasonable steps to obtain such sum with all due speed and to the extent that the cost of reinstating the whole of the Demised Premises at the date of damage or destruction (other than the ground floor) to a standard commensurate with the MDF Works shall exceed the amount (if any) received by the Tenant from its insurers (for whatever reason including if the Tenant shall not at the time of such damage or destruction have carried out or completed the Tenant's Works but other than by reason of the act or default of the Landlord or any person under its control) then the Tenant will within fourteen (14) days of receipt of a written demand pay the difference to the Landlord

         7.8.2
                     Without prejudice to the provisions of Clause 7.8.1 above the Landlord shall within six (6) months of the date of destruction of the Building or the Demised Premises give written notice to the Tenant stating whether or not it intends to rebuild and reinstate the same and if such notice indicates that the Landlord does not intend to rebuild and reinstate the Tenant may determine this Lease by giving written notice to the Landlord to that effect at any time after the date of service of the Landlord's notice but if such notice indicates that the Landlord does intend to rebuild and reinstate the Landlord will proceed diligently in endeavouring to obtain all necessary planning permissions approvals and consents and to rebuild and reinstate the Demised Premises or the Building (as the case may be) and if the Landlord fails to give the Tenant notice in accordance with this Clause 7.8.2 the Tenant shall be entitled to assume that the Landlord does not intend to rebuild and reinstate whereupon the Tenant may determine this Lease by giving written notice as aforesaid

7.9      PAYMENT OF INSURANCE MONEYS REFUSED

         If the payment of any insurance moneys is refused as a result of some act or default of the Tenant or any undertenant or any person under its or their control so as to cause a breach of any term or provision of the insurance policy the contents of which have been notified in writing to the Tenant the Tenant shall pay to the Landlord as soon as possible after receipt by the Tenant of written demand the amount so refused except to the extent that it relates to Tenant's insured fittings

7.10     INSURANCE BECOMING VOID

         The Tenant shall not do or omit to do anything that could cause any policy of insurance in respect of or covering the Demised Premises or the Building or any Adjoining Property to become void or voidable wholly or in part nor (unless the Tenant has previously notified the Landlord and agreed to pay the increased premium) anything whereby any increased or loaded premium may become payable and the Tenant shall as soon as possible after receipt of written demand pay to the Landlord all increased expenses incurred by the Landlord in renewing any such policy

7.11     REQUIREMENTS OF INSURERS

         The Tenant shall at all times comply with all the requirements of the Landlord's insurers so far as such requirements are made known in writing by the Landlord or the Management Company to the Tenant and relate to the Demised Premises or the conduct of persons using the Building or the Estate

7.12     NOTICE BY TENANT

         The Tenant shall give notice to the Landlord as soon as reasonably possible after becoming aware of the happening of any event or thing which might reasonably affect or give rise to a claim under any insurance policy relating to the Demised Premises or the Building or any Adjoining Property

8.       PROVISOS

         PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

8.1      FORFEITURE

         (a) Subject to the provisions of sub-clause 8.1(b) without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord:-

              (i) if the rents reserved by this Lease or any part thereof shall be unpaid for twenty eight (28) days after becoming payable or

              (ii) if any of the covenants by the Tenant contained in this Lease shall not be performed and observed in all material respects or

               (iii) if the Tenant and/or the Surety (if any) (being a body corporate) has a winding-up petition or petition for an administration order presented against it or passes a winding-up resolution (other than a resolution for the purposes of an amalgamation or reconstruction resulting in a solvent corporation) or resolves to present its own winding-up petition or is wound up (whether in England or elsewhere) or the directors of the Tenant or the Surety resolve to present a petition for an administration order in respect of the Tenant or the Surety (as the case may be) or an Administrative Receiver or a Receiver or a Receiver and Manager is appointed in respect of the property (or any part thereof) of the Tenant or the Surety or

              (iv) if the Tenant and/or the Surety (if any) (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 425 of the Companies Act 1985 or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise) or

              (v) if the Tenant and/or the Surety (if any) (being an individual or if more than one individual then any one of them) notifies the Official Receiver or makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986 or convenes a meeting of his creditors or any of them or enters into any arrangement scheme compromise moratorium or composition with his creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or is adjudged bankrupt

               THEN and in any such case the Landlord may at any time thereafter until such time as the circumstances referred to in this clause
               8.1 and giving rise to the Landlord's right of forfeiture have ceased to exist re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to any party to this Lease in respect of any antecedent breach of any of the covenants contained in this Lease

        (b) (i) The Landlord shall give to every Leasehold Mortgagee who has previously given and not withdrawn written notification to the Landlord of a subsisting Leasehold Mortgage a copy of each notice of default by the Tenant which the Landlord may be required to serve on the Tenant at the same time as and whenever any such notice of default is given by the Landlord to the Tenant addressed to such Leasehold Mortgagee at the address last furnished to the Landlord and no such notice by the Landlord shall be deemed to have been given unless and until a copy thereof shall have been so given to such Leasehold Mortgagee

              (ii) The Landlord's right of re-entry shall not be enforceable save pursuant to an order of the Court and before enforcing such order of the Court the Landlord shall serve on the Surety and also every Leasehold Mortgagee who has previously given and not withdrawn written notification to the Landlord of a subsisting Leasehold Mortgage in his favour a notice enclosing a copy of the order of the Court and:-

                      (1) stating that the Landlord's right to re-enter has arisen; and

                      (2) offering a reasonable period (which shall not be less than twenty-one (21) days from the date of such notice) to the Leasehold Mortgagee to remedy the Tenant's default and agreeing not to exercise its right to re-enter the Demised Premises before the expiry of such reasonable period

               (iii) The Landlord shall accept performance by the Leasehold Mortgagee of any covenant condition or agreement on the Tenant's part as though that covenant condition or agreement had been performed by the Tenant

              (iv) In the event of any forfeiture of this Lease the Landlord shall give written notice thereof to the Leasehold Mortgagee and shall on written request of the Leasehold Mortgagee given at the time within sixty (60) days after the giving of such notice execute and deliver a new lease of the Demised Premises to the Leasehold Mortgagee or its nominee for the remainder of the Term of the Lease at the rent and subject to the covenants conditions limitations and agreements herein contained provided that the Leasehold Mortgagee or its nominee shall be an Acceptable Assignee and provided that the Leasehold Mortgagee shall have remedied or covenanted to remedy any breach on account of which the forfeiture has occurred and shall have paid to the Landlord all rent and other charges due under this Lease at the date of forfeiture and which thereafter would have been due under this Lease if the same had not been forfeited up to and including the date of commencement of the term of such new lease together with costs and expenses on an indemnity basis incurred by the Landlord in connection with or arising out of forfeiture of this Lease and obtaining and enforcing an order of the Court for that purpose and all expenses including reasonable legal fees incidental to the execution and delivery of such new lease less all amounts (after deducting costs incurred in connection therewith) received by the Landlord from sub-tenants up to the said date of commencement of such new lease and provided that the Leasehold Mortgagee and Morgan Stanley Group Inc as Surety shall have first executed and delivered to the Landlord a Counterpart Lease and time shall be of the essence of the contract in respect of the service of the notice referred to in this paragraph

              (v) Except as otherwise specifically agreed by the relevant Leasehold Mortgagee and subject to paragraph (iv) no Leasehold Mortgagee shall become liable under the provisions of this Lease unless and until such time as it becomes and (subject to complying with clause 8.17 on any assignment or transfer of the Tenant's interest under this Lease) then only for so long as it remains the owner of the Tenant's interest under this Lease and only to the extent that the Tenant would have been liable hereunder had the Tenant remained the owner of that interest

               Provided always that the provisions of this Clause 8.l(b) shall only apply for so long as this Lease remains vested in Morgan Stanley UK Group or any Group Company of Morgan Stanley UK Group

 8.2     NO IMPLIED EASEMENTS

         Nothing herein contained shall impliedly confer upon or grant to the Tenant any easement right or privilege other than those expressly granted by this Lease

8.3      EXCLUSION OF WARRANTY AS TO USER

         Nothing contained in this Lease or in any agreement leading to its grant or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts for the use herein authorised or any use subsequently authorised

8.4      LANDLORD'S AND MANAGEMENT COMPANY'S OBLIGATIONS

         Neither the Landlord nor the Management Company shall be liable to the Tenant in respect of any failure of the Landlord or the Management Company to provide perform and observe any of the Building Services unless the Tenant has given notice to the Landlord or the Management Company (as the case may be) of such failure and the Landlord or the Management Company (as the case may be) has failed within a reasonable time to remedy the same and then in such case the Landlord and/or the Management Company (as the case may be) shall be liable to compensate the Tenant only for loss or damage sustained by the Tenant after such reasonable time has elapsed

8.5      EXCLUSION OF LANDLORD'S AND MANAGEMENT COMPANY'S LIABILITY

         Neither the Landlord nor the Management Company shall be liable to the Tenant nor shall the Tenant have any claim against the Landlord or the Management Company in respect of:-

         (a) any failure or interruption or delay in the provision of Estate Services or Car Park Services or Building Services caused in any case by Force Majeure but the Management Company shall use reasonable endeavours having regard to the nature of the Tenant's business to cause the service in question to be reinstated with the minimum of delay

         (b) any loss or damage (other than damage to the Demised Premises) or interference or annoyance suffered by the Tenant during the carrying out by the Landlord or the Management Company of works to the Estate Common Parts which the Landlord or the Management Company reasonably considers to be necessary or desirable save where such works are carried out in a reckless or negligent manner by the Landlord or the Management Company

         (c) any loss or inconvenience occasioned by the closing or breakdown of any mechanical equipment or by the failure of power supply to any mechanical equipment or whilst any repairs are carried out thereto except where such loss or inconvenience is caused by the recklessness or negligence of the Landlord or Management Company

         (d) any loss of or damage to or theft from any car using the Car Park or any loss or damage or injury suffered by any driver of or passenger in such car except where any loss, damage or theft or injury is caused by the recklessness or negligence of the Landlord or Management Company

8.6 RIGHT FOR LANDLORD TO PERFORM OR TO NOMINATE ANOTHER COMPANY TO PERFORM MANAGEMENT COMPANY'S OBLIGATIONS

         At any time or times during the Term the Landlord may on giving written notice to the Tenant and the Management Company nominate another company or companies to undertake or exercise or itself undertake or exercise all or any of the obligations rights and discretions of the Management Company contained in this Lease in which event:-

         (a) the Landlord shall require the Management Company to transfer to it or to the nominated company (or if more than one company is nominated the relevant nominated company) any moneys held in the Estate Reserve Fund and the Car Park Reserve Fund and the Building Reserve Fund or any other similar fund established

         (b) any reference in this Lease to the Management Company shall be construed as reference to the Landlord or the nominated company or companies

         (c) in particular but without limitation any payment due from the Tenant to the Management Company in respect of the relevant obligations shall be made to the Landlord or such nominated company or companies and the benefit of the Tenant's covenants to the Management Company shall be enforceable by the Landlord or such nominated company or companies

         (d) the Landlord shall procure that the nominated company or companies shall provide a covenant to the Tenant in the terms of the covenant by the Management Company with the Tenant contained in this Lease and shall execute a declaration of trust in favour of the Tenant in the same terms mutatis mutandis as are set out in clause 9.7

         (e) the Tenant shall at the Landlord's cost covenant with the nominated company or companies in the terms of the covenants by the Tenant with the Landlord and the Management Company contained in this Lease

         (f) the Management Company shall be released from all obligations of any kind arising under or in respect of the covenants by the Management Company contained in this Lease and from all actions proceedings costs claims and demands in connection with those obligations but without prejudice to any claim actions and proceedings in respect of breaches of covenant by the Management Company which have already occurred or arisen and

         (g) the Tenant shall be released from all obligations of any kind to the Management Company arising under or in respect of the covenants by the Tenant to the Management Company contained in this Lease and from all actions proceedings costs claims and demands in connection with those obligations but without prejudice to any claims actions and proceedings in respect of breaches of covenant by the Tenant which have already occurred or arisen

8.7      DEVELOPMENT OF ADJOINING PROPERTY

         (a) The Tenant shall make no objection or representation nor institute any proceedings whether by way of injunction or for damages and shall not permit or suffer any undertenant or other occupier of or any person with any interest in any part of the Demised Premises to do any such things by reason or in consequence of any actionable noise disturbance annoyance or inconvenience occasioned by any works by or on behalf of the Landlord or the Management Company or any owner or tenant on any Adjoining Property

         (b) The Tenant agrees with the Landlord and the Management Company that notwithstanding any other provision of this Lease the Tenant will have no claim against the Landlord or the Management Company in connection with or arising from any works carried out on beneath or in the vicinity of the Estate by or on behalf of London Underground Limited or London Regional Transport for the purpose of or in connection with the construction of the Jubilee Line Extension to the London Underground system

 8.8     EXCLUSION OF STATUTORY COMPENSATION

         Except where any statutory provision prohibits or modifies the right of the Tenant to compensation being reduced or excluded by agreement neither the Tenant nor any undertenant (whether immediate or not) shall be entitled on quitting the Demised Premises or any part thereof to claim any compensation from the Landlord under the Landlord and Tenant Act 1954

8.9      USE OF PREMISES OUTSIDE BUSINESS HOURS

         If the Tenant shall desire to use and occupy the Demised Premises outside the Business Hours then subject as hereinafter provided the Tenant shall be entitled to use and occupy the Demised Premises and have access thereto outside Business Hours on the following terms and conditions (which the Tenant hereby covenants with the Landlord and as a separate covenant with the Management Company to observe and comply with):-

         (a) following any underletting or surrender and determination of this Lease in relation to Part of the Demised Premises Pursuant to Clause 10.2 the Tenant shall comply with all reasonable requirements of the Landlord or the Management Company as to use and occupation and access

         (b) the Tenant shall pay to the Management Company within 14 days of receipt by the Tenant of written demand the whole (or where the services are shared with other tenants a fair proportion as determined by the Management Company) of the reasonable and proper costs and expenses attributable to such use or the provision of any staff services and security to the extent that such are provided at a level or to a degree which would not have been provided but for such use outside Business Hours

         (c) neither the Landlord nor the Management Company shall be obliged to provide any services to the Demised Premises or to the Building if the Landlord or the Management Company shall be unable so to do by reason of Force Majeure

8.10     NOTICES

         (a) Any demand or notice required to be made given to or served on the Tenant or the Surety under this Lease shall be in writing and shall be validly made given or served if addressed to the Tenant or the Surety respectively (and if there shall be more than one of them then any one of them) and delivered personally or sent by pre-paid registered mail addressed (in the case of a company) to its registered office or (whether a company or individual) its last known address or (in the case of a notice to the Tenant) the Demised Premises

         (b) Any notice required to be served on the Landlord or the Management Company shall be in writing and shall be validly given or served if addressed to the Landlord or the Management Company respectively and delivered personally or sent by pre-paid registered mail to its registered office

8.11     INVALIDITY OF CERTAIN PROVISIONS

         If any term of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Lease or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law

 8.12    PLANS DRAWINGS ETC

         The Landlord and the Management Company shall have an irrevocable and assignable licence free from any copyright claim as from the expiry or sooner determination of this Lease to use and reproduce all plans drawings specifications models and other information required to be furnished by the Tenant to the Landlord under this Lease or any agreement preceding this Lease but so that the Landlord and the Management Company shall use the same only in connection with the use ownership operation maintenance and alteration of the Demised Premises and the Tenant shall deliver all such documents to the Landlord promptly upon the expiry or sooner determination of this Lease

8.13     CONFIDENTIALITY PROVISION

         (a) None of the parties to this Lease shall without the prior written consent of the other parties to this Lease disclose or publish ("Disclosure") or permit or cause Disclosure of any financial or other details whatsoever naming the parties hereto or otherwise relating to the transaction hereby effected save only for:-

              (i) any particular extracts or details which must be the subject of Disclosure in order to comply with any Stock Exchange or statutory requirements or the lawful requirements of any regulatory bodies or with the requirements of the Inland Revenue or Customs & Excise or in order to obtain clearance and clarification from the Customs & Excise of Inland Revenue

              (ii) any details given to auditors bankers professional advisers and key employees of each of the parties who need to know such details (and who shall only be provided with the same upon first having undertaken to be bound by the provisions of this Clause 8.13)

               (iii) any particular extracts or details which have come into the public domain through no fault of the relevant party (but no disclosure to Customs & Excise or the Inland Revenue)

         (b) In the case of a party wishing to make Disclosure as permitted by Clause 8.13(a)(i) that party shall first submit details of the proposed text of the Disclosure to the other parties to this Lease and shall act reasonably in taking full account of all representations and comments made by such other parties upon the text

         (c) Notwithstanding the provisions of sub-clause (a) the Tenant or any other group company of the Tenant shall be at liberty to disclose the contents of this Lease for the purposes of enforcing the terms of this Lease if required to do so by the Court or in the annual report and accounts of any of the Tenant or such group company

         (d) This Clause 8.13 shall remain in effect for a period of five years from the date hereof

         (e) This Clause 8.13 shall not apply to Disclosure by or on behalf of any party to this Lease to any third parties and/or their professional advisers in pursuance of bona fide negotiations relating to any dealing by the relevant party with its interest in the Estate

8.14     WAIVER ETC. OF REGULATIONS

         (a) The Landlord reserves the right to rescind alter or waive any of the Regulations at any time where in its reasonable judgment it deems it necessary desirable or proper to do so and no alteration or waiver in favour of one tenant of the Estate shall operate as an alteration or waiver in favour of any other tenant of the Estate

         (b) Neither the Landlord nor the Management Company shall be responsible to the Tenant for the non-observance by any tenant of the Estate or any other person of any of the Regulations

8.15     APPLICABLE LAW AND JURISDICTION

         This Lease shall be governed by and construed in all respects in accordance with the Laws of England and proceedings in connection therewith shall be subject (and the parties hereby submit) to the non-exclusive jurisdiction of the English Courts and for the purposes of Order 10 Rule 3 of the Rules of the Supreme Court of England and any other relevant Rules thereof the Tenant hereby irrevocably agrees that any process may be served upon it by leaving a copy addressed to it at its address as stated above or at such other address for service within England and Wales as may be notified in writing from time to time to the Landlord and the Management Company

8.16     REPRESENTATIONS

         The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or in written reply to enquiries raised by the Tenant's solicitors of the Landlord's solicitors

8.17     CESSER OF LIABILITY

         (a) The rights and obligations of Morgan Stanley UK Group as Tenant (or any Group Company of Morgan Stanley UK Group as Tenant) and Morgan Stanley Group Inc as surety of such Tenant to the Landlord and the Management Company under this Lease shall cease on the completion of an assignment or transfer of this Lease (i) to an Acceptable Assignee; or (ii) to a person who is not an Acceptable Assignee but whose obligations under this Lease are guaranteed by a person who had it taken an assignment or transfer of this Lease would have been an Acceptable Assignee and who shall have entered into a Deed of Surety and Guarantee containing the same terms as are set out in the Fourth Schedule but without prejudice to any rights and remedies of any party against any other in respect of any antecedent breach of any of the covenants or conditions in this Lease

         (b) Where under the terms of this clause the Tenant ceases to be liable for its liabilities and obligations under this Lease the Landlord shall if the Tenant so reasonably requests execute and deliver to the Tenant a deed releasing the Tenant from all obligations of any kind arising under or in respect of the covenants by the Tenant contained in this Lease which deed shall be in the form of the deed attached hereto as Annexure [2]

         (c) The obligations of any Landlord under this Lease shall cease upon:

              (i) an assignment of the Landlord's interest in or grant of an overriding lease of the Estate Common Parts (but in the case of an overriding lease only whilst such lease continues to subsist) or

              (ii) in the case of obligations relating to the Building (including without limitation the provision of the Building Services or other items referred to in Part B of the Seventh Schedule) on assignment of the Landlord's interest in or grant of an overriding lease of the Building (but in the case of an overriding lease only whilst such lease continues to subsist)

               but without prejudice to any rights and remedies of any party against any other in respect of any antecedent breach of any of the covenants or conditions in this Lease and provided that where an assignment or a grant of an overriding lease referred to in
               (i) above occurs after an assignment or a grant of an overriding lease referred to in (ii) above the Landlord will procure that the assignee or overriding lessee referred to in (i) above shall prior to the assignment or grant of the overriding lease enter into a Deed of Covenant with the Tenant and the Surety (if any) to observe and perform such of the obligations of the Landlord herein contained as are not the responsibility of the assignee or overriding lessee referred to in (ii) above such Deed to be in such form as the Landlord shall reasonably require and the Tenant and the Surety (if any) hereby undertake to enter into such deed within 20 Working Days of a written request so to do from the Landlord

         (d) Where under the terms of this clause the Landlord ceases to be liable for all or any of its liabilities and obligations under this Lease the Tenant and the Surety (if any) shall if the Landlord so reasonably requests execute and deliver to the Landlord a deed releasing the Landlord from all (or as the case may be the relevant) obligations arising under or in respect of the covenants by the Landlord contained in this Lease

         (e) If the Tenant shall assign or transfer this Lease prior to the fifteenth anniversary of the Term Commencement Date (notwithstanding that such assignment was not to an Acceptable Assignee) then all rights obligations and liabilities of Morgan Stanley UK Group (or any Group Company of Morgan Stanley UK Group in which this Lease shall be vested) as Tenant and Morgan Stanley Group Inc as Surety under this Lease shall forthwith cease and determine upon the date which is the fifteenth anniversary of the Term Commencement Date but without prejudice to the rights obligations and liabilities of any party to this Lease against any other party in respect of any prior breach of the terms of this Lease

9.       SERVICE CHARGE

9.1 FOR the purpose of this Lease the following expressions shall have the following meanings:-

         (a) "Building Computing Date" means the first day of July in each year and the anniversary of that date in each succeeding year or such other date as the Management Company may from time to time nominate

         (b) "Building Expenditure" means the aggregate of (avoiding double counting):-

              (i) all reasonable costs fees expenses and outgoings whatsoever (whether or not of a recurring nature) reasonably and properly incurred in respect of or incidental to the provision of all or any of:-

                      (A)     the Building Services and

                      (B) the costs and expenses set out in Part B of the Seventh Schedule

                      (whether or not the Landlord or the Management Company is obliged by this Lease to incur the same) and (when any expenditure is incurred in relation to the Building and other premises) the proportion of such expenditure which is reasonably attributable to the Building as properly determined from time to time by the Building

                      Surveyor

              (ii) such reasonable sums as the Landlord or the Management Company shall reasonably and properly consider desirable to set aside from time to time (which setting aside shall be deemed to be an item of expenditure actually incurred) for the purpose of providing for periodically recurring items of expenditure, whether or not of a capital nature and whether recurring at regular or irregular intervals and for anticipated expenditure in respect of any of the Building Services to be provided or other items within Part B of the Seventh Schedule ("the Building Reserve Fund")

        (iii) the cost of replacement of any item where such replacement is reasonably necessary whether or not the replacement item is of a superior quality design or utility to the item being replaced but where the replacement item is of superior quality it shall be as near as practicable to the quality of the item being replaced

        (iv) interest payments credited to the Tenant under Clause 9.5(b) and credited or paid to any tenants of premises within the Building under the provisions of clauses similar to the said clause

         (v) any Value Added Tax or other tax payable on or in connection with any such items in paragraphs (i) (ii) (iii) and (iv) above (so far as not recoverable by the Landlord or the Management Company (as the case may require) as an input credit)

               but shall exclude:-

              (aa) any capital expenditure incurred in the initial construction of the Building or for the construction or carrying out of any of the Works which the Landlord has agreed to carry out in the Agreement pursuant to which this Lease has been granted and capital expenditure incurred for the purpose of the initial establishment of the services described in the Seventh Schedule

              (bb) any expenditure referable to operating charges and expenses and maintenance of any Car Park

              (cc) any costs incurred by the Landlord in remedying any latent or inherent defects or shrinkages or other latent or inherent faults not apparent at the date hereof and which manifest themselves (a) in the Building during a period of 10 years or (b) in relation to the rebuilding or replacement of the structure of the Building during a period of 15 years from practical completion of the Building which periods commenced on 22nd July 1991 and there shall be deducted from the foregoing for the purposes of calculating the Building Expenditure the following:-

               (aaa) any contributions in respect of Building Services or the costs set out in Part B of the Seventh Schedule recoverable in the relevant Building Financial Year under leases or agreements for leases or other documents imposing obligations in relation to Building Services relating to premises which for that Building Financial Year are not included within the definition of Y for the purposes of the definition of Building Service Charge Percentage

               (bbb) any revenue received from a third party (other than a tenant in its capacity as such whether under any Lease Agreement for Lease or some other deed relating to Building Services or the Building Service Charge Percentage or the Building Expenditure) derived from the rendering of Building Services or any activity the cost of which is included in Part B of the Seventh
                              Schedule including any insurance proceeds received by the Landlord or the Management Company in respect of the insurance of the Building to the extent that such insurance proceeds relate to an item the cost of which is included in the Building Expenditure and

               (ccc) any contribution in respect of the rendering of any of the Building Services or any activity the cost of which is included in Part B of the Seventh Schedule recoverable in the Relevant Financial Year where any such Building Services or other activity was provided at the request of or for the benefit of any tenants or occupiers of the Building and which would not have been provided but for such request whether or not such service or activity is of direct or indirect benefit to the Tenant

               (ddd) interest payments received from the Tenant under Clause 9.5(a) and from other tenants within the Building under the provisions of clauses similar to the said clause in relation to Building Expenditure

               (eee) interest (if any) earned on the deposit by the Management Company of on account payments made by tenants in respect of Estimated Building Expenditure

         (c) "Building Financial Year" means the period from a Building Computing Date to but not including the next succeeding Building Computing Date

         (d) "Building Service Charge Percentage" means the figure calculated as follows:-

                      X
                      -       x      100
                      Y

                      where:-

                      X       =      the Net Internal Area of the Demised
                                     Premises and

                      Y       =      the aggregate Net Internal Areas of
                                     Lettable Areas within the Building used or intended to be used for office purposes or uses ancillary thereto

         (e) "Building Surveyor" means a chartered surveyor or firm of chartered surveyors appointed or employed by the Landlord or Management Company to perform the functions of the Building Surveyor hereunder

         (f) "Car Park Computing Date" means the first day of July in each year and the anniversary of that date in each succeeding year or such other date as the Landlord or the Management Company may from time to time nominate

         (g)   "Car Park Expenditure" means the aggregate of:-

              (i) all reasonable costs fees expenses and outgoings whatsoever (whether or not of a recurring nature) reasonably and properly incurred in respect of or incidental to the provision of all or any of:-

                      (A)     the Car Park Services and

                      (B) the costs and expenses set out in Part B of the Sixth Schedule and (when any expenditure is incurred in relation to the Car Park and other premises) the proportion of such expenditure which is reasonably attributable to the Car Park as properly determined from time to time by the Car Park Surveyor

              (ii) such reasonable sums as the Landlord or the Management Company shall reasonably and properly consider desirable to set aside from time to time (which setting aside shall be deemed to be an item of expenditure actually incurred) for the purpose of providing for periodically recurring items of expenditure whether or not of a capital nature and whether recurring at regular or irregular intervals and for anticipated expenditure in respect of any of the Car Park Services to be provided or other items within Part B of the Sixth Schedule ("the Car Park Reserve Fund")

               (iii) the cost of replacement of any item where such replacement is reasonably necessary whether or not the replacement item is of a superior quality design or utility to the item being replaced but where the replacement item is of superior quality it shall be as near as practicable to the quality of the item being replaced

              (iv) interest payments credited to the Tenant under Clause 9.5(b) and credited or paid to any tenants of premises within the Estate under the provisions of clauses similar to the said clause

              (v) any Value Added Tax or other tax payable on or in connection with any such items in paragraphs (i) (ii)
                      (iii) and (iv) above (so far as not recoverable by the Landlord or Management Company as an input credit)

               but shall exclude any capital expenditure incurred in the initial construction of the Car Park or for the purpose of the initial establishment of the services described in the Sixth Schedule and there shall be deducted from the foregoing for the purposes of calculating the Car Park Expenditure the following:-

              (aa) any revenue (other than revenue derived from public parking) received from a third party (other than a tenant in its capacity as such) in connection with the rendering of Car Park Services or any activity the cost of which is included in Part B of the Sixth Schedule including any insurance proceeds received by the Landlord or the Management Company in respect of the insurance of the Car Park to the extent that such insurance proceeds relate to an item the cost of which is included in the Car Park Expenditure

              (bb) any contribution in respect of the rendering of any of the Car Park Service or activity the cost of which is included in Part B of the Sixth Schedule recoverable in the Relevant Financial Year where any such Car Park Services or other activity was provided at the request or for the benefit of any tenants or occupiers of the Estate and which would not have been provided but for such request

              (cc)    interest payments received from the Tenant under Clause

                      9.5(a) and from other tenants within the Estate under the provisions of clauses similar to the said clause in relation to Car Park Expenditure

              (dd) interest (if any) earned on the deposit by the Management Company of on account payments made by Tenants in respect of Estimated Car Park Expenditure

         (h) "Car Park Financial Year" means the period from a Car Park Computing Date to but not including the next succeeding Car Park Computing Date

         (i) "Car Park Service Charge Percentage" means the figure calculated as follows:-

                      X
                      -       x      100
                      Y

                      where:-

                      X       =      the number of cars which the Tenant has the
                                     right to park in the Car Park and

                      Y       =      the total number of car parking spaces from
                                     time to time in the Car Park the number
                                     being 2014 at the date hereof

         (j) "Car Park Surveyor" means a chartered surveyor or firm of chartered surveyors appointed or employed by the Management Company or a Group Company of the Management Company to perform the functions of the Car Park Surveyor hereunder

         (k) "Estate Computing Date" means the first day of July in each year and the anniversary of that date in each succeeding year or such other date as the Management Company may from time to time nominate

         (l) "Estate Expenditure" means the aggregate (avoiding double counting) of:-

              (i) all reasonable costs fees expenses and outgoings (whether or not of a recurring nature) reasonably and properly incurred by the Landlord or the Management

                      Company in respect of or incidental to the provision of all or any of the Estate Services and the costs and expenses set out in Part B of the Sixth Schedule (whether or not the Landlord or the Management Company is obliged by this Lease to incur them) and (when any expenditure is incurred in relation to the Estate and other premises) the proportion of such expenditure which is reasonably attributable to the Estate as reasonably determined from time to time by the Estate Surveyor

              (ii) such reasonable sums as the Management Company shall reasonably and properly consider desirable to set aside from time to time (and the amount set aside shall be treated as an item of expenditure actually incurred) for the purpose of providing for periodically recurring items of expenditure whether or not of a capital nature and whether recurring at regular or irregular intervals and for anticipated expenditure in respect of any of the Estate Services to be provided or other items within Part B of the Sixth Schedule (the "Estate Reserve Fund")

               (iii) the cost of replacement of any items with an item of equivalent quality pursuant to the Sixth Schedule where such replacement is reasonably necessary (but where such an item is of superior quality it shall be as near as practicable to the quality of the item being replaced

              (iv) interest payments credited to the Tenant under clause 9.5(b) and credited or paid to any owners or tenants of premises within the Estate under the provisions of clauses similar to the said clause and

              (v) any Value Added Tax payable on or in connection with any such items in Paragraphs (i) (ii) (iii) and (iv) above so far as not recoverable by the Landlord or the Management Company (as the case may require) as an input credit but shall exclude:

              (aa) any capital expenditure for the initial construction of the Demised Premises and any building or erection within the Estate (including for the avoidance of doubt those parts of the Estate not yet built or erected) or for the initial creation of the Common Parts and capital expenditure incurred for the purpose of the initial establishment of the services described in the Sixth Schedule

              (bb) any expenditure referable to operating charges and expenses and maintenance of any car parks in the Estate provided however there shall be included in the Estate Expenditure a fair and reasonable proportion of expenditure referable to the maintenance of common elements shared between any car parks and the Common Parts

              (cc) any capital expenditure incurred in the demolition of any buildings or erections on the Estate or the Common Parts and any capital expenditure incurred in any replacement or reconstruction of such buildings or erections save where (in accordance with the principles of good estate management) such demolition replacement or reconstruction is necessary in connection with the provision of the Estate Services and

              (dd) any costs incurred by the Landlord in remedying any latent or inherent defects or shrinkages or other latent or inherent faults in the Common Parts of the Estate not apparent at the date hereof and which manifest themselves before 30th June 2001 and further there shall be deducted from the foregoing aggregate for the purposes of calculating the Estate Expenditure the following:-

                      (aaa) any contributions in respect of Estate Services or the costs set out in Part B of the Sixth Schedule recoverable in the relevant Estate Financial Year under transfers leases agreements for lease or other documents imposing obligations in relation to the Estate Services relating to premises which for the Financial Year are not included within the definition of Y for the purposes of the definition of Estate Service Charge Percentage

                      (bbb) any revenue received from a third party (other than an owner or a tenant in its capacity as such) (whether under a lease agreement for lease or some other deed relating to the Estate Services the Estate Service Charge Percentage or the Estate Expenditure) derived from or in connection with the rendering of Estate Services or any activity the cost of which is included in Part B of the Sixth Schedule including any insurance proceeds received by the Management Company or the Landlord in respect of the insurance of the Common Parts to the extent that such insurance proceeds relate to an item the cost of which is included in Estate Expenditure

                      (ccc) any contribution in respect of the rendering of any Estate Service or any activity the cost of which is included in Part B of the Sixth Schedule recoverable in the relevant Financial Year where any such Estate Service or other activity was provided at the express request of and to or for the benefit of one or more owners tenants or occupiers of the Estate at a time or in circumstances when or in which such service or activity would not have been provided but for such request regardless of whether such service or activity is of direct or in direct benefit to the Tenant and

                      (ddd) interest payments received from the Tenant under clause 9.5(a) and from other owners and tenants within the Estate under the provisions of clauses similar to the said clause in relation to Estate Expenditure

                      (eee) interest (if any) earned on the deposit by the Management Company of on account payments made by tenants in respect of Estimated Estate Expenditure

         (a) "Estate Financial Year" means the period from an Estate Computing Date to but not including the next succeeding Estate Computing Date

         (b) "Estate Service Charge Percentage" means the figure calculated as follows:-

               X
               -      x       100
               Y

               where:-

               X      =       the Net Internal Area of the Demised Premises and

               Y      =       the aggregate Net Internal Areas of the Lettable
                              Areas of the buildings built and used or intended to be used for Retail Use Hotel Use or Office Use
                              (as hereinafter defined) on those parts of the Estate known as parcels B-1 DS-7 RT-1 FC-1 FC-2
                              FC-3 FC-4 FC-5 and FC-6

               PROVIDED THAT as from each Estate Computing Date during the Term Y shall (in addition to the buildings referred to in the above definition) include the Net Internal Area of the Lettable Areas within each additional building on the Estate used or intended to be used for Office Use Retail Use or Hotel Use where in respect of that building at that Estate Computing Date either:-

              (i) at least two (2) years shall have elapsed since the issue of a practical completion certificate for that entire building under the building contract relating thereto or

              (ii) at least 50% of the Net Internal Area of the Lettable Areas therein has become occupied and PROVIDED FURTHER that the parcels known as B-1 DS-7 RT-1 FC-1 FC-2 FC-3 FC-4 FC-5 and FC-6 shall not be removed from the denominator

         (c) "Estate Surveyor" has the like meaning as "Building Surveyor" save that the word "Building" in the latter definition shall be deleted and the word "Estate" substituted therefor

         (d) "Estimated Building Expenditure" means for any Building Financial Year such sum as the Management Company shall notify in writing to the Tenant as a fair and reasonable estimate of the Building Expenditure for such Building Financial Year after deducting any anticipated Building Appropriation (as defined in Clause 9.3(a)) provided that the Management Company may from time to time during any such Building Financial Year notify the Tenant and other tenants and occupiers of the Building in writing of a revised figure for the Estimated Building Expenditure

         (e) "Estimated Car Park Expenditure" shall have the like meaning as "Estimated Building Expenditure" save that the word "Building" where it appears in the latter definition shall be deleted and the words "Car Park" substituted therefor

         (f) "Estimated Estate Expenditure" shall have the like meaning as "Estimated Building Expenditure" save that the word "Building" where it appears in the latter definition shall be deleted and the word "Estate" substituted therefor

         (g) "Hotel Use" means use as a hotel including uses within hotels of banqueting rooms conference facilities and areas used for Retail Use within hotels

         (h) "Office Use" means use as an office and includes banking halls and trading floors

         (i) "Relevant Advance Payment" shall mean (as the case may require) the aggregate of all Estate Payments on Account made in any Estate Financial Year or the aggregate of all Car Park Payments on Account made in any Car Park Financial Year or the aggregate of all Building Payments on Account made in any Building Financial Year

         (j)   "Relevant Estimated Expenditure" means all or any of the

               Estimated Estate Expenditure the Estimated Car Park Expenditure and the Estimated Building Expenditure as the case may require

         (k) "Relevant Expenditure" means the Estate Expenditure the Car Park Expenditure or the Building Expenditure as the case may require

         (l) "Relevant Financial Year" means the Estate Financial Year the Car Park Financial Year or the Building Financial Year as the case may require

         (m) "Relevant Service Charge Accounts" means the accounts the certificate and the statements referred to in Clause 9.3 for any Relevant Financial Year

         (n)   "Relevant Service Charge Percentage" means:-

              (A) in the case of the Building Expenditure (and the Estimated Building Expenditure) the Building Service Charge Percentage

              (B) in the case of the Car Park Expenditure (and the Estimated Car Park Expenditure) the Car Park Service Charge Percentage and

              (C) in the case of the Estate Expenditure (and the Estimated Estate Expenditure) the Estate Service Charge Percentage

         (o) "Relevant Surveyor" means the Estate Surveyor the Car Park Surveyor or the Building Surveyor as the case may require

        (bb)   "Retail Use" means use for:-

              (A) all types of retailing including hairdressers snackbars travel agents funeral directors and showrooms

              (B) banks building societies estate agents betting offices and similar uses where the services are provided principally to visiting members of the public

              (C) restaurants cafes public houses winebars and food take aways

9.2      (a)   The Tenant covenants with the Management Company to pay to the
               Management Company:-

              (A) the Relevant Service Charge Percentage (as indicated in the last available Certificate by the Relevant Surveyor issued pursuant to Clause 9.3 but subject to the provisions of Clause 9.3(d) and Clause 9.4) of each of the Relevant Estimated Expenditure in advance by equal quarterly instalments on the Quarterly Days during each Relevant Financial Year the first payment of each being a proportionate sum in respect of the period from and including 1st February 1995 to the next Quarterly Day to be made on the date hereof and

              (B) (if any of the Relevant Estimated Expenditure is revised as contemplated above) within 14 days after receipt of written demand the Relevant Service Charge Percentage of the amount by which any such revised figure for the Relevant Estimated Expenditure exceeds the figure previously notified to the Tenant

         (b) Each such payment made by the Tenant under Clause 9.2(a) is referred to in this Lease as (in the case of the Estimated Estate Expenditure) an "Estate Payment on Account" (in the case of the Estimated Car Park Expenditure) a Car Park Payment on Account and (in the case of the Estimated Building Expenditure) a Building Payment on Account

 9.3 The Management Company shall as soon as reasonably practicable after the end of each Relevant Financial Year prepare and send to the Tenant:-

         (a) an account or accounts, each duly certified by the Accountant showing the Estate Expenditure the Car Park Expenditure and the Building Expenditure for each Relevant Financial Year and the amount (if any) which the Management Company has chosen to utilise from the Estate Reserve Fund the Car Park Reserve Fund or the Building Reserve Fund as the case may be in defraying respectively Estate Expenditure Car Park Expenditure or Building Expenditure pursuant to

               Clause 9.7 (respectively "the Estate Appropriation", "the Car Park Appropriation" and "the Building Appropriation") and containing a fair summary of the various items comprising the Relevant Expenditure

         (b) a certificate or certificates by the Relevant Surveyor showing the Relevant Surveyor's calculation of each Relevant Service Charge Percentage for each Relevant Financial Year containing a fair summary of how such percentage was calculated

         (c) a statement or statements of each Relevant Service Charge Percentage of each Relevant Expenditure for each Relevant Financial Year after taking into account as the case may require the Estate Appropriation the Car Park Appropriation or the Building Appropriation and the same shall (save for obvious error and subject to the provisions of sub-clause 9.3(d)) be conclusive evidence for the purposes of this Lease of all matters of fact referred to in each said account certificate and statement

        (d)    (i)    Subject to the Tenant paying the reasonable and proper
                      costs of the Landlord and the Management Company
                      (including but not limited to the costs of security supervision and assistance) the Tenant may in relation to an account certificate or statement in respect of Estate
                      Expenditure or Building Expenditure or Car Park
                      Expenditure (as referred to in Clause 9.3(a)) within two months of receiving such account certificate or statement
                      (time to be of the essence) by giving written notice to the Landlord and the Management Company have access to and to inspect the service charge books of account for (or the electronic equivalent thereof) and all vouchers receipts invoices and other documentation relevant to the calculation of the relevant expenditure for that Relevant
                      Financial Year and the two immediately preceding Financial
                      Years for the purpose of inspection and verification provided always that such right may not be exercised more frequently than once in any period of three years

              (ii) At any time within ninety (90) days after the Tenant has access to inspect the books of account pursuant to paragraph (i) the Tenant may by notice to the Management Company dispute that Relevant Service Charge Account on the basis that any item of expenditure or part thereof has been improperly included in such account and the Tenant shall set out the reasons for the dispute in such notice and the items in dispute provided that if the Tenant does not give any such notice within the said period (as to which time shall be of the essence) it shall be deemed to have agreed the relevant Relevant Service Charge Account

               (iii) In the event that the Tenant and the Management Company are unable to agree upon the items disputed by the Tenant in this notice under Sub-clause (ii) then either of them may require the dispute to be referred to an independent expert (acting as such) who shall be a chartered surveyor with not less than ten (10) years' experience of managing substantial multi-tenanted properties and who shall be appointed in default of agreement on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy and if such independent expert shall be or become unable or unwilling to act the referral procedure referred to in this clause may be repeated as many times as may be necessary provided that for the avoidance of doubt it is agreed that the Management Company may require to have included in the Relevant Service Charge Account during the reference to the independent expert any item of expenditure which may properly be included in Relevant Expenditure for the year in question but which had been inadvertently omitted

              (iv) The costs of any expert appointed shall be borne as he shall direct Provided that in the event that the expert determines that the Relevant Service Charge Percentage of Relevant Expenditure in any disputed Relevant Service Charge Account should be reduced by less than five per cent. (5%) or should be increased the parties agree that the costs of the expert are to be borne by the Tenant in any event unless the Management Company shall have required the inclusion of any item pursuant to the proviso in sub-clause (iii) above in which case the costs of any expert shall be borne as he shall direct

              (v) Notwithstanding any dispute that the Tenant shall pay the amount demanded in respect of the Relevant Service Charge Percentage of the Relevant Expenditure in the Relevant Service Charge Account and in the event that the expert determines the Relevant Service Charge Percentage of the Relevant Expenditure to be a lower or higher sum than that specified in the disputed Relevant Service Charge Account then the Management Company shall forthwith issue a duly corrected Relevant Service Charge Account and either the Management Company shall refund within fourteen (14) days of the issue of such corrected Relevant Service Charge Account all service charges overpaid by the Tenant or the Tenant shall within fourteen (14) days of receipt of the corrected Relevant Service Charge Account pay the balance due to the Management Company as the case may require

9.4 For the purposes of Clause 9.2 until such time as a certificate is issued by the Relevant Surveyor pursuant to Clause 9.3 the Estate Service Charge Percentage shall be [ %] the Car Park Service Charge Percentage shall be [ %] and the Building Service Charge Percentage shall be [ %]

9.5      (a)   If the Relevant Service Charge Percentage of the Relevant
               Expenditure for any Relevant Financial Year (after taking into account as the case may require the Estate Appropriation the Car
               Park Appropriation or the Building Appropriation) shall exceed the Relevant Advance Payment for that Relevant Financial Year the excess together with interest thereon at the Base Rate calculated from and including as the case may require the Estate Computing
               Date the Car Park Computing Date or the Building Computing Date next following the end of that Relevant Financial Year until the date of payment shall be paid by the Tenant to the Management
               Company within 14 days of receipt by the Tenant of written demand or

         (b)   If the Relevant Service Charge Percentage of the Relevant

               Expenditure for any Relevant Financial Year (after taking into account as the case may require the Estate Appropriation the Car Park Appropriation or the Building Appropriation) shall be less than the Relevant Advance Payment for that Relevant Financial Year the overpayment made by the Tenant together in each case with interest thereon at the Base Rate calculated as aforesaid up to the date when the next Relevant Advance Payment on Account is due shall be credited to the Tenant against the next Estate Payment on Account Car Park Payment on Account or Building Payment on Account as the case may require

9.6 Any omission by the Management Company to include in Relevant Expenditure in any Relevant Financial Year a sum expended in that Relevant Financial Year shall not preclude the Management Company from including such sum in Relevant Expenditure in any of the three immediately subsequent Relevant Financial Years

9.7      (a)   Each of the Estate Reserve Fund the Car Park Reserve Fund and the
               Building Reserve Fund shall be held upon trust during the period of eighty (80) years from the date of this Lease (which shall be the perpetuity period applicable hereto) respectively for the persons who from time to time shall be owners tenants or occupiers of the Estate the Car Park or the Building and each shall be held in a separately designated interest bearing bank account (and the Landlord and/or the Management Company shall notify the bank or procure that the bank is notified of such trust) and the Landlord or the Management Company shall utilise the same, with interest accruing thereon but after deducting tax payable thereon and on such interest in defraying expenditure of the nature referred to in Clause 9.1(b)(ii) (in the case of the Building Reserve Fund) and in the corresponding paragraphs of the definitions of Estate Expenditure and Car Park Expenditure (in the case of the Estate Reserve Fund and Car Park Reserve Fund respectively) and at the expiry of such perpetuity period the sums standing to the credit of each of the Estate Reserve Fund the Car Park Reserve Fund and the Building Reserve Fund and unexpended shall be paid respectively to the persons who shall then be the tenants of the Estate the Car Park or the Building in shares equal to their respective Relevant Service Charge
               Percentages the Management Company being entitled absolutely to any share payable in respect of:-

              (i)     any Lettable Area which is unlet at such time and

              (ii) any Car Parking Spaces which are not allocated for use by any persons at such time

         (b) The Management Company shall procure that upon the service by the Landlord of notice under Clause 8.6 (insofar as the same shall relate to the Estate Services) the Estate Reserve Fund and (insofar as the same shall relate to the Car Park Services) the Car Park Reserve Fund and (insofar as the same shall relate to the Building Services) the Building Reserve Fund (or in each case so much thereof as remains after the defraying of such expenditure as aforesaid) shall be transferred to the Landlord or any other company nominated by the Landlord in such notice to be held upon the relevant trusts referred to in this Clause 9.7 and upon the terms herein mentioned

9.8 If at any time or times during the Term the Management Company considers that circumstances have arisen making the Relevant Service Charge Percentage or the formula for calculating the same on the basis specified in Clause 9.1 unreasonable or inequitable the Management Company may give written notice to the Tenant requiring a variation to the Relevant Service Charge Percentage or the said formula which is fair and reasonable in all the circumstances and in the event of there being any dispute regarding such variation to the Relevant Service Charge Percentage the matter shall be referred to a single Arbitrator to be appointed in default of agreement upon the application of the Management Company or the Tenant by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1950 to 1979

9.9 The Management Company may in its reasonable discretion having regard to the interests of good estate management discontinue withhold add to commence extend vary or make any alterations to any of the Estate Services the Car Park Services or the Building Services or any of the items referred to in Part B of the Sixth and Seventh Schedules hereto from time to time if the Management Company shall reasonably deem it desirable to do so in the interests of (or for the comfort of) the owners and tenants on or for the efficient management security and operation of the Estate the Car Park or the Building (as the case may be) or for any other reason in the interests of good estate management

9.10 The Tenant covenants with the Landlord and as a separate covenant with the Management Company that the Tenant will pay within fourteen (14) days of receipt by the Tenant of written demand such charge as may reasonably be determined by the Management Company in respect of any service (whether or not constituting an Estate Service a Car Park Service or a Building Service) provided at the request of the Tenant to or for the benefit of the Tenant (whether or not exclusively) at a time or in circumstances when or in which such service would not have been provided but for such request

9.11 The provisions of this Clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination the Relevant Service Charge Percentage of the Relevant Expenditure payable for that Relevant Financial Year being apportioned for the said period on a daily basis

9.12 Notwithstanding the foregoing provisions of this Clause 9 in calculating the Building Service Charge Percentage of the Estimated Building Expenditure and the Building Service Charge Percentage of the Building Expenditure the amounts payable by the Tenant shall until such time as the Dedicated Lobby becomes part of the Common Parts of the Building be adjusted to the intent that the Tenant shall pay the whole of such Building Expenditure incurred by the Landlord and/or the Management Company and properly attributable to the Dedicated Lobby and the Dedicated Lifts and no part of such Building Expenditure attributable to the entrance lobby at the eastern side of the Building and the passenger lifts lift shafts and plant apparatus and equipment relating thereto in the eastern core of the Building

9.13 Not withstanding the foregoing provisions of this Clause 9 in calculating the Building Service Charge Percentage of the Estimated Building Expenditure and the Building Service Charge Percentage of the Building Expenditure the amounts payable by the Tenant shall be adjusted to the intent that the Tenant shall pay the whole of such Building Expenditure incurred by the Landlord and/or the Management Company and properly attributable to the Tanks

10.      OPTION TO TERMINATE

10.1 If the Tenant desires to determine the Term on or after the expiration of the fifteenth year of the Term it may give to the Landlord (time to be of the essence) not less than 12 months and 1 day prior written notice of such desire expiring on the later of the date of expiration of the fifteenth year of the Term and the date on which any underlease of the Demised Premises expires or is determined (provided always that if there shall be more than one underlease of a Permitted Part then such date shall be the latest date on which any such underlease shall determine or expire so that for the avoidance of doubt the Tenant shall be obliged to give vacant possession of the Demised Premises) and thereupon the Term shall cease but without prejudice to any rights and remedies which any party may have against any other in respect of any antecedent breach of any of the covenants or conditions in this Lease

10.2     (a)   If the Tenant shall desire to surrender and determine the Term insofar as it relates to any one or more (but less than six) whole consecutive and contiguous floors (commencing either with the first floor or the sixth floor) of that part of the Demised
               Premises shown edged red on all or any of plans 3 4 5 6 7 and 8 on or after the expiration of the fifteenth year of the Term it may give to the Landlord (time to be of the essence) not less than 12 months and 1 day prior written notice of such desire expiring on the later of the expiration of the fifteenth year of the Term and the date on which any underlease of any Permitted
               Part being an underlease of some or all of the premises which are the subject of the notice requiring to surrender and determine
               (provided always that if there shall be more than one such underlease affecting the premises to which the notice to surrender and determine relates then such date shall be the latest date on which any such underlease shall determine or expire so that for the avoidance of doubt the Tenant shall be obliged to give vacant possession of the part or parts of the Demised Premises which are the subject of such notice) and thereupon the Term insofar as it extends to that part of the Demised Premises which is the subject of such notice shall thereupon be surrendered and determined but without prejudice to any rights and remedies which any party may have against any other in respect of any antecedent breach of any of the covenants or conditions in this Lease

         (b) The parties hereto hereby agree that following such surrender and determination as to part a memorandum in such form as the Landlord shall reasonably require indicating the extent and specifying the Net Internal Area of the Demised Premises so determined shall be signed by the parties and annexed to the Lease and any counterparts thereof

         (c) If the Tenant surrenders and determines this Lease in relation to part of the Demised Premises pursuant to Clause 10.2(a) the Tenant may and shall if requested by the Landlord remove that part of the Staircase (if any) serving the part of the Demised Premises surrendered and determined and shall make good and reinstate to the reasonable satisfaction of the Landlord all areas affected by such works

10.3 Following a surrender of part of the Demised Premises pursuant to Clause 10.2 the Dedicated Lobby shall become one of the Common Parts of the Building and henceforth shall be treated as such for the purposes of this Lease but nonetheless after the date of such surrender the Tenant shall be entitled to retain within the Dedicated Lobby such security reception or other desk and such other reception facilities as it shall require

11.      LANDLORD'S FURTHER PAYMENT

11.1 If this Lease is not determined pursuant to Clause 10.1 the following provisions of this clause shall apply

11.2 In this Clause 11 the expression "relevant part of the Demised Premises" means such part of the Demised Premises as will remain the subject of this Lease after determination pursuant to Clause 10.2 and if no notice pursuant to Clause 10.2 is served shall for the avoidance of doubt mean the whole of the Demised Premises

11.3 On or after the expiration of the fifteenth year of the Term the Landlord will pay to the Tenant in a sum equal to (pound)10 (inclusive of Value Added Tax) for each square foot of Net Internal Area of the relevant part of the ("the Landlord's Contribution") Demised Premises such payment subject to clause 11.3.3 to be made in respect of any renewal or replacement of works carried out by the Tenant by way of refurbishment or re-fitting out of the relevant part of the Demised Premises and such payments shall be made in accordance with the following provisions:-

         11.3.1

                      the Landlord shall disburse sums on account (a "Disbursement") to the Tenant from time to time within ten Working Days after receipt of a written request for a Disbursement from the Tenant (such request setting forth in reasonable detail the Costs (in this Clause 11 meaning all costs and expenses which are properly referable to the refurbishment or refitting works) incurred by the Tenant which have not been the subject of a previous disbursement by the Landlord and the relevant works which have been incorporated into the Demised Premises) such request being accompanied by a certificate from the Tenant's architect (or other appropriate duly authorised professional adviser) confirming that the amount so specified in the request has been incurred

         11.3.2

                      any such Disbursement by the Landlord shall not be required to be made more frequently than every 10 Working Days and save as provided in Clause 11.3.3 below shall not exceed the sums incurred by the Tenant towards the relevant Costs

         11.3.3

                      within ten Working Days following the date of completion of the refurbishment or refitting works which date shall be certified in writing by the Tenant any necessary final adjusting payment shall be made by the Landlord to the Tenant or vice versa (as the case may be) in respect of any under-payment or over-payment of the Landlord's Contribution so that the Landlord's Contribution is paid to the Tenant in full notwithstanding that amounts equal to the Landlord's Contribution have not been spent on refurbishment and refitting works provided that the amounts so spent are not materially less than the Landlord's Contribution

12.      SERVICE CHARGE DEED

12.1 If at any time during the Term the Tenant shall so require by service of written notice on the Management Company the Management Company shall within fourteen (14) days of service of that notice enter into and complete a Service Charge Deed with such sub-tenants of the Tenant as the Tenant shall reasonably and properly require and who shall be named in the notice served by the Tenant subject to that person executing a counterpart of the deed and delivering such counterpart to the Management Company

12.2 Where the number of Service Charge Deeds in existence at any one time exceeds five the Tenant shall pay all reasonable and proper costs incurred by the Management Company in connection with the implementation of each and every Service Charge Deed in excess of that number

12.3 The obligations of the Tenant under clause 9 and the provisions of clause 8.1 shall not be affected and shall continue to have effect notwithstanding the completion of a Service Charge Deed save that the Landlord and the Management Company shall not take any steps towards proceeding against the Tenant in respect of any part of the Relevant Service Charge Percentage of the Relevant Expenditure payable under that Service Charge Deed until the expiry of twenty-eight (28) days from the relevant Quarterly Day or (as the case may be) the date of service of the first demand on the person in whose favour the Service Charge Deed has been granted for payment of it

12.4 The Landlord or the Management Company shall accept payment by a person referred to in 12.1 above of any sums due under its Service Charge Deed in satisfaction pro tanto of the corresponding amount payable by the Tenant under clause 9 of this Lease

12.5 Upon the nomination of another company or companies to undertake or exercise all or any of the obligations rights and discretions of the Management Company contained in this Lease pursuant to clause
         8.6 of this Lease the Landlord shall ensure that such company or companies shall forthwith enter into a Service Charge Deed with any person who at the date of such nomination was a party to a valid and subsisting Service Charge Deed

12.6 Notwithstanding completion of a Service Charge Deed the Management Company shall serve a copy of all Relevant Service Charge Accounts certificates statements and other notices on the Tenant at the same time as service of the Relevant Service Charge Account certificates statements and notices on any person who is a party to a Service Charge Deed

12.7 If during a Relevant Financial Year a Service Charge Deed expires or is determined then the Landlord or the Management Company shall in the Relevant Service Charge Account for the Demised Premises apportion the Relevant Service Charge Percentage of the Relevant Expenditure for the period prior to and the period after such expiry or determination and the person who was a party to the Service Charge Deed shall be responsible for the Relevant Service Charge Percentage of the Relevant Expenditure for any period prior to such expiry or determination (after deduction of the Relevant Advance Payment for that period) and the Tenant shall be responsible for the Relevant Service Charge Percentage of the Relevant Expenditure for any period after such expiry or determination (after deduction of the Relevant Advance Payment for that period) but nothing in this clause shall affect the provisions of clause 12.3

IN WITNESS whereof this Lease has been executed by the parties as a Deed and delivered on the day and year first above written

                                 FIRST SCHEDULE

                                 RIGHTS GRANTED

1.       ESTATE COMMON PARTS

         The right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and the Management Company and all other persons having a like right) at all times and for all proper purposes:-

(a) to pass and repass with or without vehicles over and along all roads accesses egresses and pavements from time to time comprised in the Estate Common Parts and intended for vehicular access

(b) to pass and repass on foot only over and along such areas as are from time to time comprised in the Estate Common Parts and intended for pedestrian access

(c) to use such parts of the Estate Common Parts as are not referred to in sub-paragraphs (a) and (b) above until such time (if any) as any of the same are adopted by the highway or other relevant authority

         Provided that the Landlord may in accordance with principles of good estate management having regard to the nature and extent of the estate add to extend vary or stop-up any of the same from time to time provided that (i) in the case of sub-paragraphs (a) and (b) above alternative means of access to the Demised Premises are available ensuring the continuance of access to and use and occupation of the Demised Premises and (ii) in the case of sub-paragraph (c) above so that the Tenant's use and occupation of the Demised Premises is not thereby materially adversely affected

 2.      PIPES

         The right to the free passage and running of water sewage surface water drainage gas electricity telecommunication and other services or supplies to and from the Demised Premises (subject to the Tenant not overloading or damaging the same) in and through the Pipes in the Building or any Adjoining Property serving the Demised Premises in common with the Landlord and all other persons having the like right PROVIDED ALWAYS that the Landlord may vary the route or alter all or any such services or supplies from time to time and the rights hereby granted shall thereupon apply to such services and supplies as varied or altered subject to any such variation of the route or alteration of the services or supplies not materially adversely affecting the Demised Premises subject to the Landlord endeavouring to minimise any disruption caused thereby and endeavouring to ensure that so far as shall be reasonably possible no interruption in such services or supplies shall result

3.       COMMON PARTS OF THE BUILDING

         The right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and the Management Company and all persons having a like right):-

(a) to use for pedestrian access and egress such of the Common Parts of the Building as shall be necessary for the use and enjoyment of the Demised Premises for all proper purposes and

(b) to the exclusive use of the Dedicated Lifts (but upon the Dedicated Lifts ceasing to be Dedicated Lifts to the use of such passenger lifts in the Building as shall from time to time be designated for the Tenant's use) for the purpose only of obtaining access to and egress from the Demised Premises and

(c) to use such of the lavatories in the Building as shall from time to time be designated for the Tenant's use

(d) to use any delivery area loading bay and goods lifts designated from time to time for the Tenant's use for the purpose only of vehicular access and egress for delivery in and out and loading and unloading of goods and equipment and not for any other purposes

         Provided always that until such time as the Dedicated Lobby forms part of the Common Parts of the Building the Tenant shall have no right to use the east side entrance lobby area and lifts

4.       ENTRY TO OTHER PARTS OF THE BUILDING

         The right (subject to the provisions of Clauses 4.18 and 4.19) for the Tenant and all other persons authorised by the Tenant in common with the Landlord and the Management Company and all others having the like rights and easements at all reasonable times to enter parts of the Building at all reasonable times in order to carry out works of repair or alteration to the Demised Premises or the Pipes serving the same on the following conditions:-

(a) the Tenant shall except in case of emergency give reasonable prior written notice to the Landlord and the occupiers (if any) of such adjoining premises of its intention to exercise such right

(b) the Tenant shall only exercise such rights insofar as it cannot reasonably carry out such works of repair and alteration from within the Demised Premises and

(c) the Tenant shall cause as little inconvenience and damage as reasonably possible and shall without delay make good all damage thereby occasioned to such adjoining premises or any other part of the Building

 5.      SUPPORT

         The right of support and protection for the benefit of the Demised Premises from any other part of the Building as now enjoyed

6.       CAR PARKING

         The right for the Tenant and all persons expressly or impliedly authorised by the Tenant at all times to park:-

6.1 Fifty One (51) private motor cars within the car parking area comprised within the Building and which shall be designated by the Landlord in accordance with clause 6.5 and

6.2      Twenty Five (25) private motor cars within the Car Park in Cabot Square

7.       LIST OF TENANT'S NAMES

         The right for the Tenant and its lawful undertenants within the Demised Premises to have their respective names and the premises occupied by them displayed in such manner and in such location as the

Tenant shall from time to time reasonably require in the main entrance hall of the Building

8.       AFFIXING OF ITEMS TO THE STRUCTURE OF THE BUILDING

         The right (subject to the provisions of Clauses 4.18 and 4.19) for the Tenant and all persons authorised by the Tenant to affix to the walls columns or structural slabs enclosing the Demised Premises such items as will not impair the structural integrity of such walls columns or slabs

9.       RIGHTS EXERCISABLE OVER PRIVATE ROADS ON THE ISLE OF DOGS

         The right for the Tenant and all persons authorised by the Tenant (in common with the Landlord and the Management Company and all other persons having a like right) to exercise the rights of way contained in paragraph 1 of Schedule 1 to the Transfer dated 17th July 1987 referred to in the Fifth Schedule subject to the provisions therein contained

10.      MECHANICAL SPACE

         The right for the Tenant its undertenants and those authorised by it to use the Mechanical Space Area solely for the installation use and maintenance of such mechanical electrical and other systems as the Tenant may require together with all necessary rights of access to such area through such parts of the remainder of the Building as the Landlord may reasonably specify

11.      RIGHTS TO USE STAIRCASE IN ATRIUM

         Subject to the design and specification thereof being approved by the Landlord (such approval not to be unreasonably withheld or delayed) a right to construct and thereafter the exclusive right to use the staircase within the Atrium between the third floor and the sixth floor of the Demised Premises

12.      RIGHTS TO USE DEDICATED LOBBY

         The exclusive right to use on foot only the Dedicated Lobby for the purpose only of access to and egress from the Demised Premises and for any other reasonable purpose connected to the Tenant's use and occupation of the Demised Premises including for the avoidance of doubt the right to display its name and business in such form as it shall require and the right to retain security and reception facilities therein

13.      ATRIUM

         The exclusive right to use the Atrium at any time for any reasonable purposes provided that in so doing the Tenant does not cause any disturbance interruption or inconvenience to other occupiers of the Building and provided that (by way of example and not limitation) the Atrium shall not be used for the purposes of storage placement of plant and equipment or installations therefor or for offices

14.      TANKS

         The exclusive right to use the Tanks solely for the purposes of the storage of diesel fuel together with the full and free right to inspect the Tanks at all reasonable times and full and free right of access thereto at all reasonable times and causing as little damage and inconvenience as reasonably possible

                                 SECOND SCHEDULE
                           EXCEPTIONS AND RESERVATIONS

         The following rights and easements are excepted and reserved out of the Demised Premises to the Landlord and the Superior Landlord and all other persons authorised by either of them or having the like rights and easements:-

1.       PIPES

         The right to the free passage and running of water sewage surface water drainage gas electricity telecommunications and other services or supplies to and from the Building or any Adjoining Property in and through any of the Pipes which may at any time be in under or passing through or over the Demised Premises

2.       ENTRY

         The right at all reasonable times upon reasonable prior notice except in cases of emergency to enter the Demised Premises the Staircase (if any) and the Dedicated Lobby in order to:-

(a) inspect cleanse maintain repair connect to remove lay renew relay replace alter or execute any works to or in connection with the Pipes and any other services in or accessible from the Demised Premises

(b) execute repairs decorations alterations and any other works to the Building or any Adjoining Property or to do anything which the Landlord or the Management Company may do under this Lease

(c)      carry out the Estate Services and to carry out the Building Services

PROVIDED THAT the person exercising the foregoing rights shall cause as little inconvenience or damage as reasonably possible and shall make good without delay any damage thereby caused to the Demised Premises and provided further that the Landlord or the person exercising the foregoing rights shall only do so in so far as it or they cannot reasonably carry out such works from outside the Demised Premises

3.       SCAFFOLDING

         The right to erect scaffolding for the purposes of repairing or cleaning the Building and any buildings now or hereafter erected on the Estate or in connection with the exercise of any of the rights mentioned in this Schedule provided that such scaffolding does not prevent the Tenant's means of access to the Demised Premises

4.       LIGHT AND AIR ETC.

         The rights of light air and all other easements and rights now or hereafter enjoyed by other parts of the Building or the Adjoining Property

5.       SUPPORT

         The right of support protection and shelter now or hereafter for the benefit of other parts of the Building from the Demised Premises

6.       FIRE ESCAPES

         The right to enter the Demised Premises (in times of emergency or during fire drills) for the purpose of obtaining access to or using any of the routes of escape in the Building from time to time

7.       BUILDING ON THE ADJOINING PROPERTY

         The right at any time to build on or execute any works to the Building or any Adjoining Property or any buildings thereon in such manner as the person exercising the right shall reasonably think fit notwithstanding the fact that the same may obstruct affect or interfere with the amenity of the Demised Premises or the passage of light and air to the Demised Premises

8.       ALTERATION OF COMMON PARTS

         The right to extend vary or stop-up the Estate Common Parts or the Common Parts of the Building or any part or parts thereof from time to time if the Landlord shall reasonably deem it desirable for the efficient management security and operation of the Estate or the Building or for the comfort of the owners and tenants on the Estate (but not so that the Tenant's use and occupation of the Demised Premises is thereby materially adversely affected)

9.       USE OF ESTATE COMMON PARTS AND COMMON PARTS OF THE BUILDING

         The right to regulate and control the use of the Estate Common Parts and the Common Parts of the Building and to make reasonable Regulations for that purpose

                                 THIRD SCHEDULE
                                  RENT REVIEWS

1.       DEFINITIONS

         In this Schedule the following expressions shall have the following meanings:-

1.1 "Review Date" means each of the Review Dates specified in the Particulars and "Relevant Review Date" shall be construed accordingly

1.2 "Adjusted Open Market Rent" means the amount calculated in accordance with the following formula:

         A = B + (C x D x E)

         Where:

         A      =     the Adjusted Open Market Rent

         B      =     the Open Market Rent

         C      =

                      the Open Market Rent divided by the Net Internal Area of the Assumed Premises expressed in square feet (being 325,704 square feet)

         D      =

                      the Net Internal Area of the Ground Floor Area expressed in square feet (being [ ] square feet)

         E      =      25
                      ----
                      100

1.3 "Assumed Premises" means the first second third fourth fifth and sixth floors of the Demised Premises or such of those floors as on the Relevant Review Date continue to be demised by this Lease on the assumption that:-

         (a) such floors of the Demised Premises have been constructed and fitted out by the Landlord at its own cost in accordance with the drawings and specification annexed hereto entitled "Minimum Standard Developer's Finish for Tenant Work" as altered from time to time by alterations carried out by and at the expense of the Landlord and improvements and alterations carried out by the Tenant pursuant to an obligation to the Landlord

         (b)   the Tenant's Works have not been carried out

         (c) the Tenant has removed all tenant's fixtures and fittings (making good any damage caused to those floors of the Demised Premises in so doing) and has left those floors of the Demised Premises (constructed and fitted out as aforesaid) as clear space

1.4 "Open Market Rent" means (subject to paragraph 4 below) the yearly rack rent at which the Assumed Premises could be expected to be let as a whole at the Relevant Review Date by a willing landlord to a willing tenant with vacant possession and without any premium or any consideration other than rent for the grant thereof for a term of years equal to the unexpired residue of the term demised by this Lease (but not being less than 15 years) and with five yearly open market rent reviews and otherwise on the terms and conditions and subject to the covenants and provisions contained in this Lease other than (i) the amount of the Rent payable hereunder (ii) the provisions of Clause 4.20(c)(i) and (n) and subject to the provisions for the review of the Rent contained in this Schedule other than paragraph 1.10 1.11 1.12
         1.13 1.14 paragraph 2 and the proviso to paragraph 4 which shall be deemed to be deleted and making the Assumptions but disregarding the Disregarded Matters

 1.5 "the Assumptions" means the following assumptions (if not facts) at the Relevant Review Date:-

         (a) that the Assumed Premises are fit for immediate occupation and use by any such willing tenant

         (b) that no work has been carried out to the Assumed Premises by the Tenant any undertenant or their respective predecessors in title during the Term which has affected the rental value of the Assumed Premises

         (c) that if the Assumed Premises or the Building have been destroyed or damaged they have been fully rebuilt and reinstated

         (d) that the Assumed Premises comply with all statutory and regulatory requirements

         (e) that all the covenants contained in this Lease on the part of the Tenant have been fully performed and observed

         (f) that any rent free period or period during which the rent is not payable at the full rate or any other equivalent inducement (whether by means of a capital payment or otherwise) which it would be customary to grant to an ingoing tenant of premises comparable to the Assumed Premises at the Relevant Review Date for the purposes of fitting out only has been granted and has expired (or the full benefit of which has been enjoyed) prior to the Relevant Review Date

1.6      "the Disregarded Matters" means:-

         (a) any effect on rent of the fact that the Tenant any undertenant or their respective predecessors in title have been in occupation of the Building or any part thereof

         (b) any goodwill attached to the Demised Premises by reason of the business then carried on at the Demised Premises by the Tenant or any permitted undertenant

         (c) any increase in rental value of the Assumed Premises attributable to the existence at the Relevant Review Date of any improvement to the Demised Premises or any part thereof carried out after the date of this Lease otherwise than in pursuance of an obligation to the Landlord or its predecessors in title

1.7      "Surveyor" means an independent chartered surveyor of not less than ten
         (10) years' standing who is experienced in the valuation of property similar to the Demised Premises and is acquainted with the market in the area bounded by the M25 orbital motorway appointed from time to time to determine the

         Open Market Rent pursuant to the provisions of this Schedule and the Surveyor shall act as an arbitrator in accordance with the Arbitration Acts 1950-1979

1.8 "the President" means the President for the time being of the Royal Institution of Chartered Surveyors and includes the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

1.9 "Rent Restrictions" means the restrictions imposed by any statute for the control of rent in force on a Review Date or on the date on which any increased rent is ascertained in accordance with this Schedule and which operate to impose any limitation whether in time or amounts on the assessment or the collection of any increase in rent or any part thereof

1.10     "Base Index Date" means 1st February 2000

1.11 "Index" means the Retail Price Index (all items) published by the Central Statistical Office of the Department of the Environment contained in the monthly Digest of Statistics (or contained in any official publication substituted therefor) or such other index as may from time to time be published in substitution therefor or as may be determined in accordance with the provisions of paragraphs 2.5 and 2.6 of this Third Schedule

1.12 "Index Review Date" means 1st February 2001 and each anniversary of that date up to and including 1st February 2004

1.13 "Index Review Figure" means the figure first published or otherwise agreed or determined in respect of the index for the month in which the relevant Index Review Date shall occur

1.14 "Starting Index Figure" means the figure published in the index for the month in which the Base Index Date falls

2.       THE INDEXED RENT

2.1 From and including 1st February 2000 up to and including 31st January 2005 the Rent shall be calculated in accordance with the provisions of this paragraph 2

2.2 The Rent for the year commencing 1st February 2000 shall be a sum in pounds sterling calculated as follows:-

         24 pounds sterling x the Net Internal Area of the Assumed Premises being 325,704 square feet plus 6 pounds sterling x the Net Internal
         Area of the Ground Floor Area being [   ] square feet

2.3 The Rent for each subsequent year up to and including the year commencing on 1st February 2004 shall be the greater of the Rent payable in the year immediately prior to the relevant year and a sum in pounds sterling calculated as follows:-

                 B
         A   x   -
                 C

         Where:-

         A      =      the Rent as calculated in accordance with the provisions
                       of paragraph 2.2 of this Third Schedule

         B      =      the Index Review Figure for the relevant Index Review
                       Date and

         C      =      the Starting Index Figure

2.4 Until the Index Review Figure in respect of the relevant Index Review Date is first published or otherwise agreed or determined the Tenant shall continue to pay the Rent at the yearly rate payable for the year immediately preceding the relevant Index Review Date and within seven
         (7) days of service of written demand after the publication agreement or determination of the said Index Review Figure as aforesaid ("the Index Ascertainment Date") any additional amount of Rent for the period commencing on the relevant Index Review Date and ending on the Quarterly Day immediately following the Index Ascertainment Date shall be paid by the Tenant to the Landlord together with interest at the Base Rate from the date 7 days after service of written demand to the Index Ascertainment Date

         2.5.1 If there shall be any change in the base figure by reference to which changes in the Index are calculated

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                                       97

                      the figure taken to be shown in the Index after such change shall be the figure which would have been shown in the Index if the said base figure had been retained and the appropriate reconciliation shall be made but if for any reason the Index shall be otherwise altered or shall be abolished or replaced there shall be substituted for the purposes of this paragraph 2 of this Third Schedule such similar index of retail price costs (including the altered Retail Price Index) as may from time to time be published by or under the authority of any Ministry or Department of Her Majesty's Government and if no such index is published or if such substitute index shall not provide a reasonably accurate appropriate substitute index for the purposes of this clause there shall be substituted therefor such index or comparable method of calculating the Rent as the parties may agree or failing such agreement to be determined by an independent person (the "Independent Person") who shall be a member of the Institute of Chartered Accountants in England and Wales appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales upon the application of either party

         2.5.2 The Independent Person shall act as an expert and the following provisions shall have effect:-

                      (a) the Independent Person shall consider (inter alia) any written representations made on behalf of any party (if made reasonably promptly) but shall not be bound thereby

                      (b) the parties hereto shall use all reasonable endeavours to procure that the Independent Person shall give his decision as speedily as possible

                      (c) the costs of appointing the Independent Person and his costs and disbursements in connection with his duties under this paragraph 2 of this Third Schedule shall be shared between the parties to the dispute in such proportions as the Independent

                              Person shall determine or in the absence of such determination then equally between the parties and

                      (d) if the Independent Person shall be or become unable or unwilling to act then the procedure hereinbefore contained for the appointment of an expert may be repeated as often as necessary until a decision is obtained

2.6 If any substitution for the said Retail Price Index or any index previously substituted therefor shall occur pursuant to the provisions of this sub-clause 2.6 the parties hereto shall endeavour to agree the appropriate reconciliation between the index substituted on one hand and the Retail Price Index or any index previously substituted therefor on the other hand and any dispute or difference between the parties hereto in relation to such matters shall be determined by the independent person pursuant to Clause 2.5.2

3.       THE RENT

         From and including the Second Review Date and each Review Date thereafter the Rent shall be equal to the higher of (i) the Rent contractually payable immediately before the Relevant Review Date (or the Rent which would be payable but for any abatement or suspension of Rent under this Lease) and (ii) the Adjusted Open Market Rent (provided always that if the Adjusted Open Market Rent cannot for any reason be ascertained pursuant to paragraph 4 below the Rent shall be as set out in (i) of this paragraph 3

4.       AGREEMENT OR DETERMINATION OF THE ADJUSTED OPEN MARKET RENT

         The Open Market Rent at the Second Review Date and each Review Date thereafter may be agreed in writing at any time between the Landlord and the Tenant but if for any reason the Landlord and the Tenant have not so agreed then from a date three (3) months prior to the Review Date up to the next succeeding Review Date either the Landlord or the Tenant may by notice in writing to the other require the Open Market Rent to be determined by the Surveyor (provided always that the provisions of Clause 2 shall apply in respect of the First Review Date)

5.       APPOINTMENT OF SURVEYOR

         The Surveyor (in default of agreement between the Landlord and the Tenant) shall be appointed by the President on the written application of either the Landlord or the Tenant made not earlier than six months before the Relevant Review Date and not later than the next succeeding Review Date

6.       FUNCTIONS OF THE SURVEYOR

(a) The Surveyor shall invite the Landlord and the Tenant to submit to him within such time limits (being not less than fifteen (15) and not more than thirty (30) days) as he shall consider appropriate a valuation accompanied if desired by a statement of reasons and such representations and cross representations as to the amount of the Open Market Rent with such supporting evidence as he may wish

(b) Within sixty (60) days of appointment or if he is unable to do so within such period as soon as reasonably practicable the Surveyor shall give to each of the Landlord and the Tenant written notice of the amount of the Open Market Rent as determined by him which amount shall be the Open Market Rent

7.       FEES OF SURVEYOR

         The fees and expenses of the Surveyor including the cost of his nomination shall be payable by the Landlord and the Tenant in such proportions as the Surveyor shall at his discretion direct or in the absence of such a direction in equal shares

8.      APPOINTMENT OF NEW SURVEYOR

         If the Surveyor (acting as an expert) fails to give notice of his determination within eighty (80) days of his appointment or if he dies is unwilling to act or becomes incapable of acting or if for any other reason he is unable to act then either the Landlord or the Tenant may request the President to discharge the said Surveyor and appoint another surveyor in his place which procedure may be repeated as many times as necessary

9.       INTERIM PAYMENTS PENDING DETERMINATION

(a) In the event that by the Relevant Review Date the Rent has not been agreed or determined as aforesaid (the date of agreement or determination being herein called "the Determination Date") then in respect of the period (herein called "the Interim Period") beginning with the Relevant Review Date and ending on the day before the Quarterly Day following the Determination Date the Tenant shall pay to the Landlord Rent at the yearly rate payable immediately before the Relevant Review Date

(b) As soon as reasonably possible following the Determination Date the Tenant shall pay to the Landlord the amount (if any) by which the Rent paid on account by the Tenant under the provisions of paragraph 9(a) above paid by the Tenant in respect of the Interim Period falls short of the aggregate of Rent payable in respect of the Interim Period together with interest on such shortfall (compounded with monthly rests) at the Base Rate from the date of each relevant under payment to the date of payment

10.      RENT RESTRICTIONS

         On each occasion that Rent Restrictions shall prevent or prohibit either wholly or partially:-

(a)      the operation of the above provisions for review of the Rent or

(b) the normal collection and retention by the Landlord of any increase in the Rent or any instalment or part thereof

         THEN in each such case:-

              (i) the operation of such provisions for review of the Rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur

              (ii) the collection of any increase or increases in the Rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase

         AND until the Rent Restrictions shall be relaxed either partially or wholly the Rent shall be the maximum sum from time to time permitted by the Rent Restrictions

11.      MEMORANDA OF REVIEWED RENT

         As soon as the amount of any reviewed Rent has been agreed or determined memoranda thereof shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the counterpart thereof and the parties shall bear their own costs in respect thereof

12.      TIME NOT OF THE ESSENCE

         For the purpose of this Schedule time shall not be of the essence

                                 FOURTH SCHEDULE
                             COVENANTS BY THE SURETY

1.       INDEMNITY BY SURETY

         The Surety hereby covenants with the Landlord (and as a separate covenant with the Management Company in relation only to payment of the sums due under clause 9) as a primary obligation that the Tenant or the Surety shall subject to the provisions of clause 8.17 at all times during the Term duly perform and observe all the covenants on the part of the Tenant contained in this Lease including the payment of the rents hereby reserved and all other sums payable under this Lease in the manner and at the times herein specified and the Surety shall indemnify and keep indemnified the Landlord and the Management Company against all proper claims demands losses damages liability costs fees and expenses whatsoever sustained by the Landlord or the Management Company by reason of or arising directly or indirectly out of any default by the Tenant in the performance and observance of any of its obligations or the payment of any rents and other sums

2.       SURETY JOINTLY AND SEVERALLY LIABLE WITH TENANT

(i) The Surety hereby further covenants with the Landlord and as a separate covenant with the Management Company (in relation only to payment of the sums due under Clause 9) that the Surety is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the obligations of the Tenant under this Lease and agrees that the Landlord or the Management Company in the enforcement of its rights hereunder may proceed against the Surety as if the Surety was named as the Tenant in this Lease

(ii) Notwithstanding the provisions of paragraph (i) above the Landlord and/or the Management Company shall not take any steps to proceed against the Surety in respect of sums due under this Lease unless such sums are not paid within 28 days of becoming due or in respect of any other breach unless that breach has not been remedied as soon as reasonably possible pursuant to Clause 4

3.       WAIVER BY SURETY

         Subject to paragraph 2(ii) above the Surety hereby waives any right to require the Landlord or the Management Company to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord or the Management Company before proceeding against the Surety

4.       POSTPONEMENT OF CLAIMS BY SURETY AGAINST TENANT

         The Surety hereby further covenants with the Landlord and as a separate covenant with the Management Company that the Surety shall during any period in which the Tenant is in breach of this Lease not claim in any liquidation bankruptcy composition or arrangement of the Tenant (here meaning Morgan Stanley UK Group) in competition with the Landlord or the Management Company and shall during any period in which the Tenant is in breach of this Lease remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Tenant (here meaning Morgan Stanley UK Group) and shall hold for the benefit of the Landlord and the Management Company all security and rights the Surety may have over assets of the Tenant whilst any liabilities of the Tenant or the Surety to the Landlord or the Management Company remain outstanding

5.       POSTPONEMENT OF PARTICIPATION BY SURETY IN SECURITY

         The Surety shall not be entitled to participate in any security held by the Landlord or the Management Company in respect of the Tenant's obligations to the Landlord or the Management Company under this Lease or to stand in the place of the Landlord or the Management Company in respect of any such security until all the obligations of the Tenant or the Surety to the Landlord and the Management Company under this Lease have been performed or discharged

6.       NO RELEASE OF SURETY

         None of the following or any combination thereof shall release discharge or in any way lessen or affect the liability of the Surety under this Lease:-

(a) any neglect delay or forbearance of the Landlord or the Management Company in endeavouring to obtain payment of the rents or other amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease

(b) any refusal by the Landlord or the Management Company to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Demised Premises

(c) any extension of time given by the Landlord or the Management Company to the Tenant

(d) any change in the identity constitution structure or powers of any of the Tenant the Surety the Landlord or the Management Company or the liquidation administration or bankruptcy (as the case may be) of either the Tenant or the Surety

(e) any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord or the Management Company) or the fact that any dealings with the Landlord or the Management Company by the Tenant may be outside or in excess of the powers of the Tenant

 (f) any other act omission matter or thing whatsoever whereby but for this provision the Surety would be exonerated either wholly or in part (other than a release under seal given by the Landlord and/or the Management Company as the case may be)

7.       DISCLAIMER OR FORFEITURE OF LEASE

(a) The Surety hereby further covenants with the Landlord and the Management Company that:-

         (i) if a liquidator or trustee in bankruptcy shall disclaim or surrender this Lease or

         (ii)  if this Lease shall be forfeited or

         (iii) if the Tenant shall cease to exist (being the Tenant in whom at the time of such cessation this Lease is vested)

         THEN unless the Leasehold Mortgagee exercises its rights to call for a new lease pursuant to Clause 8.1(b) the Surety shall if the Landlord by notice in writing given to the Surety within one hundred and eighty
         (180) days after such disclaimer or other event so requires accept from and execute and deliver to the Landlord a counterpart of a new lease of the Demised Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term such new lease to be at the cost of the Surety and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease

(b) If the Landlord shall not require the Surety to take a new lease the Surety shall nevertheless within 14 days of receipt of written demand pay to the Landlord a sum equal to the Rent and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of one hundred and eighty (180) days therefrom or until the Landlord shall have granted a lease of the Demised Premises to a third party (whichever shall first occur)

8.       BENEFIT OF GUARANTEE AND INDEMNITY

         Subject to Clause 8.17 this guarantee and indemnity shall enure for the benefit of the successors and assigns of the Landlord and the Management Company respectively under this Lease without the necessity for any assignment thereof

                                 FIFTH SCHEDULE
                MATTERS TO WHICH THE DEMISED PREMISES ARE SUBJECT

         So far as the same relate to and affect the Demised Premises and are still subsisting in relation to the Demised Premises:-

1. the entries at the date hereof registered in or pending registration in the Property and Charges Registers of Registered Title No EGL 202850 but for the avoidance of doubt not including any of the entries relating to registered charges in favour of Lloyd's Bank Plc

                                 SIXTH SCHEDULE
                      CAR PARK SERVICES AND ESTATE SERVICES

(a)      In this Schedule:-

         (i) references to "maintain" shall mean maintain inspect test service repair overhaul amend rebuild (but only where (a) it shall not be economically viable to repair or (b) the Landlord is acting in accordance with the principles of good estate management) renew reinstate replace and shall include where appropriate treat wash down cleanse paint decorate empty and drain and the expression "maintenance" shall be construed accordingly

         (ii) "Services" shall mean Car Park Services and Estate Services jointly or individually

         (iii) "Serviced Areas" shall mean the Car Park and the Estate Common Parts jointly or individually

(b) In deciding the extent nature and quality of the relevant service or services from time to time the Management Company shall at all times act reasonably

(c) In performing the Services and any other services hereunder the Management Company shall be entitled to employ or procure or permit the employment of managers agents contractors or others

                                     PART A
                                  THE SERVICES

         Subject to paragraphs (b) and (c) above the following services to be carried out in accordance with the principles of good estate management shall constitute the Services:-

1.       SERVICED AREAS

         To maintain the Serviced Areas

2.       APPARATUS PLANT MACHINERY ETC.

         To maintain and operate all apparatus plant machinery and equipment comprised in or otherwise serving the Serviced Areas from time to time and the buildings housing them but (in the case of the Car Park) excluding any apparatus plant machinery and equipment which is used exclusively for the purposes of short-term or hourly parking

3.       PIPES

         To maintain all Pipes within the Serviced Areas but (within the Estate Common Parts) only those Pipes the use of which is shared by the occupiers of more than one building on the Estate

4.       FIRE ALARMS ETC.

         To maintain any smoke and/or smoke fire alarms and ancillary apparatus and fire prevention and fire fighting equipment and apparatus and other safety equipment and ancillary apparatus and systems comprised in the Serviced Areas and in any event to maintain fire and smoke detection fire preventive and fire fighting equipment including sprinklers hydrants hosereels extinguishers fire alarms fire escapes and fire escape routes and general means of escape to the extent required to comply in relation to the Serviced Areas with statutory requirements and the requirements of responsible authorities or underwriters or insurance companies

5.       LIGHTING

         To keep lit at appropriate times all appropriate parts of the Serviced Areas

 6.      ROADS MALLS ETC OPEN

         Without prejudice to any right of the Landlord or the Management Company hereunder so far as shall be reasonably practicable to keep open and unobstructed the access and circulation areas the roadways streets plazas malls and other vehicular and pedestrian ways and similar areas comprised in the Serviced Areas (subject only to:-

(a)      any temporary closure from time to time or

(b) closure at certain hours for reasons of security or operational purposes)

7.       SECURITY SURVEILLANCE AND VISITOR CONTROL

         To provide security services and personnel including where appropriate in the Management Company's discretion closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Serviced Areas provided that such services and personnel shall not extend to the Building

8.       PROVISION OF SIGNS AND GENERAL AMENITIES

         In the Management Company's discretion to provide and maintain direction signs and notices seats and other fixtures fittings chattels and amenities for the convenience of tenants and their visitors and for the enjoyment or better enjoyment of such parts of the Serviced Areas as are available from time to time for use by the occupiers of and visitors to the Estate and/or members of the public as the Landlord or the Management Company may determine

9.       ORNAMENTAL FEATURES GARDENS ETC

         In the Management Company's discretion to provide and maintain hard and soft landscaping and planting within the Serviced Areas including fountains sculptures architectural artistic or ornamental features or murals and to keep all such parts of the Serviced Areas as may from time to time be laid out as landscaping (including water features) neat clean planted (where appropriate) properly tended and free from weeds and the grass cut

10.      FIXTURES FITTINGS ETC

         To provide and maintain fixtures fittings furnishings finishes bins receptacles tools appliances materials equipment and other things for the maintenance appearance upkeep or cleanliness of the Serviced Areas and the provision of the services set out in this part of the Schedule

11.      WINDOWS

         As often as the Management Company may consider desirable to clean the exterior and interior of all windows and window frames in any building included in the Serviced Areas and to provide and maintain cradles runways and carriages in connection with such cleaning

12.      REFUSE

         To provide and operate or procure the provision and operation of means of collection compaction and disposal of refuse and rubbish (including litter within the Serviced Areas and if necessary pest control) from the Serviced Areas and other parts of the Estate and to provide and maintain plant and equipment for the collection compaction treatment packaging or disposal of the same

13.      TRAFFIC

         (So far as the same are not for the time being the exclusive responsibility of a public authority) to endeavour to control so far as practicable traffic flow and parking within the Car Park and traffic on the roads and service roads forming part of the Serviced Areas and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

14.      ENERGY AND SUPPLY SERVICES

         To arrange the provision of water fuel oil gas heating cooling air conditioning ventilation electricity and other energy and supply services to the Estate Common Parts as may be required for use in running or operating any service to the Serviced Areas or distributed to occupiers of the Estate including so far as appropriate standby power generators and plant excluding any such energy and supply services required to operate the apparatus plant machinery and equipment referred to in the exclusion to paragraph 2 of this Part of this Schedule

15.      WATER AREAS AND WATERSIDE AND RIVERSIDE WALKWAYS

         To use reasonable endeavours to procure that the responsible party maintains and operates or (in the Management Company's discretion) to maintain and operate the dock water retention system comprised in or immediately adjoining the Estate and to endeavour to keep water areas within the Estate Common Parts free from debris refuse and other material and (to the extent reasonably practicable) to take reasonable steps to treat the same as necessary and to minimise pollution therein and to provide and maintain such seating security and safety equipment on any waterside walkways as the Management Company considers appropriate

16.      TRANSPORT SERVICES

         So far as the Landlord or the Management Company considers desirable or appropriate to provide and (as circumstances permit) operate and maintain vehicles or other modes of transport staff premises and equipment for a transport service or services within or for the benefit of the Estate

 17.     OTHER SERVICES

         To provide such other services for the benefit of the Estate or the convenience of the users or occupiers thereof as the Landlord or the Management Company may in accordance with the principles of good estate management consider desirable or appropriate

                                 SIXTH SCHEDULE
                                     PART B

1.       STAFF

         The cost of staff (including direct or indirect labour) for the provision of services to the Serviced Areas and for the general management (including accountancy functions) operation and security of the Serviced Areas (including traffic control and policing) and all other incidental expenditure including but not limited to:-

(a) salaries insurance health pensions welfare severance and other payments contributions and premiums

(b) the cost of uniforms working clothes tools appliances materials and furniture furnishings stationery items and equipment (including telephones) for the proper performance of the duties of any such staff

(c) providing maintaining repairing decorating and lighting any accommodation and facilities for staff including any residential accommodation for staff employed on the Serviced Areas and all rates gas electricity and other utility charges in respect thereof and any actual or notional rent for such accommodation but excluding all costs of staff above the grade of the Estate Manager or its equivalent and (in respect of the Car Park) excluding the cost of those staff whom it would not be necessary to employ if the Car Park were used exclusively for private parking by tenants of the Estate

2.       COMMON FACILITIES

         The amount which shall require to be paid for or towards the costs charges fees and expenses in making laying repairing maintaining and lighting as the case may be any roads ways forecourts passages pavements party walls or fences party structures Pipes or other conveniences and easements whatsoever which may belong to or be capable of being used or enjoyed by the Estate in common with any Adjoining Property

                                      113
3.       TRANSPORTATION FACILITIES

         The amount which the Landlord or Management Company pays for or towards the costs charges fees and expenses of the maintenance operation and lighting of or security for transportation facilities which provide services to or for the benefit of the Estate including (without limitation) the Canary Wharf Docklands Light Railway Station and associated premises and areas and/or the fixtures fittings and equipment thereon

4.       OUTGOINGS

         All existing and future rates (including water rates) taxes duties charges assessments impositions and outgoings (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature) payable in respect of the Serviced Areas or any part thereof

5.       STATUTORY REQUIREMENTS

         The cost of carrying out any works to the Serviced Areas required to comply with any statute

6.       REPRESENTATIONS

         The cost of taking any steps deemed desirable or expedient by the Landlord or the Management Company for complying with making representations against or otherwise contesting the incidence of the provisions of any statute concerning town planning rating public health highways streets drainage and all other matters relating or alleged to relate to the Serviced Areas or the Estate as a whole or in which occupiers within the Estate have a common interest

7.       FEES OF THE ESTATE SURVEYOR AND THE ACCOUNTANT

         The proper and reasonable fees costs charges expenses and disbursements of the Car Park Surveyor the Estate Surveyor and the Accountant for or in connection with the performance of the duties ascribed to the Car Park Surveyor the Estate Surveyor and the Accountant respectively under the provisions of Clause 9

8.       MANAGEMENT

(a) The proper and reasonable fees of managing agents employed or retained by the Management Company for or in connection with the general overall management and administration and supervision of the Estate and the Car Park (excluding rent collection)

(b) A fee to the Management Company in connection with the management of the Estate equal to 10% of the aggregate of the Car Park Expenditure and the Estate Expenditure (excluding any items in this paragraph 8) but so that if a firm of managing agents is appointed to manage the Estate the fee chargeable by the Management Company in any Car Park Financial Year or Estate Financial Year under this paragraph 8(b) shall be reduced (but not below zero) by an amount equivalent to the fees (net of Value Added Tax) charged by such managing agents and included in Car Park Expenditure and(or) Estate Expenditure for that Car Park Financial Year or Estate Financial Year pursuant to paragraph 8(a) above

9.       INSURANCE

(a)      The cost of insuring:-

         (i) the Serviced Areas against loss or damage by the Insured Risks in such sum as shall be the full reinstatement cost thereof and including architects' surveyors' and other professional fees (and Value Added Tax thereon) and expenses incidental thereto the cost of shoring up demolition and site clearance compliance with local authority requirements and similar expenses and loss of income (if any) for such period as shall be reasonable having regard to the likely period required for obtaining planning permission and reinstating the Serviced Areas

         (ii) any engineering and electrical plant and machinery being part of the Serviced Areas against sudden and unforeseen damage breakdown and inspection to the extent that the same is not covered by paragraph 9(a)(i) above

         (iii) property owners liability and public liability or such other insurances as the Landlord may from time to time deem necessary to effect

(b)      The cost of periodic valuations for insurance purposes

(c) Works required to the Serviced Areas in order to satisfy the insurers of the Serviced Areas

(d) Any amount which may be deducted or disallowed by the insurers pursuant to the excess provision in the Landlord's insurance policy upon settlement or adjudication of any claim by the Landlord

10.      PUBLIC ACTIVITIES

         The cost of any displays concerts exhibitions or other forms of public entertainment or activity undertaken within the Serviced Areas or for the benefit or enjoyment of the Estate or its occupiers

 11.     PUBLIC TOILETS

         The cost of providing operating and maintaining public toilet facilities within the Serviced Areas or for the benefit or enjoyment of the Estate or its occupiers

12.      MISCELLANEOUS ITEMS

(a) Leasing or hiring any of the items referred to in Part A or Part B of this Schedule

(b) Interest commission and fees in respect of any moneys included in Car Park Expenditure and/or Estate Expenditure borrowed to finance the provision of services and any of the items referred to in Part A or Part B of this Schedule

                                SEVENTH SCHEDULE
                                BUILDING SERVICES

(a) In this Schedule references to "maintain" shall mean maintain inspect test service repair overhaul amend rebuild renew (but only where (i) it shall not be economically viable to repair or (ii) the landlord is acting in accordance with the principles of good estate management) reinstate replace and shall include where appropriate treat wash down cleanse paint decorate empty and drain and the expression "maintenance" shall be construed accordingly

(b) In deciding the extent nature and quality of the relevant service or services from time to time the Management Company shall at all times act reasonably

(c) In performing the Building Services and any other services hereunder the Management Company shall be entitled to employ or procure or permit the employment of managers agents contractors or others

                                     PART A
                                BUILDING SERVICES

         Subject to paragraphs (b) and (c) above the following services to be carried out in accordance with the principles of good estate management shall constitute the Building Services:-

1.       THE RETAINED PARTS

         To maintain the Retained Parts

2.       COMMON PARTS OF THE BUILDING

         At all times to keep clean and maintained the Common Parts of the Building including the windows thereof and to keep the same adequately lighted where appropriate during the Business Hours and such other hours as the Management Company may in its discretion from time to time decide

3.       LIFTS

         To provide a lift service by the operation of the lifts now or from time to time installed

4.       HOT AND COLD WATER

         To provide an adequate supply of hot and cold water to the wash basins in the Building

5.       AIR CONDITIONING

         To provide sufficient air conditioning to the Building including the Common Parts of the Building intended to be air conditioned and to maintain all equipment plant and machinery used in connection therewith other than such as is the responsibility of the Tenant PROVIDED THAT the cost of the same shall only be included within this paragraph to the extent that a charge is not made pursuant to Clause 4.3(d) Clause 4.6(a) or Clause 4.16(c) in this Lease or the equivalent clause or clauses in any other lease of part or parts of the Building

                                SEVENTH SCHEDULE
                                     PART B

1.       RETAINED PARTS

         The cost of lighting heating furnishing carpeting and equipping and (as necessary) altering the Retained Parts including but not limited to the provision in the main entrance halls and lift lobby areas of floral decorations desks tables chairs and other fixtures and fittings

2.       APPARATUS PLANT MACHINERY ETC

         The cost of maintaining and operating all apparatus plant machinery and equipment serving the Building from time to time including (without prejudice to the generality of the foregoing and so far as for the time being serving the Building as aforesaid) lifts lift shafts escalators travelators stand-by generators and boilers and items relating to mechanical ventilation heating cooling air conditioning and humidification

3.       FIRE ALARMS ETC.

         The cost of maintaining any fire alarms and ancillary apparatus and fire prevention and fire fighting equipment and apparatus and other safety equipment comprised in the Retained Parts or serving the Building and in any event of maintaining fire and smoke detection fire preventive and fire fighting equipment including sprinklers hydrants hosereels extinguishers fire alarms fire escapes and fire escape routes and general means of escape to the extent required to comply in relation to the Retained Parts with statutory requirements and the requirements of responsible authorities or underwriters or insurance companies

 4.      SECURITY AND SURVEILLANCE

         The cost of providing security services and personnel including in the Management Company's discretion closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of or visitors to the Building and for the purpose of monitoring organising and supervising the use of any loading bays delivery areas and goods lifts within the Building Provided that such services and personnel shall not extend to the Demised Premises

5.       PROVISION OF SIGNS AND GENERAL AMENITIES

         The cost of providing and maintaining direction signs and notices seats and other fixtures fittings chattels and amenities for the convenience of tenants and their visitors and for the enjoyment or better enjoyment of such parts of the Common Parts of the Building as are available from time to time for use by the occupiers of and visitors to the Building and/or members of the public as the Landlord or the Management Company may determine

6.       ORNAMENTAL FEATURES GARDENS ETC

         The cost of providing and maintaining hard and soft landscaping and planting within the Retained Parts including fountains sculptures architectural artistic or ornamental features or murals and of keeping all such parts of the Retained Parts as may from time to time be laid out as landscaping (including water features) neat clean planted (where appropriate) properly tended and free from weeds and the grass cut

7.       FIXTURES FITTINGS ETC

         The cost of providing and maintaining fixtures fittings furnishings finishes bins receptacles tools appliances materials equipment and other things for the maintenance appearance upkeep or cleanliness of the Retained Parts and the provision of any services for the Building

8.       WINDOWS

         The cost of cleaning the exterior and (save where the responsibility of a tenant) interior of all windows and window frames in the Retained Parts and of providing and maintaining cradles runways and carriages in connection with such cleaning

9.       REFUSE

         The cost of providing and operating or procuring the provision and operation of means of collection compaction and disposal of refuse and rubbish (including litter within the Common Parts of the Building and if necessary pest control) from the Building and of providing and maintaining plant and equipment for the collection compaction treatment packaging or disposal of the same

10.      ENERGY AND SUPPLY SERVICES

         Subject to the proviso to paragraph 5 of Part A of this Schedule the cost of the provision of water fuel oil gas heating cooling air conditioning ventilation electricity and other energy and supply services to the Building as may be required for use in running or operating any service to the Building or distributed to occupiers of the Building including so far as appropriate standby power generators and plant

11.      OTHER SERVICES

(a) The cost of providing such other services for the benefit of the Building or the convenience of the occupiers thereof including without limitation a receipt and dispatch centre for items delivered by courier as the Management Company may in accordance with the principles of good estate management consider desirable or appropriate and from which the Tenant shall receive a benefit

(b) The cost of providing such of the services falling within the definition of Car Park Services and the costs and expenses set out in Part B of the Sixth Schedule as shall be appropriate to provide in respect of any car park within the Building

12.      STAFF

         The cost of staff (including direct or indirect labour) for the provision of services to the Building and for the general management (including accountancy functions) and operation of the Building and all other incidental expenditure including but not limited to:-

(a) salaries insurance health pension welfare severance and other payments contributions and premiums

(b) the cost of uniforms working clothes tools appliances materials and furniture furnishings stationery items and equipment (including telephones) for the proper performance of the duties of any such staff

(c) providing maintaining repairing decorating and lighting any accommodation and facilities for staff including any residential accommodation for staff employed on the Building and all rates gas electricity and other utility charges in respect thereof and any actual or notional rent for such accommodation

13.      COMMON FACILITIES

         The amount which shall require to be paid or contributed towards the costs charges fees and expenses in making laying repairing maintaining rebuilding decorating cleansing and lighting as the case may be any roads ways forecourts loading docks and bays passages pavements party walls or fences party structures Pipes or other conveniences and easements which may belong to or be capable of being used or enjoyed by the Building in common with any Adjoining Property but not any amounts in respect of any of the matters referred to in the Sixth Schedule

14.      OUTGOINGS

         All existing and future rates (including water rates) taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature) payable in respect of the Retained Parts of any part thereof

15.      STATUTORY REQUIREMENTS

         The cost of carrying out any works to the Retained Parts required to comply with any statute

16.      REPRESENTATIONS

         The cost of taking any steps deemed desirable or expedient by the Landlord or the Management Company for complying with making representations against or otherwise contesting the incidence of the provisions of any statute concerning town planning rating public health highways streets drainage and all other matters relating or alleged to relate to the Retained Parts or the Building as a whole or in which occupiers within the Building have a common interest

17.      REGULATIONS

         The cost of compliance with the Regulations so far as the same relate to the provision of the services and other items referred to in this Schedule

 18.     ENFORCEMENT OF COVENANTS ETC

         The cost of enforcing the covenants in any other leases of Lettable Areas within the Building for the general benefit of the tenants thereof as determined by the Landlord or the Management Company

19.      FEES OF THE BUILDING SURVEYOR AND THE ACCOUNTANT

         The proper and reasonable fees costs charges expenses and disbursements of the Building Surveyor and the Accountant for or in connection with the performance of the duties ascribed to the Building Surveyor and the Accountant respectively under the provisions of Clause 9 of this Lease

20.      MANAGEMENT

(a) The proper and reasonable fees of managing agents employed or retained by the Management Company for or in connection with the general overall management and administration and supervision of the Building (excluding rent collection)

(b) A fee to the Management Company in connection with the management of the Building such fee being equal to 10% of the Building Expenditure (excluding any items in this paragraph 20) but so that if a firm of managing agents is appointed to manage the Building the fee chargeable by the Management Company in any Building Financial Year under this paragraph 20(b) shall be reduced (but not below zero) by an amount equivalent to the fees (net of Value Added Tax) charged by such managing agents and included in Building Expenditure for that Building Financial Year pursuant to paragraph 20(a) above

21.      MISCELLANEOUS ITEMS

(a) Leasing or hiring any of the items referred to in Part A or Part B of this Schedule

(b) Interest commission and fees in respect of any moneys included in Building Expenditure borrowed to finance the provision of services and any of the items referred to in Part A or Part B of this Schedule

22.      INSURANCE

(a) Works required to the Building in order to satisfy the insurers of the Building

(b) Any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in the Landlord's insurance policy upon settlement or adjudication of any claim by the Landlord

23.      DECORATIONS

         Providing and maintaining Christmas and other special decorations for the Building

24.      NAME BOARDS

         The cost of providing and installing name boards of such size and design as the Landlord or the Management Company may in its absolute discretion determine in the main entrance to the Building and at such other locations as the Landlord or the Management Company may reasonably consider desirable

25.      GENERALLY

         Any reasonable and proper costs and expenses (not referred to above) which the Management Company may incur in providing such other services and in carrying out such other works as the Management Company in its absolute discretion may deem desirable or necessary for the benefit of the Building or any part of it or the tenants or occupiers thereof or for securing or enhancing any amenities of or within the Building or in the interest of good estate management

                                 EIGHTH SCHEDULE
         FORM OF THE SERVICE CHARGE DEED TO BE EXECUTED UNDER CLAUSE 12

THIS DEED is made the       day of              199     BETWEEN:

(1)      [                   ] (registration number [            ]) whose
         registered office is at [                       ] (the
         "Management Company") and

(2)      [                   ] (registration number [          ]) whose
         registered office is at [                ](the "Sub-tenant")

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED AND DECLARED as follows:-

1.       INTERPRETATION

1.1 In this Deed except where the context otherwise requires the following words and expressions have the following meanings:-

         "Accountant"

                                            means a Chartered Accountant or a
                                            firm of Chartered Accountants
                                            appointed or employed by the
                                            Landlord or the Management Company
                                            to perform the functions of the
                                            Accountant under this Deed

         "Base Rate"

                                            means the base rate for the time
                                            being of Barclays Bank PLC or some
                                            other London clearing bank nominated
                                            from time to time by the Landlord
                                            or, in the event of such base rate
                                            being abolished, such other
                                            reasonable comparable rate of
                                            interest as the Landlord shall from
                                            time to time determine

         "Building"

                                            means the land and premises known as
                                            20 Cabot Square Canary Wharf West
                                            India

                                            Dock Isle of Dogs London E14 being
                                            more particularly described in the
                                            Lease and shown edged red on Plan 1
                                            attached to the Lease together with
                                            the building erected thereon of
                                            which the property demised by the
                                            Lease forms part and of which the
                                            Demised Premises forms part and each
                                            and every part of them and the
                                            appurtenances belonging to them and
                                            all additions, alterations and
                                            improvements to them

        "Building Computing
         Date"
                                            means the first day of July in each
                                            year and the anniversary of that
                                            date in each succeeding year or such
                                            other date as the Management Company
                                            may from time to time nominate

         "Building Expenditure"

                                            means the aggregate of (avoiding
                                            double counting):-

                                            (i)     all reasonable costs fees
                                                    expenses and outgoings
                                                    whatsoever (whether or not
                                                    of a recurring nature)
                                                    reasonably and properly
                                                    incurred in respect of or
                                                    incidental to the provision
                                                    of all or any of:-

                                                    (a)    the Building Services
                                                           and

                                                    (b)    the costs and
                                                           expenses set out in
                                                           Part B of the Seventh
                                                           Schedule to the Lease

                                                    (whether or not the Landlord
                                                    or the Management Company is
                                                    obliged by the Lease to
                                                    incur the same) and (when
                                                    any expenditure is incurred
                                                    in relation to the Building
                                                    and other premises) the
                                                    proportion of
                                                    such expenditure which is
                                                    reasonably attributable to
                                                    the Building as properly
                                                    determined from time to time
                                                    by the Building Surveyor

                                              (ii)  such reasonable sums as the
                                                    Landlord or the Management
                                                    Company shall reasonably and
                                                    properly consider desirable
                                                    to set aside from time to
                                                    time (which setting aside
                                                    shall be deemed to be an
                                                    item of expenditure actually
                                                    incurred) for the purpose of
                                                    providing for periodically
                                                    recurring items of
                                                    expenditure, whether or not
                                                    of a capital nature and
                                                    whether recurring at regular
                                                    or irregular intervals and
                                                    for anticipated expenditure
                                                    in respect of any of the
                                                    Building Services to be
                                                    provided or other items
                                                    within Part B of the Seventh
                                                    Schedule to the Lease ("the
                                                    Building Reserve Fund")

                                              (iii) the cost of replacement of
                                                    any item where such
                                                    replacement is reasonably
                                                    necessary whether or not the
                                                    replacement item is of a
                                                    superior quality design or
                                                    utility to the item being
                                                    replaced but where the
                                                    replacement item is of
                                                    superior quality it shall be
                                                    as near as practicable to
                                                    the quality of the item
                                                    being replaced

                                            (iv)    interest payments credited
                                                    to the Sub-tenant under
                                                    Clause 4.4(b) and credited
                                                    or paid to any tenants of
                                                    premises within the Building
                                                    under the provisions of
                                                    clauses similar
                                                    to the said clause

                                            (v)     any Value Added Tax or other
                                                    tax payable on or in
                                                    connection with any such
                                                    items in paragraphs (i) (ii)
                                                    (iii) and (iv) above (so far
                                                    as not recoverable by the
                                                    Landlord or the Management
                                                    Company (as the case may
                                                    require) as an input credit)

                                                    but shall exclude:-

                                                   (aa)    any capital
                                                           expenditure incurred
                                                           in the initial
                                                           construction of the
                                                           Building or for the
                                                           construction or
                                                           carrying out of any
                                                           of the works which
                                                           the Landlord agreed
                                                           to carry out in the
                                                           agreement pursuant to
                                                           which the Lease was
                                                           granted and capital
                                                           expenditure incurred
                                                           for the purpose of
                                                           the initial
                                                           establishment of the
                                                           services described in
                                                           the Seventh Schedule
                                                           to the Lease

                                                   (bb)    any expenditure
                                                           referable to
                                                           operating charges and
                                                           expenses and
                                                           maintenance of any
                                                           Car Park

                                                   (cc)    any costs incurred by
                                                           the Landlord in
                                                           remedying any latent
                                                           or inherent defects
                                                           or shrinkages or
                                                           other latent or
                                                           inherent faults not
                                                           apparent at the date
                                                           hereof and which
                                                           manifest themselves
                                                           (a) in the Building
                                                           during a period of 10
                                                           years or (b) in
                                                           relation to the
                                                           rebuilding or
                                                           replacement
                                                           of the structure of
                                                           the Building during a
                                                           period of 15 years
                                                           from practical
                                                           completion of the
                                                           Building which
                                                           periods commenced on
                                                           22nd July 1991

                                                    and there shall be deducted
                                                    from the foregoing for the
                                                    purposes of calculating the
                                                    Building Expenditure the
                                                    following:-

                                                      (aaa) any contributions in
                                                            respect of Building
                                                            Services or the
                                                            costs set out in
                                                            Part B of the
                                                            Seventh Schedule to
                                                            the Lease
                                                            recoverable in the
                                                            relevant Building
                                                            Financial Year under
                                                            leases or agreements
                                                            for leases or other
                                                            documents imposing
                                                            obligations in
                                                            relation to Building
                                                            Services relating to
                                                            premises which for
                                                            that Building
                                                            Financial Year are
                                                            not included within
                                                            the definition of Y
                                                            for the purposes of
                                                            the definition of
                                                            Building Service
                                                            Charge Percentage

                                                      (bbb) any revenue received
                                                            from a third party
                                                            (other than a tenant
                                                            in its capacity as
                                                            such whether under
                                                            any lease agreement
                                                            for lease or some
                                                            other deed relating
                                                            to Building Services
                                                            or the Building
                                                            Service Charge
                                                            Percentage or the
                                                            Building
                                                            Expenditure) derived
                                                            from the rendering
                                                            of Building Services
                                                            or any activity the
                                                            cost of which is
                                                            included in Part B
                                                            of the Seventh
                                                            Schedule to the
                                                            Lease including any
                                                            insurance proceeds
                                                            received by the
                                                            Landlord or the
                                                            Management Company
                                                            in respect of the
                                                            insurance of the
                                                            Building to the
                                                            extent that such
                                                            insurance proceeds
                                                            relate to an item
                                                            the cost of which is
                                                            included in the
                                                            Building Expenditure
                                                            and

                                                      (ccc) any contribution in
                                                            respect of the
                                                            rendering of any of
                                                            the Building
                                                            Services or any
                                                            activity the cost of
                                                            which is included in
                                                            Part B of the
                                                            Seventh Schedule to
                                                            the Lease
                                                            recoverable in the

                                                            Relevant Financial
                                                            Year where any such
                                                            Building Services or
                                                            other activity was
                                                            provided at the
                                                            request of or for
                                                            the benefit of any
                                                            tenants or occupiers
                                                            of the Building and
                                                            which would not have
                                                            been provided but
                                                            for such request
                                                            whether or not such
                                                            service or activity
                                                            is of direct or
                                                            indirect benefit to
                                                            the Sub-tenant

                                                      (ddd) interest payments
                                                            received from the
                                                            Sub-tenant under
                                                            Clause 4.4(a) and
                                                            from other tenants
                                                            within the Building
                                                            under the provisions
                                                            of clauses similar
                                                            to the said clause
                                                            in relation to
                                                            Building Expenditure

                                                      (eee) interest (if any)
                                                            earned on the
                                                            deposit by the
                                                            Management Company
                                                            of on account
                                                            payments made by
                                                            tenants in respect
                                                            of Estimated
                                                            Building Expenditure

        "Building Financial       means the period from a Building
         Year"

                                  Computing Date to but not including the
                                  next succeeding Building Computing Date

         "Building Services"

                                  means the services set out in Part A of the Seventh Schedule to the Lease

         "Building Service        means the figure calculated as follows:-
         Charge Percentage"

                                  X
                                  - x 100
                                  Y

                                  where:-

                                  "X"     =      the Net Internal Area of the
                                                 Demised Premises and

                                   Y"     =      the aggregate Net Internal
                                                 Areas of Lettable Areas within
                                                 the Building used or intended
                                                 to be used for office purposes
                                                 or uses ancillary thereto

         "Building Surveyor"

                                   means a chartered surveyor or firm of
                                   chartered surveyors appointed or employed by the Landlord or Management Company to perform the functions of the Building Surveyor hereunder

         "Car Park"

                                   means the car parks within the Estate (other than the car parking area (if any) within the Building) reasonably designated as such from time to time in writing by the Landlord

        "Car Park Computing        means the first day of July in each year
         Date"

                                   and the anniversary of that date in each succeeding year or such other date as the Landlord or the Management Company may from time to time nominate

        "Car Park Expenditure"     means the aggregate of:-

                                   (i)  all reasonable costs fees expenses and
                                        outgoings whatsoever (whether or not of
                                        a recurring nature) reasonably and
                                        properly incurred in respect of or
                                        incidental to the provision of all or
                                        any of:-

                                        (a)  the Car Park Services and

                                        (b)  the costs and expenses set out in
                                             Part B of the Sixth Schedule to
                                             the Lease

                                        and (when any expenditure is incurred in relation to the Car Park and other premises) the proportion of such expenditure which is reasonably attributable to the Car Park as properly determined from time to time by the Car Park Surveyor

                                   (ii) such reasonable sums as the Landlord or
                                        the Management Company shall reasonably
                                        and properly consider desirable to set
                                        aside from time to time (which setting
                                        aside shall be deemed to be an item of
                                        expenditure actually incurred) for the
                                        purpose of providing for periodically
                                        recurring items of expenditure whether
                                        or not of a capital nature and whether
                                        recurring at regular or irregular
                                        intervals and for anticipated
                                        expenditure in respect of any of the Car
                                        Park Services to be provided or other
                                        items within Part B of the Sixth
                                        Schedule to the

                                        Lease ("the Car Park Reserve Fund")

                                   (iii) the cost of replacement of any item where such replacement is reasonably necessary whether or not the replacement item is of a superior quality design or utility to the item being replaced but where the replacement item is of superior quality it shall be as near as practicable to the quality of the item being replaced

                                   (iv)  interest payments credited to the
                                         Tenant under Clause 4.4(b) and credited
                                         or paid to any tenants of premises
                                         within the Estate under the provisions
                                         of clauses similar to the said clause

                                   (v)   any Value Added Tax or other tax
                                         payable on or in connection with any
                                         such items in paragraphs (i) (ii) (iii)
                                         and (iv) above (so far as not
                                         recoverable by the Landlord or
                                         Management Company as an input credit)

                                  but shall exclude any capital expenditure incurred in the initial construction of the Car Park or for the purpose of the initial establishment of the services described in the Sixth Schedule to the Lease and there shall be deducted from the foregoing for the purposes of calculating the Car Park Expenditure the following:-

                                         (aa)  any revenue (other than revenue
                                               derived from public
                                               parking) received from a third
                                               party (other than a tenant in its
                                               capacity as such) in connection
                                               with the rendering of Car Park
                                               Services or any activity the cost
                                               of which is included in Part B of
                                               the Sixth Schedule to the Lease
                                               including any insurance proceeds
                                               received by the Landlord or the
                                               Management Company in respect of
                                               the insurance of the Car Park to
                                               the extent that such insurance
                                               proceeds relate to an item the
                                               cost of which is included in the
                                               Car Park Expenditure

                                         (bb)  any contribution in respect of
                                               the rendering of any of the Car
                                               Park Service or activity the cost
                                               of which is included in Part B of
                                               the Sixth Schedule to the Lease
                                               recoverable in the Relevant
                                               Financial Year where any such Car
                                               Park Services or other activity
                                               was provided at the request or
                                               for the benefit of any tenants or
                                               occupiers of the Estate and which
                                               would not have been provided but
                                               for such request

                                         (cc)  interest payments received from
                                               the Sub-tenant under Clause
                                               4.4(a) and from other tenants
                                               within the Estate under the
                                               provisions of clauses similar to
                                               the said clause in relation to
                                               Car Park Expenditure

                                         (dd)  interest (if any) earned on the
                                               deposit by the Management Company
                                               of on account payments made by
                                               tenants in respect of Estimated
                                               Car Park Expenditure

        "Car Park Financial         means the period from a Car Park
         Year"

                                    Computing Date to but not including the
                                    next succeeding Car Park Computing Date

        "Car Park Services"

                                    means the services set out in Part A of the Sixth Schedule to the Lease insofar as the same are attributable to the Car Park

        "Car Park Service           means the figure calculated as follows:-
         Charge Percentage"

                                    X
                                    - x 100
                                    Y

                                    where:-

                                    "X"     =      the number of cars which the
                                                   Sub-tenant has the right to
                                                   park in the Car Park and

                                    "Y"     =      the total number of car
                                                   parking spaces from time to
                                                   time in the Car Park the
                                                   number being 2014 at the date
                                                   hereof

         "Car Park Surveyor"
                                    means a chartered surveyor or firm of
                                    chartered surveyors appointed or employed by the Management Company or a Group Company of the Management Company to perform the functions of the Car Park Surveyor hereunder

         "Common Parts of the       means those parts and amenities of the
         Building"

                                    Building which are from time to time
                                    provided and/or properly designated by the Landlord for common use by tenants and occupiers of the Building with or without others and all persons authorised by them [including (but only after the Tenant shall have surrendered part of the property demised by the Lease pursuant to Clause 10 of the Lease) the Dedicated Lobby and the Dedicated Lifts but excluding the Estate Common Parts and the Lettable Areas]

         "Dedicated Lifts"

                                    means the passenger lifts in the west core of the Building and includes all lift shafts and plant apparatus and equipment relating thereto

         "Dedicated Lobby"

                                    menus the area shown hatched [       ] on
                                    Plan [2] of the Lease

         "Demised Premises"

                                    means [                              ]

         "Estate"

                                    means the land and water areas commonly
                                    known as Canary Wharf London E14 shown edged green on Plan 2 to the Lease with any additional land and water areas in which the Landlord or a Group Company of the Landlord acquires a freehold or leasehold interest and which the Landlord from time to time reasonably designates (acting in accordance with principles of good estate management having regard to the nature and quality of the Estate) as part of the Estate and all buildings and appurtenances thereon and all additions alterations and improvements thereto

         "Estate Common Parts"

                                    means those parts of the Estate (such parts not being publicly adopted) which are from time to time intended for the common use and enjoyment of the owners and tenants of the Estate and persons claiming through or under them and/or properly designated as such by the Landlord (whether or not other parties are also entitled to use and enjoy the same) (but excluding all car parks within the Estate) and for the avoidance of doubt including:-

                                    (a) roads to the point of connection with a
                                        highway maintainable at public expense

                                    (b) bridges kerbs pavements footpaths parks
                                        and esplanades landscaped areas open
                                        areas quay side areas dock water
                                        areas and river piers

                                    (c) plaza malls retail malls walkways
                                        pedestrian ways concourses and
                                        circulation areas staircases
                                        travelators escalators  elevators ramps
                                        and lifts loading bays forecourts
                                        service roads service areas service
                                        decks and service bays

                                    (d) the Pipes therein and not intended to be
                                        the responsibility of a particular
                                        owner or tenant or group of owners or
                                        tenants and

                                    (e) the foundations pilings sub-structures
                                        floors walls roofs ramps access ways
                                        entrances exits and
                                    other matters or things which make up those parts of the Estate which are not and are not intended to be the responsibility of a particular owner or tenant or group of owners or tenants

         "Estate Computing Date"

                                    means the first day of July in each year and the anniversary of that date in each succeeding year or such other date as the Management Company may from time to time nominate

         "Estate Expenditure"

                                    means the aggregate (avoiding double
                                    counting) of:-

                                    (i)  all reasonable costs fees expenses and
                                         outgoings (whether or not of a
                                         recurring nature) reasonably and
                                         properly incurred by the Landlord or
                                         the Management Company in respect
                                         of or incidental to the provision of
                                         all or any of the Estate Services and
                                         the costs and expenses set out in Part
                                         B of the Sixth Schedule to the Lease
                                         (whether or not the Landlord or the
                                         Management Company is obliged by the
                                         Lease to incur them) and (when any
                                         expenditure is incurred in relation to
                                         the Estate and other premises) the
                                         proportion of such expenditure which
                                         is reasonably attributable to the
                                         Estate as reasonably determined from
                                         time to time by the Estate Surveyor

                                    (ii) suchreasonable sums as the Management
                                         Company shall reasonably and properly
                                         consider desirable to set aside from
                                         time to time (and
                                    the amount set aside shall be treated as an item of expenditure actually incurred) for the purpose of providing for periodically recurring items of expenditure whether or not of a capital nature and whether recurring at regular or irregular intervals and for anticipated expenditure in respect of any of the Estate Services to be provided or other items within Part B of the Sixth Schedule to the Lease (the "Estate Reserve Fund")

                               (iii) the cost of replacement of any items with an item of equivalent quality pursuant to the Sixth Schedule to the Lease where such replacement is reasonably necessary (but where such an item is of superior quality it shall be as near as practicable to the quality of the item being replaced)

                               (iv) interest payments credited to the Sub-tenant
                                    under clause 4.4(b) and credited or paid to any owners or tenants of premises within the Estate under the provisions of clauses similar to the said clause and

                               (v)  any Value Added Tax payable on or in
                                    connection with any such items in paragraphs
                                    (i) (ii) (iii) and (iv) above (so far as not recoverable by the Landlord or the Management Company (as the case may require)) as an input credit but shall exclude:-

                                    (aa)     any capital expenditure for the
                                             initial construction of the Demised
                                             Premises and any building or
                                             erection within the Estate
                                             (including for the avoidance of
                                             doubt those parts of the Estate not
                                             yet built or erected) or for the
                                             initial creation of the Common
                                             Parts and capital expenditure
                                             incurred for the purpose of the
                                             initial establishment of the
                                             services described in the Sixth
                                             Schedule to the Lease

                                    (bb)     any expenditure referable to
                                             operating charges and expenses and
                                             maintenance of any car parks in the
                                             Estate provided however there shall
                                             be included in the Estate
                                             Expenditure a fair and reasonable
                                             proportion of expenditure referable
                                             to the maintenance of common
                                             elements shared between any car
                                             parks and the Common Parts

                                    (cc)     any capital expenditure incurred in
                                             the demolition of any buildings or
                                             erections on the Estate or the
                                             Common Parts and any capital
                                             expenditure incurred in any
                                             replacement or reconstruction of
                                             such buildings or erections save
                                             where (in accordance with the
                                             principles of good estate
                                             management) such demolition
                                             replacement or reconstruction is
                                             necessary in connection
                                             with the provision of the Estate
                                             Services and

                                    (dd)     any costs incurred by the Landlord
                                             in remedying any latent or inherent
                                             defects or shrinkages or other
                                             latent or inherent faults in the
                                             Common Parts of the Estate not
                                             apparent at the date hereof and
                                             which manifest themselves before
                                             30th June 2001

                                    and further there shall be deducted from the foregoing aggregate for the purposes of calculating the Estate Expenditure the following:-

                                    (aaa)   any contributions in respect of
                                            Estate Services or the costs set out
                                            in Part B of the Sixth Schedule to
                                            the Lease recoverable in the
                                            relevant Estate Financial Year under
                                            transfers leases agreements for
                                            lease or other documents imposing
                                            obligations in relation to the
                                            Estate Services relating to premises
                                            which for the Financial Year are not
                                            included within the definition of Y
                                            for the purposes of the definition
                                            of Estate Service Charge Percentage

                                    (bbb)   any revenue received from a third
                                            party (other than an owner or a
                                            tenant in
                                            its capacity as such) (whether under
                                            a lease agreement for lease or some
                                            other deed relating to the Estate
                                            Services the Estate Service Charge
                                            Percentage or the Estate
                                            Expenditure) derived from or in
                                            connection with the rendering of
                                            Estate Services or any activity the
                                            cost of which is included in Part B
                                            of the Sixth Schedule to the Lease
                                            including any insurance proceeds
                                            received by the Management Company
                                            or the Landlord in respect of the
                                            insurance of the Common Parts to the
                                            extent that such insurance proceeds
                                            relate to an item the cost of which
                                            is included in Estate Expenditure

                                    (ccc)   any contribution in respect of the
                                            rendering of any Estate Service or
                                            any activity the cost of which is
                                            included in Part B of the Sixth
                                            Schedule to the Lease recoverable in
                                            the relevant Financial Year where
                                            any such Estate Service or other
                                            activity was provided at the express
                                            request of and to or for the benefit
                                            of one or more owners tenants or
                                            occupiers of the Estate at a time or
                                            in circumstances when or in which
                                            such service or activity would not
                                            have been provided but for such
                                            request regardless of whether such
                                            service or activity is of direct or
                                            indirect benefit to the Sub-tenant
                                            and

                                    (ddd)   interest payments received from the
                                            Sub-tenant under clause 4.4(a) and
                                            from other owners and tenants within
                                            the Estate under the provisions of
                                            clauses similar to the said clause
                                            in relation to Estate Expenditure

                                    (eee)   interest (if any) earned on the
                                            deposit by the Management Company of
                                            on account payments made by tenants
                                            in respect of Estimated Estate
                                            Expenditure

         "Estate Financial Year"

                                    means the period from an Estate Computing
                                    Date to but not including the next
                                    succeeding Estate Computing Date

         "Estate Services"

                                    means the services set out in Part A of the Sixth Schedule of the Lease insofar as the same are attributable to the Estate excluding the Car Park

         "Estate Service Charge     means the figure calculated as follows:-
         Percentage"

                                    X
                                    - x 100
                                    Y
                                    where:-

                                    "X"     =      the Net Internal Area of the
                                                   Demised Premises and

                                    "Y"     =      the aggregate Net Internal
                                                   Areas of the Lettable Areas
                                                   of the buildings built and
                                                   used or intended to be used
                                                   for Retail Use Hotel Use or
                                                   Office Use (as hereinafter
                                                   defined) on those parts of
                                                   the Estate known as parcels
                                                   B-1 DS-7 RT-1 FC-1 FC-2 FC-3
                                                   FC-4 FC-5 and FC-6

                                    PROVIDED THAT as from each Estate Computing
                                    Date during the Term Y shall (in addition to the buildings referred to in the above definition) include the Net Internal Area of the Lettable Areas within each additional building on the Estate used or intended to be used for Office Use Retail Use or Hotel Use where in respect of that building at that Estate Computing Date either:-

                                    (i)  at least two (2) years shall have
                                         elapsed since the issue of a practical
                                         completion certificate for that entire
                                         building under the building contract
                                         relating thereto or

                                    (ii) at least 50% of the Net Internal Area
                                         of the Lettable Areas therein has
                                         become occupied

                                    and PROVIDED FURTHER that the parcels known as B-1 DS-7 RT-1 FC-1 FC-2 FC-3 FC-4 FC-5 and FC-6 shall not be removed from the denominator

         "Estate Surveyor"

                                    has the like meaning as "Building Surveyor" save that the word "Building" in the latter definition shall be deleted and the word "Estate" substituted therefor

        "Estimated Building         means for any Building Financial Year
         Expenditure"

                                    such sum as the Management Company shall notify in writing to the Sub-tenant as a fair and reasonable estimate of the Building Expenditure for such Building Financial Year after deducting any anticipated Building Appropriation (as defined in Clause 4.2(a)) provided that the Management Company may from time to time during any such Building Financial Year notify the Sub-tenant and other tenants and occupiers of the Building in writing of a revised figure for the Estimated Building Expenditure

        "Estimated Car Park         shall have the like meaning as
         Expenditure"

                                    "Estimated Building Expenditure" save that the word "Building" where it appears in the latter definition shall be deleted and the words "Car Park" substituted therefor

        "Estimated Estate           shall have the like meaning as
         Expenditure"

                                    "Estimated Building Expenditure" save that the word "Building" where it appears in the latter definition shall be deleted and the word "Estate" substituted therefor

         "Group Company"

                                    in relation to a company (the "Relevant

                                    Company") means a company within the same group of companies (as that term is defined in Section 42 of the Landlord and Tenant Act
                                    1954) as the Relevant Company

         "Hotel Use"

                                    means use as a hotel including uses within hotels of banqueting rooms conference facilities and areas used for Retail Use within hotels

         "Interest Rate"

                                    means three per cent. (3%) per annum above the Base Rate

         "Landlord"

                                    means the Landlord from time to time under the Lease and includes the person for the time being entitled to the reversion immediately expectant on the determination of the term granted by the Lease

         "Lease"

                                    means an underlease of parts of the Ground and the whole of the First Second Third Fourth Fifth and Sixth floors of the property known as 20 Cabot Square Canary Wharf London E14 (of which the Demised Premises forms part) dated 1995 and made between Canary Wharf Limited (1) Canary Wharf Management Limited (2) Morgan Stanley UK Group (3) and Morgan Stanley Group Inc
                                    (4) for a term of 25 years commencing on 1st
                                    February 1995

         "Lettable Areas"

                                    means those parts of any building (including the Building) leased or intended to be leased to occupational tenants but excluding any parts of such building leased or intended to be leased to public utilities for the purposes of the carrying out of their statutory obligations and the corresponding parts of any building the freehold of which has been sold including parts of such building occupied by the freehold owner of the building or any Group Company of that owner

         "Management Company"

                                    means the party named as "Management
                                    Company" in this Deed or such other company as may be substituted therefor by the Landlord pursuant to Clause 8.6 of the Lease

         "Net Internal Area"

                                    has the meaning given to it by the Code of Measuring Practice published on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Fourth Edition November 1993) and shall be properly determined from time to time by the Estate Surveyor (ignoring works carried out by tenants or occupiers during the subsistence of the lease or underlease in existence at the time of such determination)

         "Office Use"

                                    means use as an office and includes banking halls and trading floors

         "Pipes"

                                    means all pipes sewers drains ducts conduits gutters watercourses wires cables channels flues service corridors trunking and all other conducting media and any ancillary apparatus

         "Quarterly Day"
                                    means each of the first day of January,
                                    first day of April, first day of July and first day of October

        "Relevant Advance           shall mean (as the case may require) the
         Payment"

                                    aggregate of all Estate Payments on Account made in any Estate Financial Year or the aggregate of all Car Park Payments on Account made in any Car Park Financial Year or the aggregate of all Building Payments on Account made in any Building Financial Year

        "Relevant Estimated         means all or any of the Estimated Estate
         Expenditure"

                                    Expenditure the Estimated Car Park
                                    Expenditure and the Estimated Building
                                    Expenditure as the case may require

         "Relevant Expenditure"

                                    means the Estate Expenditure the Car Park
                                    Expenditure or the Building Expenditure as the case may require

        "Relevant Financial         means the Estate Financial Year the Car
         Year"

                                    Park Financial Year or the Building
                                    Financial Year as the case may require

        "Relevant Service           means the accounts the certificate and
         Charge Accounts"

                                    the statements referred to in Clause 4.2 for any Relevant Financial Year

        "Relevant Service           means:-
         Charge Percentage"

                                    (A) in the case of the Building Expenditure
                                        (and the Estimated Building Expendi-
                                        ture) the Building Service Charge
                                        Percentage

                                    (B) in the case of the Car Park Expenditure
                                        (and the Estimated Car Park Expendi-
                                        ture) the Car Park Service Charge
                                        Percentage and

                                    (C) in the case of the Estate Expenditure
                                        (and the Estimated Estate Expenditure)
                                        the Estate Service Charge Percentage

         "Relevant Surveyor"

                                    means the Estate Surveyor the Car Park
                                    Surveyor or the Building Surveyor as the case may require

        "Retail Use"                means use for:-

                                    (A) all types of retailing including
                                        hairdressers snackbars travel agents
                                        funeral directors and showrooms

                                    (B) banks building societies estate agents
                                        betting offices and similar uses where
                                        the services are provided principally to visiting members of the public

                                    (C) restaurants cafes public houses winebars
                                        and food take aways

1.2      In this deed unless otherwise specified:-

         (a) any reference to a clause is a reference to a clause of this Deed and any reference to a sub-clause is to a reference to a sub-clause of the clause in which the reference appears

         (b) headings to clauses are for convenience only and do not affect the interpretation of this Deed

         (c) references to a person shall include a company or other legal entity and words importing the singular number shall include the plural number and vice versa

         (d) words importing persons include firms companies and corporations and vice versa

         (e) words and phrases used in this Deed without further definition shall have the same meanings as are given to them in the Lease save that any reference to "the Demised Premises" shall in this Deed be interpreted as a reference to the Demised Premises as defined in this Deed and

         (f) reference to Value Added Tax include any tax of a similar nature substituted for or levied in addition to Value Added Tax

2.       COVENANT TO PERFORM SERVICES

         The Management Company covenants with the Sub-tenant (subject in each case as provided in Clauses 8.4 8.5 and 8.6 of the Lease) to perform and observe or procure to be performed and observed the Building Services the Car Park Services and the Estate Services in accordance with the provisions of the Lease and to manage the Estate in such manner as shall be in accordance with principles of good estate management

3.       COVENANT TO PAY SERVICE CHARGES

         The Sub-tenant covenants with the Management Company to pay the sums payable in accordance with Clause 4, plus Value Added Tax at the times and in the manner provided herein without any reduction abatement set-off counterclaim or deduction (save those that the Sub-tenant must make by law)

4.       SERVICE CHARGE

4.1 The Sub-tenant covenants with the Management Company to pay to the Management Company:-

         (A) the Relevant Service Charge Percentage (as indicated in the last available certificate by the Relevant Surveyor issued pursuant to Clause 4.2 but subject to the provisions of Clause 4.5 and Clause 4.7) of each of the Relevant Estimated Expenditure in advance by equal quarterly instalments on the

               Quarterly Days during each Relevant Financial Year the first payment of each being a proportionate sum in respect of the period from and including [ ] to the next Quarterly Day to be made on the [ ] and

         (B) (if any of the Relevant Estimated Expenditure is revised as contemplated above) within 14 days after receipt of written demand the Relevant Service Charge Percentage of the amount by which any such revised figure for the Relevant Estimated Expenditure exceeds the figure previously notified to the Sub-tenant

         Each such payment made by the Sub-tenant under this Clause 4.1 being referred to herein as (in the case of the Estimated Estate Expenditure) an "Estate Payment on Account" (in the case of the Estimated Car Park Expenditure) a "Car Park Payment on Account" and (in the case of the Estimated Building Expenditure) a "Building Payment on Account"

4.2 The Management Company shall, as soon as reasonably practicable after the end of each Relevant Financial Year prepare and send to the Sub-tenant:-

         (a) an account or accounts, each duly certified by the Accountant, showing the Estate Expenditure the Car Park Expenditure and the Building Expenditure for each Relevant Financial Year and the amount (if any) which the Management Company has chosen to utilise from the Estate Reserve Fund the Car Park Reserve Fund or the Building Reserve Fund as the case may be in defraying respectively Estate Expenditure Car Park Expenditure or Building Expenditure pursuant to Clause 4.6 (respectively "the Estate Appropriation" "the Car Park Appropriation" and "the Building Appropriation") and containing a fair summary of the various items comprising the Relevant Expenditure

         (b) a certificate or certificates by the Relevant Surveyor showing the Relevant Surveyor's calculation of each Relevant Service Charge Percentage for each Relevant Financial Year containing a fair summary of how such percentage was calculated

         (c) a statement or statements of each Relevant Service Charge Percentage of each Relevant Expenditure for each Relevant Financial Year after taking into account as the case may require the Estate Appropriation the Car Park Appropriation or the Building Appropriation and the same shall (save for obvious error and subject to the provisions of sub-clause 4.2(d)) be conclusive evidence for the purposes of this Deed of all matters of fact referred to in each said account certificate and statement

         (d)   (i)    Subject to the Sub-tenant paying the reasonable and proper costs of the Landlord and the Management Company
                      (including but not limited to the costs of security supervision and assistance) the Sub-tenant may in relation to an account certificate or statement in respect of Estate Expenditure or Building Expenditure or Car Park
                      Expenditure (as referred to in Clause 4.2(a)) within two months of receiving such account certificate or statement
                      (time to be of the essence) by giving written notice to the Landlord and the Management Company have access to and to inspect the service charge books of account for (or the electronic equivalent thereof) and all vouchers receipts invoices and other documentation relevant to the calculation of the relevant expenditure for that Relevant
                      Financial Year and the two immediately preceding Financial
                      Years for the purpose of inspection and verification provided always that such right may not be exercised more frequently than once in any period of three years

               (ii) At any time within ninety (90) days after the Sub-tenant has access to inspect the books of account pursuant to paragraph (i) the Sub-tenant may by notice to the Management Company dispute that Relevant Service Charge Account on the basis that any item of expenditure or part thereof has been improperly included in such account and the Sub-tenant shall set out the reasons for the dispute in such notice and the items in dispute provided that if the Sub-tenant does not give any such notice within the said period (as to which time shall be of the essence) it shall be deemed to have agreed the relevant Relevant Service Charge Account

               (iii) In the event that the Sub-tenant and the Management Company are unable to agree upon the items disputed by the Sub-tenant in this notice under Sub-clause (ii) then either of them may require the dispute to be referred to an independent expert (acting as such) who shall be a chartered surveyor with not less than ten (10) years' experience of managing substantial multi-tenanted properties and who shall be appointed in default of agreement on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy and if such independent expert shall be or become unable or unwilling to act the referral procedure referred to in this clause may be repeated as many times as may be necessary provided that for the avoidance of doubt it is agreed that the Management Company may require to have included in the Relevant Service Charge Account during the reference to the independent expert any item of expenditure which may properly be included in Relevant Expenditure for the year in question but which had been inadvertently omitted

              (iv) The costs of any expert appointed shall be borne as he shall direct Provided that in the event that the expert determines that the Relevant Service Charge Percentage of Relevant Expenditure in any disputed Relevant Service Charge Account should be reduced by less than five per cent. (5%) or should be increased the parties agree that the costs of the expert are to be borne by the Sub-tenant in any event unless the Management Company shall have required the inclusion of any item pursuant to the proviso in sub-clause (iii) above in which case the costs of any expert shall be borne as he shall direct

              (v) Notwithstanding any dispute that the Sub-tenant shall pay the amount demanded in respect of the Relevant Service Charge Percentage of the Relevant Expenditure in the Relevant Service Charge Account and in the event that the expert determines the Relevant Service Charge

                      Percentage of the Relevant Expenditure to be a lower or higher sum than that specified in the disputed Relevant Service Charge Account then the Management Company shall forthwith issue a duly corrected Relevant Service Charge Account and either the Management Company shall refund within fourteen (14) days of the issue of such corrected Relevant Service Charge Account all service charges overpaid by the tenant or the Sub-tenant shall within fourteen (14) days of receipt of the corrected Relevant Service Charge Account pay the balance due to the Management Company as the case may require

4.3 For the purposes of Clause 4.1 until such time as a certificate is issued by the Relevant Surveyor pursuant to Clause 4.2 the Estate Service Charge Percentage shall be [ %] the Car Park Service Charge Percentage shall be [ %] and the Building Service Charge Percentage shall be [ %]

4.4      (a)   If the Relevant Service Charge Percentage of the Relevant
               Expenditure for any Relevant Financial Year (after taking into account as the case may require the Estate Appropriation the Car
               Park Appropriation or the Building Appropriation) shall exceed the Relevant Advance Payment for that Relevant Financial Year the excess together with interest thereon at the Base Rate calculated from and including as the case may require the Estate Computing
               Date the Car Park Computing Date or the Building Computing Date next following the end of that Relevant Financial Year until the date of payment shall be paid by the Sub-tenant to the Management
               Company within 14 days of receipt by the Sub-tenant of written demand or

         (b) If the Relevant Service Charge Percentage of the Relevant Expenditure for any Relevant Financial Year (after taking into account as the case may require the Estate Appropriation the Car Park Appropriation or the Building Appropriation) shall be less than the Relevant Advance Payment for that Relevant Financial Year the overpayment made by the Sub-tenant together in each case with interest thereon at the Base Rate calculated as aforesaid up to the date when the next Relevant Advance Payment on Account is due shall be credited to the Sub-tenant against the next Estate Payment on Account Car Park Payment on Account or

               Building Payment on Account as the case may require

4.5 Any omission by the Management Company to include in Relevant Expenditure in any Relevant Financial Year a sum expended in that Relevant Financial Year shall not preclude the Management Company from including such sum in Relevant Expenditure in any of the three immediately subsequent Relevant Financial Years

4.6      (a)   Each of the Estate Reserve Fund the Car Park Reserve Fund and
               the Building Reserve Fund shall be held upon trust during the period of eighty (80) years from the date of the Lease (which shall be the perpetuity period applicable hereto) respectively for the persons who from time to time shall be owners tenants or occupiers of the Estate the Car Park or the Building and each shall be held in a separately designated interest bearing bank account (and the Landlord and/or the Management Company shall notify the bank or procure that the bank is notified of such trust) and the Landlord or the Management Company shall utilise the same with interest accruing thereon but after deducting tax payable thereon and on such interest in defraying expenditure of the nature referred to in part (ii) of the definition of Building Expenditure (in the case of the Building Reserve Fund) and in the corresponding paragraphs of the definitions of Estate
               Expenditure and Car Park Expenditure (in the case of the Estate
               Reserve Fund and Car Park Reserve Fund respectively) and at the expiry of such perpetuity period the sums standing to the credit of each of the Estate Reserve Fund the Car Park Reserve Fund and the Building Reserve Fund and unexpended shall be paid respectively to the persons who shall then be the tenants of the Estate the Car Park or the Building in shares equal to their respective Relevant Service Charge Percentages the Management
               Company being entitled absolutely to any share payable in respect of:-

              (i)     any Lettable Area which is unlet at such time and

              (ii) any Car Parking Spaces which are not allocated for use by any persons at such time

         (b) The Management Company shall procure that upon the service by the Landlord of notice under Clause 8.6 of the Lease

               (insofar as the same shall relate to the Estate Services) the Estate Reserve Fund and (insofar as the same shall relate to the Car Park Services) the Car Park Reserve Fund and (insofar as the same shall relate to the Building Services) the Building Reserve Fund (or in each case so much thereof as remains after the defraying of such expenditure as aforesaid) shall be transferred to the Landlord or any other company nominated by the Landlord in such notice to be held upon the relevant trusts referred to in this Clause 4.6 and upon the terms herein mentioned

4.7 If at any time or times during the subsistence of this Deed the Management Company considers that circumstances have arisen making the Relevant Service Charge Percentage or the formula for calculating the same on the basis contemplated in the definition thereof unreasonable or inequitable the Management Company may give written notice to the Sub-tenant requiring a variation to the Relevant Service Charge Percentage or the said formula which is fair and reasonable in all the circumstances and in the event of there being any dispute regarding such variation to the Relevant Service Charge Percentage the matter shall be referred to a single Arbitrator to be appointed in default of agreement upon the application of the Management Company or the Sub-tenant by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1950 to 1979

 4.8 The Management Company may in its reasonable discretion having regard to the interests of good estate management discontinue withhold add to commence extend vary or make any alterations to any of the Estate Services the Car Park Services or the Building Services or any of the items referred to in Part B of the Sixth and Seventh Schedules to the Lease from time to time if the Management Company shall reasonably deem it desirable to do so in the interests of (or for the comfort of) the owners and tenants on or for the efficient management security and operation of the Estate the Car Park or the Building (as the case may be) or for any other reason in the interests of good estate management

4.9 The Sub-tenant covenants with the Management Company that the Sub-tenant will pay within fourteen (14) days of receipt by the Sub-tenant of written demand such charge as may reasonably be determined by the Management Company in respect of any service (whether or not constituting an Estate Service a Car Park Service or a Building Service) provided at the request of the Sub-tenant to or for the benefit of the Sub-tenant (whether or not exclusively) at a time or in circumstances when or in which such service would not have been provided but for such request

4.10 The provisions of this Clause shall continue to apply notwithstanding the expiration or sooner determination of the term of the lease or other tenancy pursuant to which the Sub-tenant occupies the Demised Premises but only in respect of the period down to such expiration or sooner determination the Relevant Service Charge Percentage of the Relevant Expenditure payable for that Relevant Financial Year being apportioned for the said period on a daily basis

[4.11 Notwithstanding the foregoing provisions of this Clause 4 in calculating the Building Service Charge Percentage of the Estimated Building Expenditure and the Building Service Charge Percentage of the Building Expenditure the amounts payable by the Sub-tenant shall until such time as the Dedicated Lobby becomes part of the Common Parts of the Building be adjusted to the intent that the Sub-tenant shall pay [a pro-rata proportion by reference to the area of the Demised Premises to the area of the premises demised by the Lease] of such Building Expenditure incurred by the Landlord and/or the Management Company and properly attributable to the Dedicated Lobby and the Dedicated Lifts and no part of such Building Expenditure attributable to the entrance lobby at the eastern side of the Building and the passenger lifts lift shafts and plant apparatus and equipment relating thereto in the eastern core of the Building]

5.       SERVICE OF NOTICES ON TENANT

         The Management Company shall provide to the Tenant under the Lease a copy of every Relevant Service Charge Account and every notice which the Management Company serves on the Sub-tenant at the same time as and whenever such account or notice is given by the Management Company to the Sub-tenant and such account and copy notice shall be addressed to the Tenant under the Lease at the address last furnished to the Management Company and no notice to the Sub-tenant shall be deemed to have been given by the Management Company unless and until a copy thereof shall have been so given to the Tenant under the Lease and the Management Company will accept performance by the Tenant under the Lease of any covenant condition or agreement on the Sub-tenant's part contained in this Deed

6.       TERMINATION

6.1 If during the subsistence of this Deed the Sub-tenant shall fail to make payment of the Relevant Service Charge Percentage of the Relevant Expenditure within twenty-eight (28) days after the relevant Quarterly Day or (as the case may be) the date of service of the first demand on the Sub-tenant for payment of it then the Management Company shall be entitled to serve notice of that default on the Sub-tenant and if the Sub-tenant has not within a period of twenty-eight (28) days from the date of service of the notice made payment of the Relevant Service Charge Percentage of the Relevant Expenditure the Management Company shall be entitled to determine this Deed by notice to the Sub-tenant but without prejudice to the rights or remedies of the Management Company or the Sub-tenant against the other

6.2 The provisions of this Deed shall in any case terminate forthwith upon the expiration or determination of the lease or other tenancy pursuant to which the Sub-tenant occupies the Demised Premises unless upon such expiration or other determination the Sub-tenant is granted a new tenancy or enters into a new arrangement for its continued occupancy of the Demised Premises or unless it continues to occupy pursuant to any statutory continuation or extension of its tenancy or occupancy arrangement

6.3 The Sub-tenant shall be entitled to determine this Deed at any time by service of written notice on the Management Company and upon service of such notice this Deed shall forthwith determine

7.       INTEREST ON ARREARS

         Without prejudice to any other right remedy or power contained in this Deed or otherwise available to the Management Company if any sum of money payable by the Sub-tenant to the Management Company remains unpaid for fourteen
(14) days after the date when payment was due the Sub-tenant shall pay interest on it at the Interest Rate from and including the date on which payment was due to the date of payment to the Management Company (both before and after any judgment) and for the avoidance of doubt a payment under this Deed shall be deemed due from the date of written demand for it Provided that if any such sum is not paid as a result of a bona fide dispute between the Management Company and the Sub-tenant then interest shall be payable at Base Rate and not at the Interest Rate from the date on which the sum becomes payable until the end of a period of fourteen
(14) days from the date on which the dispute is resolved or determined

8.       NOTICES

8.1 Any demand or notice required to be made given to or served on the Sub-tenant under this Deed shall be in writing and shall be duly and validly made given or served if addressed to the Sub-tenant (and if there shall be more than one of them then any one of them) and delivered personally or sent by pre-paid registered or recorded delivery mail or sent by telex or fax addressed to its registered or principal office

8.2 Any notice required to be given to or served on the Management Company shall be in writing and shall be duly and validly given or served if sent by pre-paid registered or recorded delivery mail or sent by telex or fax addressed to the Management Company at its registered or principal office

9.       CHOICE OF GOVERNING LAWS

         This Deed shall be governed by and construed in accordance with English Law

10.      COUNTERPART

         This Deed may be executed in any number of counterparts and by the parties on separate counterparts each of which shall constitute an original but all the counterparts shall together constitute but one and the same document

IN WITNESS of which this Deed has been executed and has been delivered on the date which appears first on page 1

THE COMMON SEAL of the               )
MANAGEMENT COMPANY was affixed to    )
this Deed in the presence of:-       )

                                     Director

                                     Director/Secretary

THE COMMON SEAL of the               )
[SUB-TENANT] was affixed to this     )
Deed in the presence of:-            )

                                     Director

                                     Director/Secretary

ON LEASE

THE COMMON SEAL of CANARY            )
WHARF LIMITED was affixed in         )
the presence of:-                    )

                                     Director

                                     Secretary

ON COUNTERPART

THE COMMON SEAL of CANARY            )
WHARF MANAGEMENT LIMITED was         )
affixed in the presence of:-         )

                                     Director

                                     Secretary

 THE COMMON SEAL of MORGAN           )
STANLEY UK GROUP was affixed in      )
the presence of:-                    )

                                     Director

                                     Director

THE CORPORATE SEAL of                )
MORGAN STANLEY GROUP INC             )
was affixed in the presence:-        )

                                     Director

                                     Director

                                   ANNEXURE 2
                                 DEED OF RELEASE

THIS DEED OF RELEASE is made the [    ] day of [             ] [    ]

BETWEEN

(1)      [               ] (Company Registration No. [           ]) whose
         registered office is at [                                      ]
         (hereinafter called the "Landlord")

(2)      [               ] (Company Registration No. [           ]) whose
         registered office is at [                                      ]
         (hereinafter called the "Tenant")

WHEREAS

1. This Deed is supplemental to an underlease of the premises known as part ground and first to sixth floors of 20 Cabot Square Canary Wharf (the
"Premises") dated [            ] 19[   ] and made between Canary Wharf Limited
(1) Canary Wharf Management Limited (2) Morgan Stanley UK Group (3) and
Morgan Stanley Group Inc. (4) (the "Lease").

2. The reversion immediately expectant on the term of years granted by the Lease [remains vested[ OR [is now vested] in the Landlord and the residue of the said term [remains vested[ OR [is now vested] in the Tenant.

3. The Tenant was released from all future liability pursuant to the Lease in
accordance with Clause 8.17 of the Lease with effect from and including [      ]
and it is a requirement of that clause that the Landlord should enter into this deed in order to record such release.

 NOW THIS DEED WITNESSETH as follows:

1. The Landlord hereby releases absolutely with effect from and including
[      ] the Tenant from all of its obligations contained in and all liabilities whatsoever pursuant to the Lease or any other deed or document supplemental to the Lease and all damages actions proceedings costs claims demands and expenses arising from such obligations and liabilities but without prejudice to any claim which the Landlord may have in respect of any antecedent breach of covenant by the Tenant.

2. It is hereby certified that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration exceeds [60,000 pounds sterling].

IN WITNESS WHEREOF the parties have executed this document as a Deed the day and year first before written.


                                      INDEX
                                      -----
CLAUSE                                                                      PAGE
- ------                                                                      ----
1.       DEFINITIONS

2.       INTERPRETATION

3.       DEMISE AND RENTS

4.       TENANT'S COVENANTS
         4.1   Rents
         4.2   Interest on arrears
         4.3   Outgoings
         4.4   Utility authorities
         4.5   Repairs
         4.6   Plant and machinery
         4.7   Decorations
         4.8   Cleaning
         4.9   Yield up
         4.10  Rights of entry by Landlord and the
               Management Company
         4.11  To comply with notices
         4.12  Overloading floors and services and
               installation of wiring etc.
         4.13  Pipes
         4.14  Cooking
         4.15  Dangerous materials and use of machinery
         4.16 Heating cooling and ventilation and other systems
         4.17  User
         4.18  Alterations signs and visual amenity
         4.19  Works carried out to the Demised Premises
         4.20  Alienation
         4.21  Registration of dispositions
         4.22  Disclosure of information
         4.23  Landlord's costs
         4.24  Statutory requirements
         4.25  Planning Acts
         4.26  Statutory notices
         4.27  Defective premises
         4.28  Fire precautions and equipment etc.
         4.29  Encroachments and easements
         4.30  Reletting and sale notices
         4.31  Value Added Tax
         4.32  Regulations
         4.33  Covenants affecting reversion
         4.34  Notification of local employees
         4.35  Docklands Light Railway

5.       LANDLORD AND MANAGEMENT COMPANY'S COVENANTS
         RELATING TO SERVICES

6.       LANDLORD'S COVENANTS
         6.1   Quiet enjoyment
         6.2   Guarantee of Management Company's Obligations
         6.3   Superior Title

         6.4   Atrium Dedicated Lobby and Dedicated Lifts
         6.5   Facilities
         6.6   Notification of Numbers of Local Employees
         6.7   Value Added Tax
         6.8   Naming rights

7.      INSURANCE
        7.1    Landlord to insure
        7.2    Commissions and restriction on Tenant insuring
        7.3    Tenant's Works


     7.4    Landlord's fixtures
     7.5    Landlord to produce evidence of insurance
     7.6    Cesser of rent
     7.7    Destruction of the Building
     7.8    Option to determine
     7.9    Payment of insurance moneys refused
     7.10   Insurance becoming void
     7.11   Requirements of insurers
     7.12   Notice by Tenant

8.   PROVISOS
     8.1    Forfeiture
     8.2    No implied easements
     8.3    Exclusion of warranty as to user
     8.4    Landlord's and Management Company's obligations
     8.5 Exclusion of Landlord's and Management Company's liability
     8.6 Right for Landlord to perform or to nominate another company to perform Management Company's obligations
     8.7    Development of Adjoining Property
     8.8    Exclusion of statutory compensation
     8.9    Use of premises outside Business Hours
     8.10   Notices
     8.11   Invalidity of certain provisions
     8.12   Plans drawings etc.
     8.13   Confidentiality provision
     8.14   Waiver etc. of regulations
     8.15   Applicable Law and Jurisdiction
     8.16   Representations
     8.17   Cesser of Liability

9.      SERVICE CHARGE

10.     OPTION TO TERMINATE

11.     LANDLORD'S FURTHER PAYMENT

12.     SERVICE CHARGE DEED

FIRST SCHEDULE
Rights Granted

SECOND SCHEDULE
Exceptions and Reservations

THIRD SCHEDULE
Rent Reviews

FOURTH SCHEDULE
Covenants by the Surety

FIFTH SCHEDULE
Matters to which the Demised Premises are subject

SIXTH SCHEDULE
Car Park Services and Estate Services

SEVENTH SCHEDULE
Building Services

EIGHTH SCHEDULE
Form of the Service Charge Deed to be executed under Clause 12

Annexure

Specification

Deed of Release

Minimum Standard Developer's Finish

                              LEASE PARTICULARS


1.       DATE:                                          day of               199

2.       LEASE OR UNDERLEASE:                       Underlease

3.       PARTIES

         (a)   LANDLORD:
                                                    CANARY WHARF LIMITED whose
                                                    registered office is at One
                                                    Canada Square Canary Wharf
                                                    London E14 5AB (Company
                                                    registration number
                                                    1971312)

         (b)   MANAGEMENT COMPANY:
                                                    CANARY WHARF MANAGEMENT
                                                    LIMITED whose registered
                                                    office is at One Canada
                                                    Square Canary Wharf London
                                                    E14 5AB (Company
                                                    registration number 2067510)

         (c)   TENANT:
                                                    MORGAN STANLEY UK GROUP
                                                    whose registered office is
                                                    at 25 Cabot Square Canary
                                                    Wharf London E14 8QA
                                                    (Company registration number
                                                    1281415)

         (d)   SURETY:
                                                    MORGAN STANLEY GROUP INC a
                                                    Corporation incorporated
                                                    under the laws of the State
                                                    of Delaware having an office
                                                    at 1251 Avenue of the
                                                    Americas New York New York
                                                    10020

4.       DEMISED PREMISES:
                                                    Those parts of the Ground
                                                    and the whole of the First
                                                    Second Third Fourth Fifth
                                                    and Sixth floors of the
                                                    Building shown for the
                                                    purpose of identification
                                                    only edged red



                                                    and in part hatched green on
                                                    plans 2 3 4 5 6 7 and 8 and
                                                    after any surrender and
                                                    determination of any part of
                                                    the Demised Premises
                                                    pursuant to Clause 10 the
                                                    Demised Premises shall be
                                                    those parts of the Building
                                                    which remain subject to this
                                                    Lease

5.       BUILDING:
                                                    ALL THAT land and premises
                                                    including (if any) the
                                                    dockbed and water thereover
                                                    the quayside and the parts
                                                    of the dock walls located
                                                    therein known as 20 Cabot
                                                    Square Canary Wharf West
                                                    India Docks Isle of Dogs
                                                    London E14 and more
                                                    particularly shown edged red
                                                    on Plan 1 together with the
                                                    Building erected thereon

6.       TERM and TERM                              25 years commencing on 1st
                                                    February

         COMMENCEMENT DATE:                         1995

7.       INITIAL RENT:
                                                    For each of the first three
                                                    years of the Term THIRTY
                                                    SEVEN THOUSAND FIVE HUNDRED
                                                    POUNDS (37,500 pounds
                                                    sterling) and thereafter
                                                    FIVE MILLION ONE
                                                    HUNDRED AND SIXTY SEVEN
                                                    THOUSAND THREE HUNDRED AND
                                                    THIRTY EIGHT POUNDS
                                                    (5,167,338 pounds sterling)

8.       RENT COMMENCEMENT DATE:
                                                    1st February 1995

9.       RENT REVIEW DATES:
                                                    1st February 2005 and every
                                                    fifth anniversary of such
                                                    day during the Term

 10.     ESTATE SERVICE CHARGE                      The percentage to be
         PERCENTAGE:                                established

                                                    pursuant to Clause 9.1(n)
                                                    (subject
                                                    to Clause 9.8)

11.      CAR PARK SERVICE CHARGE                    The percentage to be
         PERCENTAGE:                                established

                                                    pursuant to Clause 9.1(i)
                                                    (subject to Clause 9.8)

12.      BUILDING SERVICE CHARGE                    The percentage to be
         PERCENTAGE:                                established

                                                    pursuant to Clause 9.1(d)
                                                    (subject to Clause 9.8)

13.      DECORATION YEARS:
                                                    The year ending 31st January
                                                    2000 and thereafter every
                                                    subsequent fifth year of the
                                                    Term

14.      PERMITTED USER:
                                                    Offices including banking
                                                    halls and trading floors
                                                    together with associated
                                                    kitchen restaurant and
                                                    recreational facilities and
                                                    any other uses ancillary to
                                                    any of these uses as
                                                    required from time to time
                                                    by the Tenant